SECOND
                       AMENDED AND RESTATED
                         CREDIT AGREEMENT

                           by and among

                        SAKS INCORPORATED

                           as Borrower,

                     BANK OF AMERICA, N. A.,
                     as Administrative Agent,

           MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                               and
                    THE CHASE MANHATTAN BANK,
                    as Co-Syndication Agents,

                         CITIBANK, N.A.,
                      as Documentation Agent

                               and

            The Lenders from time to time party hereto

                         August 26, 1999

                 BANC OF AMERICA SECURITIES LLC,
            as Sole Lead Arranger and Co-Book Manager
                               and
            MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                               and
                      CHASE SECURITIES, INC.
                               and
                   SALOMON SMITH BARNEY INC.,
                       as Co-Book Managers



                        TABLE OF CONTENTS

                                                             Page
                                                             ----
ARTICLE I - Definitions and Terms
1.01  Definitions. . . . . . . . . . . . . . . . . . . . . . . .1
1.02  Accounting Terms . . . . . . . . . . . . . . . . . . . . 26
1.03  Terms Consistent . . . . . . . . . . . . . . . . . . . . 26

ARTICLE II - Revolving Credit Loans
2.01  Revolving Credit Loans . . . . . . . . . . . . . . . . . 27
2.02  Swing Line . . . . . . . . . . . . . . . . . . . . . . . 29
2.03  Competitive Bid Loans. . . . . . . . . . . . . . . . . . 30
2.04  Payment of Interest. . . . . . . . . . . . . . . . . . . 33
2.05  Payment of Principal . . . . . . . . . . . . . . . . . . 34
2.06  Payments; Non-Conforming Payments. . . . . . . . . . . . 34
2.07  Borrower's Account . . . . . . . . . . . . . . . . . . . 35
2.08  Notes. . . . . . . . . . . . . . . . . . . . . . . . . . 35
2.09  Pro Rata Payments. . . . . . . . . . . . . . . . . . . . 35
2.10  Reductions . . . . . . . . . . . . . . . . . . . . . . . 36
2.11  Conversions and Elections of Subsequent Interest Periods 36
2.12  Facility Fees and Utilization Premium. . . . . . . . . . 37
2.13  Deficiency Loans . . . . . . . . . . . . . . . . . . . . 37
2.14  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . 38
2.15  Additional Fees. . . . . . . . . . . . . . . . . . . . . 38
2.16  Intraday Funding . . . . . . . . . . . . . . . . . . . . 38

ARTICLE III - Letters of Credit
3.01  Letters of Credit. . . . . . . . . . . . . . . . . . . . 40
3.02  Reimbursement. . . . . . . . . . . . . . . . . . . . . . 40
3.03  Letter of Credit Fee . . . . . . . . . . . . . . . . . . 43
3.04  Administrative Fees. . . . . . . . . . . . . . . . . . . 44
3.05  Existing Letters of Credit . . . . . . . . . . . . . . . 44

ARTICLE IV - Change in Circumstances
4.01  Increased Cost and Reduced Return. . . . . . . . . . . . 45
4.02.  Limitation on Types of Loans. . . . . . . . . . . . . . 46
4.03  Illegality . . . . . . . . . . . . . . . . . . . . . . . 46
4.04  Treatment of Affected Loans. . . . . . . . . . . . . . . 47
4.05  Compensation . . . . . . . . . . . . . . . . . . . . . . 47
4.06  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE V - Conditions to Making Loans and Issuing Letters of
Credit
5.01 Conditions of Initial Loan and Issuance of Letters of
     Credit. . . . . . . . . . . . . . . . . . . . . . . . . . 51
5.02  Conditions of Loans. . . . . . . . . . . . . . . . . . . 53

ARTICLE VI - Representations and Warranties
6.01  Representations and Warranties . . . . . . . . . . . . . 54

ARTICLE VII - Affirmative Covenants
7.01  Financial Reports, Etc.. . . . . . . . . . . . . . . . . 61
7.02  Maintain Properties. . . . . . . . . . . . . . . . . . . 62
7.03  Existence, Qualification, Etc. . . . . . . . . . . . . . 62
7.04  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . 62
7.05  Insurance. . . . . . . . . . . . . . . . . . . . . . . . 62
7.06  True Books . . . . . . . . . . . . . . . . . . . . . . . 63
7.07  Right of Inspection. . . . . . . . . . . . . . . . . . . 63
7.08  Observe All Laws; Licenses . . . . . . . . . . . . . . . 63
7.09  Covenants Extending to Subsidiaries. . . . . . . . . . . 63
7.10  Officer's Knowledge of Default . . . . . . . . . . . . . 63
7.11  Suits or Other Proceedings . . . . . . . . . . . . . . . 63
7.12 Notice of Discharge of Hazardous Material or
     Environmental Complaint . . . . . . . . . . . . . . . . . 63
7.13  Environmental Compliance . . . . . . . . . . . . . . . . 64
7.14  Year 2000 Notice . . . . . . . . . . . . . . . . . . . . 64
7.15  Further Assurances . . . . . . . . . . . . . . . . . . . 64
7.16  Benefit Plans. . . . . . . . . . . . . . . . . . . . . . 64
7.17  Continued Operations . . . . . . . . . . . . . . . . . . 65
7.18  New Subsidiaries . . . . . . . . . . . . . . . . . . . . 65

ARTICLE VIII - Negative Covenants
8.01  Consolidated Net Worth . . . . . . . . . . . . . . . . . 67
8.02  Consolidated Fixed Charge Ratio. . . . . . . . . . . . . 67
8.03 Consolidated Funded Total Indebtedness to Consolidated
     EBITDA. . . . . . . . . . . . . . . . . . . . . . . . . . 67
8.04  Indebtedness . . . . . . . . . . . . . . . . . . . . . . 67
8.05  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . 69
8.06  Transfer of Assets . . . . . . . . . . . . . . . . . . . 70
8.07  Investments; Acquisitions. . . . . . . . . . . . . . . . 70
8.08  Merger or Consolidation. . . . . . . . . . . . . . . . . 71
8.09  Transactions with Affiliates . . . . . . . . . . . . . . 71
8.10  Benefit Plans. . . . . . . . . . . . . . . . . . . . . . 72
8.11  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . 72
8.12  Dissolution, etc.. . . . . . . . . . . . . . . . . . . . 72
8.13  Rate Hedging Obligations . . . . . . . . . . . . . . . . 72

ARTICLE IX - Events of Default and Acceleration
9.01  Events of Default. . . . . . . . . . . . . . . . . . . . 74
9.02  Agent to Act . . . . . . . . . . . . . . . . . . . . . . 77
9.03  Cumulative Rights. . . . . . . . . . . . . . . . . . . . 77
9.04  No Waiver. . . . . . . . . . . . . . . . . . . . . . . . 78
9.05  Allocation of Proceeds . . . . . . . . . . . . . . . . . 78

ARTICLE X - The Agent
10.01.  Appointment, Powers, and Immunities. . . . . . . . . . 79
10.02.  Reliance by Agent. . . . . . . . . . . . . . . . . . . 79
10.03.  Defaults . . . . . . . . . . . . . . . . . . . . . . . 79
10.04.  Rights as Lender . . . . . . . . . . . . . . . . . . . 80
10.05.  Indemnification. . . . . . . . . . . . . . . . . . . . 80
10.06.  Non-Reliance on Agent and Other Lenders. . . . . . . . 80
10.07.  Resignation of Agent . . . . . . . . . . . . . . . . . 81

ARTICLE XI - Miscellaneous
11.01  Assignments and Participations. . . . . . . . . . . . . 82
11.02  Notices . . . . . . . . . . . . . . . . . . . . . . . . 83
11.03  Confidentiality . . . . . . . . . . . . . . . . . . . . 85
11.04  Right of Setoff; Adjustments. . . . . . . . . . . . . . 85
11.05  Survival. . . . . . . . . . . . . . . . . . . . . . . . 86
11.06  Expenses. . . . . . . . . . . . . . . . . . . . . . . . 86
11.07  Amendments and Waivers. . . . . . . . . . . . . . . . . 86
11.08  Counterparts. . . . . . . . . . . . . . . . . . . . . . 86
11.09  Termination . . . . . . . . . . . . . . . . . . . . . . 87
11.10  Governing Law . . . . . . . . . . . . . . . . . . . . . 87
11.11  Indemnification . . . . . . . . . . . . . . . . . . . . 87
11.12  Headings and References . . . . . . . . . . . . . . . . 89
11.13  Severability. . . . . . . . . . . . . . . . . . . . . . 89
11.14  Entire Agreement. . . . . . . . . . . . . . . . . . . . 89
11.15  Agreement Controls. . . . . . . . . . . . . . . . . . . 89
11.16  Usury Savings Clause. . . . . . . . . . . . . . . . . . 89
11.17  Reserved. . . . . . . . . . . . . . . . . . . . . . . . 90
11.18  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . 90
11.19  Removal of Lenders. . . . . . . . . . . . . . . . . . . 90
11.20  Guaranty Terminations.. . . . . . . . . . . . . . . . . 91
11.21 Special Funding Option.. . . . . . . . . . . . . . . . . 91

          EXHIBIT A Commitments    . . . . . . . . . . . . . .A-1
          EXHIBIT B Form of Assignment and Acceptance. . . . .B-1
          EXHIBIT C Notice of Appointment (or Revocation) of
          Authorized Representative. . . . . . . . . . . . . .C-1
          EXHIBIT D Form of Borrowing Notice--Revolving
          Credit Loans and Swing Line Loans and/or
          Competitive Bid Quote Request. . . . . . . . . . . .D-1
          EXHIBIT E [Reserved] . . . . . . . . . . . . . . . .E-1
          EXHIBIT F Form of Competitive Bid Quote. . . . . . .F-1
          EXHIBIT G Form of Guaranty Agreement . . . . . . . .G-1
          EXHIBIT H Form of Guarantor Joinder Agreement. . . .H-1
          EXHIBIT I Form of Revolving Credit Notes . . . . . .I-1
          EXHIBIT J Form of Competitive Bid Notes. . . . . . .J-1
          EXHIBIT K Form of Swing Line Note. . . . . . . . . .K-1
          EXHIBIT L Form of Interest Rate Selection Notice
          (Five Year Facility) . . . . . . . . . . . . . . . .L-1
          EXHIBIT M Form of Opinion of Counsel to the
          Borrower and Counsel to the Guarantors . . . . . . .M-1
          EXHIBIT N Form of Compliance Certificate . . . . . .N-1
          EXHIBIT O Form of LC Account Agreement . . . . . . .O-1

          Schedule 6.01(d)    Subsidiaries
          Schedule 6.01(f)    Contingent Liabilities
          Schedule 6.01(g)    Liens
          Schedule 6.01(h)    Tax Matters
          Schedule 6.01(j)    Litigation
          Schedule 6.01(m)    Patents
          Schedule 6.01(o)    Consents
          Schedule 8.04       Indebtedness



           SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 26, 1999 (the "Agreement"), is made by and among:

     SAKS INCORPORATED, a Tennessee corporation having its principal place of business in Birmingham, Alabama (the
"Borrower"); and

     Each lender executing and delivering a signature page hereto and each other lender which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.01 hereof (hereinafter such lenders may be referred to individually as a "Lender" or collectively as the "Lenders"); and

     BANK OF AMERICA, N. A., a national banking association organized and existing under the laws of the United States of America ("Bank of America"), in its capacity as Administrative Agent for the Lenders (in such capacity, the "Agent"); and

     MORGAN GUARANTY TRUST COMPANY OF NEW YORK and THE CHASE
MANHATTAN BANK, each in its capacity as Co-Syndication Agents and CITIBANK, N.A., in its capacity as Documentation Agent;

                       W I T N E S S E T H:

     WHEREAS, the Borrower, the Agent and certain of the Lenders are party to that certain Amended and Restated Credit Agreement dated as of September 17, 1998 (the "Existing Credit Agreement");
and

     WHEREAS, the Borrower has requested that the Lenders amend and restate the Existing Credit Agreement; and

     WHEREAS, the Lenders and the Agent are willing to amend and restate the Existing Credit Agreement and to continue to make certain credit facilities available to the Borrower upon the terms and conditions set forth herein;

     NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

                            ARTICLE I

                      Definitions and Terms

     1.01 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

          "Absolute Rate" has the meaning assigned thereto in
     Section 2.03(c)(ii)(C) hereof.
          "Acquisition" means the acquisition, including without limitation by means of merger or consolidation, by the Borrower or any Subsidiary of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, (ii) assets of another Person which constitute all or substantially all of the assets of such Person or (iii) a Business Unit.

          "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of (i) the quotient obtained by dividing (x) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (y) the difference of 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period plus (ii) the Applicable Interest Addition.

          "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower, or (iii) 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting stock, by contract or otherwise.

          "Affiliate Transaction" has the meaning assigned thereto in Section 8.09 hereof.

          "Alternative Rating Agency" has the meaning assigned to such term in the definition of "Applicable Interest
     Addition" in Section 1.01 hereof.

          "Applicable Commitment Percentage" means, at any time for each Lender with respect to the Revolving Credit Facility (including its Participations and its obligations hereunder to the Issuing Bank and Swing Line Lender to acquire Participations), a fraction (expressed as a percentage), (i) the numerator of which shall be the amount of such Lender's Revolving Credit Commitment at such date of determination (which Revolving Credit Commitment for each Lender as of the Closing Date is set forth in Exhibit A attached hereto and incorporated herein by reference), and (ii) the denominator of which shall be the Total Revolving Credit Commitment at such date of determination; provided, that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.01 hereof.

          "Applicable Facility Fee" means, at any time, that percent per annum set forth in the table below corresponding to the Level at which the Applicable Interest Addition is then determined in accordance with the definition thereof:

                                                 Applicable
                             Level             Facility Fee
                             -----             ------------
                               I                  0.225%
                              II                  0.200%
                              III                  0.150%
                              IV                  0.125%
                               V                  0.100%


Any change in the Level at which the Applicable Interest Addition is determined shall result in a corresponding and simultaneous change in the Applicable Facility Fee. As of the date hereof, the initial Applicable Facility Fee equals 0.150%.

     "Applicable Interest Addition" means, for each Eurodollar Loan and with respect to the fee per annum set forth in Section 3.03(i) hereof, that percent per annum set forth below in the applicable column, which shall be (i) determined based upon the rating of each rated class of the Borrower's long-term, senior unsecured Indebtedness for Money Borrowed, including without limitation Indebtedness hereunder and, if no such Indebtedness is then outstanding, a class of long-term, senior unsecured Indebtedness for Money Borrowed that the Borrower may issue from its shelf registration statement filed with the Securities and Exchange Commission covering, among other things, long-term senior unsecured Indebtedness for Money Borrowed (the "Rated Debt"), assigned by S&P and Moody's (or to the extent permitted as described below, such other Alternative Rating Agency) (the "Debt Rating") as specified below and (ii) applicable to all Eurodollar Loans existing on and after the first date a specific Debt Rating is effective (the "Debt Rating Date") and continuing until, but not including, the immediate next Debt Rating Date:

                                                                   Applicable
                                                                    Interest
                                                                    Addition
                                                                   (Eurodollar
     Level  Debt Rating                                              spread)
     -----  -----------                                             ---------
       I    Less than or equal to BB by S&P and Ba2 by Moody's        0.525%
       II   BB+ by S&P and Ba1 by Moody's                             0.425%
       III  BBB- by S&P and Baa3 by Moody's                           0.350%
       IV   BBB by S&P and Baa2 by Moody's                            0.275%
       V    Greater than or equal to BBB+ by S&P and Baa1 by Moody's  0.250%

     As of the date hereof, the initial Applicable Interest
Addition equals 0.350%.

          In the event that the Debt Ratings assigned by S&P and Moody's differ by one rating level, the Applicable Interest Addition shall be determined by reference to the rating level having the higher Debt Rating without regard to the lower Debt Rating. In the event that the Debt Ratings assigned by S&P and Moody's differ by more than one rating level, the Applicable Interest Addition shall be determined by reference to the Debt Rating which is one rating level higher than the lower assigned Debt Rating without regard to the higher assigned Debt Rating. The final Debt Rating level by which the Applicable Interest Addition is determined is referred to herein as a "Level". By way of illustration and not limitation, if S&P assigned a rating of BB+ (i.e., Level II) and Moody's assigns a rating of Baa3 (i.e., Level III), the Applicable Interest Addition will be 0.350% at Level III; however if S&P assigns a rating of BB (i.e., Level I) and Moody's assigns a rating of Baa1 (i.e., Level V), the Applicable Interest Addition will be 0.425% at Level II.

          In the event that either S&P or Moody's (but not both) shall not make a rating of any class of Rated Debt, the above calculations shall be made based on (i) the rating provided by S&P or Moody's, whichever shall then maintain a current rating, of the Rated Debt and (ii) the rating provided by a nationally recognized securities rating agency selected by the Borrower and approved by the Agent, which shall be substituted for either S&P or Moody's, as the case may be (the "Alternative Rating Agency"), of the Rated Debt and the Alternative Rating Agency's equivalent rating levels shall be substituted for the Debt Rating levels of either S&P or Moody's, whichever shall no longer then make the applicable Debt Rating; provided further; in the event that no Alternative Rating Agency shall make a rating of each class of Rated Debt and (i) only one of S&P or Moody's shall then make a Debt Rating, the Applicable Interest Addition shall be determined by the Debt Rating which is one Level lower than the Debt Rating assigned by S&P or Moody's, as applicable (e.g., if only Moody's provides a Debt Rating and such Debt Rating is Level V, the Applicable Interest Addition shall be 0.275% at Level IV); or (ii) neither S&P nor Moody's shall then make a Debt Rating, the Applicable Interest Addition shall be Level I.

          "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Applicable Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

          "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

          "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit B attached hereto and incorporated herein by reference (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 11.01.

          "Authorized Representative" means any of the Chairman, Vice Chairmen, President or Executive Vice Presidents of the Borrower and, with respect to financial matters, the Treasurer or Chief Financial Officer of the Borrower and, with respect to Borrowing Notices, Competitive Bid Quote Requests, Applications and Agreements for Letters of Credit and notices of Conversion or Continuation, any person designated by the Treasurer or the Chief Financial Officer in writing to the Agent, or any other person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate substantially in the form attached hereto as Exhibit C and incorporated herein by reference.

          "BAS" means Banc of America Securities LLC, a Delaware limited liability company.

          "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.500%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

          "Base Rate Loan" means any Loan for which the rate of interest is determined by reference to the Base Rate.

          "Board" means the Board of Governors of the Federal
     Reserve System (or any successor body).

          "Borrower's Account" means the demand deposit account with the Agent designated by the Borrower from time to time in writing delivered and acceptable to the Agent, or any successor account thereto with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

           "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with a Loan (other than a Competitive Bid Loan), in substantially the form attached hereto as Exhibit D and incorporated herein by reference.

          "Business Day" means any day which is not a Saturday, Sunday or a day on which banks in the State of North
     Carolina are authorized or obligated by law, executive order or governmental decree to be closed.

          "Business Unit" means (i) one or more retail stores, warehouses or distribution centers, including the related land, buildings and trade fixtures of a Person or a division of a Person, which may, but is not required to, include inventory, receivables, furniture, fixtures and equipment, and intangible and other assets related to such retail stores, warehouses or distribution centers or (ii) all or substantially all of a line or lines of business conducted by a Person or a division of a Person.

          "Capital Leases" means all leases which have been or should be capitalized in accordance with Generally Accepted
     Accounting Principles as in effect from time to time including Statement No. 13 of the Financial Accounting
     Standards Board and any successor thereof.

          "Closing Date" means the date on which the conditions set forth in Section 5.01 hereof have been satisfied.

          "Code" means the Internal Revenue Code of 1986, as amended, any successor provision or provisions and any regulations promulgated thereunder.

          "Collateral Agent" means Bank of America, N.A. in its capacity as collateral agent for the benefit of the secured parties under the Intercreditor Agreement.

           "Common Stock" means the common stock, par value $.10 per share, of the Borrower.

          "Competitive Bid Borrowing" has the meaning assigned thereto in Section 2.03(b) and shall consist of one or more
     Competitive Bid Loans.

          "Competitive Bid Facility" means the subfacility under the Revolving Credit Facility described in Section 2.03 providing for Competitive Bid Loans to the Borrower.

          "Competitive Bid Loan" means a Loan made by a Lender pursuant to the Competitive Bid Facility provided for by
     Section 2.03.

          "Competitive Bid Notes" means, collectively, the promissory notes of the Borrower evidencing Competitive Bid
     Loans executed and delivered to the Lenders substantially in the form of Exhibit J attached hereto and incorporated herein by reference.

          "Competitive Bid Outstandings" means, as of any date of determination, the aggregate principal amount of all Competitive Bid Loans then outstanding.

          "Competitive Bid Quote" means an offer in accordance with Section 2.03(c) by a Lender to make a Competitive Bid Loan with one single specified interest rate, which shall be in substantially the form of Exhibit F attached hereto and incorporated herein by reference.

          "Competitive Bid Quote Request" has the meaning assigned to such term in Section 2.03(b) and shall be in substantially the form of Exhibit D attached hereto and incorporated herein by reference.

          "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 6.01(f)(1).
          "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus
     (iii) taxes on income, plus (iv) amortization, plus (v) depreciation, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; provided, however, that (x) extraordinary and unusual charges incurred by the Borrower directly as a result of (A) the Acquisition by the Borrower of Saks effective September 17, 1998 (including in any event repayment or retirement of Indebtedness of the Saks REMIC Subsidiaries), the Acquisition by the Borrower of Carson Pirie Scott & Co. effective January 31, 1998, the Acquisition by the Borrower of Parisian, Inc. effective October 11, 1996, the Acquisition by the Borrower of Younkers, Inc. effective February 3, 1996, the Acquisition by the Borrower of G.R. Herberger's, Inc. effective February 1, 1997, the retirement of the Parisian Senior Subordinated Notes and the retirement of the Senior Notes and (B) any Permitted Acquisition after the Closing Date in an amount up to and including 10% of the Cost of Acquisition for such Permitted Acquisition, and (y) any non-recurring, non-cash loss, shall all be excluded from the computation of Consolidated Net Income; provided further, however, that effective as of the effective date of any Acquisition, Consolidated EBITDA shall be computed giving pro forma effect to such Acquisition for each Four-Quarter Period then and thereafter occurring until such Acquisition has been effective for a complete Four-Quarter Period.

          "Consolidated Financing Charges" means those charges owed and allocated to third parties with respect to accounts receivable securitizations transacted in the ordinary course of business.

          "Consolidated Fixed Charge Ratio" means, with respect to the Borrower and its Subsidiaries for the Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA plus Consolidated Financing Charges plus, to the extent deducted in arriving at Consolidated EBITDA, lease, rental and all other payments made in respect of or in connection with operating leases, to (ii) Consolidated Fixed Charges during such Four-Quarter Period.

          "Consolidated Fixed Charges" means, with respect to Borrower and its Subsidiaries, for the periods indicated, the sum of, without duplication, (i) Consolidated Interest Expense, plus (ii) to the extent deducted in arriving at Consolidated EBITDA, lease, rental and all other payments made in respect of or in connection with operating leases, plus (iii) Consolidated Financing Charges, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; provided further, however, that effective as of the effective date of any Acquisition, such calculations shall be computed giving pro forma effect to such Acquisition for each Four-Quarter Period then and thereafter occurring until such Acquisition has been effective for a complete Four-Quarter Period.

          "Consolidated Funded Total Indebtedness" means, at any time as of which the amount thereof is to be determined, all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries (including, but not limited to, all current maturities and borrowings under short term loans) plus the face amount of all issued and outstanding standby letters of credit and all obligations (to the extent not duplicative) arising under such letters of credit, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

          "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the amortization of debt discounts,
     (ii) the amortization of all fees (including, without limitation, fees payable in respect of a Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

          "Consolidated Net Income" means, for any period of computation thereof, the net income of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets and net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (ii) any write-up of any asset, and (iii) any other net gain or credit of an extraordinary nature, all determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

          "Consolidated Net Worth" means at any time as of which the amount thereof is to be determined, the shareholders' equity of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis (excluding intercompany items among the Borrower and its Subsidiaries and any upward adjustment after the Closing Date due to revaluation of assets).

          "Consolidated Subordinated Debt" means all Consolidated
     Funded Total Indebtedness which is by its terms subordinate to the Loans as required by, and in substance acceptable to, the Agent.

          "Consolidated Total Assets" means, as at any time of determination thereof, the net book value of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

          "Contingent Obligation" of any Person means (i) all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the consolidated financial statements (including footnotes) of such Person in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, and (ii) all reimbursement obligations of such Person with respect to any letter of credit and (iii) without duplication, all obligations of such Person guaranteeing or in effect guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

               (a) to purchase such Indebtedness or any property or assets constituting security therefor;

               (b)  to advance or supply funds in any manner
          (x) for the purchase or payment of such Indebtedness or
          (y) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

               (c)  to grant or convey any lien, security
          interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness;

               (d) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or

               (e)  otherwise to assure the owner of the
          Indebtedness of the primary obligor against loss in respect thereof.

     With respect to Contingent Obligations, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the present value of the amount which can reasonably be expected to become an actual or matured liability.

          "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.11 hereof of a Eurodollar Loan from one Interest Period to the next
     Interest Period.

          "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.11 or Article IV of one
     Type of Loan into another Type of Loan.

          "Cost of Acquisition" means, as at the date of closing any Acquisition, the sum of the following: (i) the value of the capital stock, or warrants or options to acquire capital stock, of the Borrower or any Subsidiary to be transferred in connection therewith, (ii) any cash or other property (excluding property described in clause (i)) or the unpaid principal amount of any debt instrument given as consideration in such Acquisition, and (iii) any Indebtedness or liabilities assumed by the Borrower or its Subsidiaries in connection with such Acquisition. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) at its market value as reported on the New York Stock Exchange or any national securities exchange with respect to shares that are freely tradeable, and (II) with respect to shares that are not freely tradeable, as determined by the Board of Directors of the Borrower (which determination shall be conclusive), (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary (which determination shall be conclusive), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

          "Credit Exposure" means for each Lender an amount equal at all times (i) other than following the occurrence and during the continuance of an Event of Default, to its Revolving Credit Commitment, and (ii) following the occurrence and during the continuance of an Event of Default, to the sum of the aggregate principal amount of Revolving Credit Loans owing to such Lender plus the aggregate unutilized amounts of such Lender?s Revolving Credit Commitment plus the amount of such Lender's Applicable Commitment Percentage of Swing Line Outstandings and Letter of Credit Outstandings plus the amount of such Lender's Competitive Bid Outstandings; provided, if any Lender shall have failed to pay to the Swing Line Lender or the Issuing Bank, as applicable, such Lender's Applicable Commitment Percentage of any Swing Line Loan or drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to such Swing Line Outstandings or Letter of Credit Outstandings or both shall be deemed to be held by the Swing Line Lender or the Issuing Bank, as applicable, for purposes of this definition.

          "Debt Rating" has the meaning assigned to such term in the definition of "Applicable Interest Addition" in Section
     1.01 hereof.

          "Debt Rating Date" has the meaning assigned to such term in the definition of "Applicable Interest Addition" in
     Section 1.01 hereof.

          "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

          "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

          "Eligible Assignee" means (i) a Lender; (ii) an affiliate of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.01, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower or the Agent, as applicable, and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within six
     (6) Business Days after written notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

               (i)  Government Securities;
               (ii) the following debt securities of the following agencies or instrumentalities of the United States of America if at all times the full faith and credit of the United States of America is pledged to the full and timely payment of all interest and principal thereof:

                    (a)  all direct or fully guaranteed
               obligations of the United States Treasury; and

                    (b)  mortgage-backed securities and
               participation certificates guaranteed by the
               Government National Mortgage Association;

               (iii)     the following obligations of the
          following agencies or instrumentalities of or corporations established by the United States of
          America:

                    (a)  participation certificates and debt
               obligations of the Federal Home Loan Mortgage
               Corporation;

                    (b)  consolidated debt obligations, and
               obligations secured by a letter of credit, of the Federal Home Loan Banks; and

                    (c)  debt obligations and mortgage-backed
               securities of the Federal National Mortgage
               Association which have not had the interest portion thereof severed therefrom;

               (iv) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 180 days following the date of issuance thereof and rated in an investment grade rating category by S&P or Moody's;

               (v) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $500,000,000 and being rated A- or better by S&P or A-3 or better by Moody's;

               (vi) Repurchase Agreements;

               (vii)     Pre-Refunded Municipal Obligations;

               (viii)    shares of mutual funds which invest in
          obligations described in paragraphs (i) through (iii) above, the shares of which mutual funds are at all times rated "AAA" by S&P or Aaa by Moody's;

               (ix) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P or "P-1" by Moody's;

               (x) shares of money market funds which comply with the provisions of Rule 2a-7 of the Securities and Exchange Commission (17 C.F.R. ?270.2a-7); and

               (xi) other investments approved in writing by the Required Lenders, which approval shall not be unreasonably withheld.

     Obligations listed in paragraphs (i), (ii) and (iii) above which are in book-entry form must be held in a trust account with the Federal Reserve Bank or with a clearing corporation or chain of clearing corporations which has an account with the Federal Reserve Bank.

          "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

          "ERISA" means, at any date, the Employee Retirement
     Income Security Act of 1974, as amended, and the regulations thereunder, all as the same shall be in effect at such date.

          "Eurodollar Business Day" means a domestic Business Day and one on which the relevant international financial markets are open for the transaction of the business contemplated by this Agreement (including without limitation dealings in U.S. Dollar deposits) in London, England, New
     York, New York and Charlotte, North Carolina.

          "Eurodollar Loan" means a Loan that bears interest at rates based upon the Adjusted Eurodollar Rate.

          "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

          "Event of Default" means any of the occurrences set forth as such in Section 9.01 hereof.

          "Existing Letters of Credit" means those certain standby letters of credit number 919266 issued for the account of the Borrower on December 4, 1996 by Bank of America, N.A. (successor in interest to NationsBank, N.A., formerly known as NationsBank, N.A. (South)) for the benefit of Frederick Atkins, Inc. in the current stated amount of $7,033,495.00.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

          "Fiscal Year" means the 52-week or 53-week period of the Borrower ending on the Saturday of each calendar year closest (whether before or after) to January 31 and "Fiscal Year" followed by a numerical year means the Fiscal Year which has a Fiscal Year Beginning occurring during such numerical calendar year.

          "Fiscal Year Beginning" means the first day of a Fiscal
     Year.

          "Fixed Rate Loan" means a Loan which is either a Eurodollar Rate Loan or a Competitive Bid Loan.

          "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any pension, retirement, healthcare, death, disability or other employee benefit plan.

          "Foreign Subsidiary" means a Subsidiary not organized or existing under the laws of the United States of America, any state thereof, or the District of Columbia.

          "Four-Quarter Period" means a period of four full consecutive fiscal quarterly periods, taken together as one accounting period, and in the event any such fiscal quarterly period occurs prior to the effective date of any Acquisition, or is the period in which such effective date occurs (each a "Pre-Acquisition Period"), all financial statements, data, computations and determinations for such Four-Quarter Period shall be made on a pro forma basis for each Pre-Acquisition Period giving effect to such Acquisition for all prior periods.

          "GAAP" or "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended, subject to compliance at all times with Section
     1.02 hereof.

          "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

          "Governmental Authority" means any Federal, state, municipal, national, foreign or other governmental department, commission, board, bureau, agency, court, arbitration body or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether a state of the United States, the United States or foreign nation, state, province or other governmental instrumentality.

          "Guarantor Joinder Agreement" means a Guarantor Joinder Agreement substantially in the form of Exhibit H attached hereto and incorporated herein by reference (with blanks appropriately filled in) executed and delivered to the Agent in connection with a Material Subsidiary (or other Person) becoming a Guarantor and party to the Guaranty.

          "Guarantors" means, collectively, (i) each Material Subsidiary existing on the Closing Date and (ii) any other Person who shall become a Material Subsidiary after the Closing Date and shall become a party to the Guaranty as provided in Section 7.18 hereof; provided further, for all purposes of this Agreement, the term "Guarantor" shall be deemed to be "Subsidiary" at all times following the termination of the Guaranty in accordance with Section 11.20 hereof.

          "Guaranty" means the Guaranty Agreement of the Guarantors (including without limitation those Guarantors which subsequently become a party thereto in accordance with
     Section 7.18 hereof) in favor of the Agent guaranteeing in whole or in part the payment of Obligations, substantially in the form of Exhibit G attached hereto and incorporated herein by reference, as the same may be amended, modified or supplemented.

          "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

          "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, all Rate Hedging Obligations, that portion of obligations with respect to Capital Leases which in accordance with Generally Accepted Accounting Principles is classified as a liability on a balance sheet and all Synthetic Lease Indebtedness; but excluding all accounts payable in the ordinary course of business and only so long as payment therefor is due within one year; provided, that in no event shall the term Indebtedness include surplus and retained earnings, minority interest in Subsidiaries, lease obligations (other than pursuant to Capital Leases or in connection with any tax retention operating lease or any form of synthetic lease as provided above), reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations.

          "Indebtedness for Money Borrowed" means for any Person all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements).

          "Intercreditor Agreement" means an Intercreditor Agreement to be entered into by the Collateral Agent and the Secured Parties in connection with any pledge of capital stock required under Section 7.18(b) providing pari passu security interests and pro rata application of proceeds to the Secured Parties , as amended, supplemented or replaced from time to time.

          "Interest Period"

          (a) means for each Eurodollar Loan a period commencing on the date such Eurodollar Loan is made or Converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Eurodollar Loan, and ending, at the Borrower's option, on the date one, two, three, six or (if available) nine months thereafter as notified to the Agent by an Authorized Representative three
     (3) Eurodollar Business Days prior to the beginning of such Interest Period; provided, that,

               (i) if the Authorized Representative fails to notify the Agent of the length of an Interest Period three (3) Eurodollar Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan;

               (ii) if an Interest Period for a Eurodollar Loan would end on a day which is not a Eurodollar Business Day such Interest Period shall be extended to the next Eurodollar Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day);
               (iii) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

               (iv) no Interest Period shall extend past the Stated Revolving Credit Termination Date; and

                         (v)  on any day, with respect to all
          Fixed Rate Loans hereunder, there shall be not more than fifteen (15) Interest Periods in effect; and

          (b) means for each Competitive Bid Loan, the period commencing on the date such Competitive Bid Loan is made and ending on the date specified in the Competitive Bid Quote
     Request and related Competitive Bid Quote for such Competitive Bid Loan; provided that,

               (i) no Interest Period for a Competitive Bid Loan shall be for a period of less than seven days or greater than 120 days;

               (ii) no Interest Period for a Competitive Bid Loan shall extend past the Stated Revolving Credit
          Termination Date;

               (iii)     there shall not be more than fifteen
          (15) Interest Periods in effect on any day for all Fixed Rate Loans hereunder; and

               (iv) each Interest Period shall end on a day that is a Business Day.

          "Investment Grade Rating" means the assignment of a rating of both BBB- or higher by S&P and Baa3 or higher by Moody's to the Rated Debt issued by the Borrower.

          "Issuing Bank" means, as of the Closing Date, Bank of America, and thereafter any replacement or successor thereto which is then a Lender and shall agree with the Borrower to succeed to and become vested with all the rights, powers, discretions, privileges and duties of the Issuing Bank, including without limitation as set forth in Article III; provided further, the term "Issuing Bank" means Bank of America with respect to the Existing Letters of Credit.

          "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Agent substantially in the form of Exhibit O attached hereto and incorporated herein by reference, as amended, modified or supplemented from time to time.

          "Lending Party" has the meaning assigned thereto in
     Section 11.03.

          "Letter of Credit" means any standby or documentary letter of credit issued by the Issuing Bank under the Revolving Credit Facility for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower and shall include the Existing Letters of Credit.

          "Letter of Credit Commitment" means with respect to each Lender, the obligation of such Lender to acquire Participations up to an aggregate stated amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement; each Lender's Letter of Credit Commitment is included within, and is not in addition to, its Revolving Credit Commitment.

          "Letter of Credit Facility" means the facility described in Article III hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit under the Revolving Credit Facility in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

          "Letter of Credit Outstandings" means all undrawn amounts of Letters of Credit plus all Reimbursement
     Obligations then due and payable.

          "Level" has the meaning assigned to such term in the definition of "Applicable Interest Addition" in Section 1.01 hereof.

          "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owners of any property which either of them have acquired or hold subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          "Loan" or "Loans" means any of the Eurodollar Loans or Base Rate Loans and includes, unless the context otherwise requires or as specifically otherwise referenced, Competitive Bid Loans and Swing Line Loans.

          "Loan Documents" means this Agreement, the Notes, the Guaranty, Applications and Agreements for Letters of Credit, each Letter of Credit, the LC Account Agreement, any Pledge Agreement and all other instruments and documents heretofore or hereafter executed or delivered to and in favor of any Lender or the Agent in connection with the Loans made or the Letters of Credit issued under this Agreement as the same may be amended, modified or supplemented from time to time.

          "Loan Parties" means, collectively, the Borrower and, until such time as the Guaranty is terminated in accordance with Section 11.20 hereof, each of the Guarantors.

          "Material Adverse Effect" means a material adverse effect on (i) the business, business prospects, results of operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of any Loan Party to observe and perform the covenants and agreements contained herein or in any other Loan Document or the ability of any Lender to receive the benefit of any remedy provided thereto under any Loan Document.

          "Material Subsidiary" means any direct or indirect Subsidiary of the Borrower, other than a Securitization Subsidiary or a Saks REMIC Subsidiary, which (i) has total assets equal to or greater than 5% of Consolidated Total Assets (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to Sections 7.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the unaudited consolidated financial statements of the Borrower and its Subsidiaries for and as of the fiscal quarter ended May 1, 1999) (the "Required Financial Information")) or (ii) has net income equal to or greater than 5% of Consolidated Net Income (each calculated for the most recent period for which the Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term "Material Subsidiaries" shall mean Subsidiaries of the Borrower, other than Securitization Subsidiaries and Saks REMIC Subsidiaries, that together with the Borrower have assets equal to not less than 95% of Consolidated Total Assets (calculated as described above but excluding assets directly owned by Securitization Subsidiaries and Saks REMIC Subsidiaries) and net income of not less than 95% of Consolidated Net Income (calculated as described above but excluding income directly earned by Securitization Subsidiaries and Saks REMIC Subsidiaries); provided further that if more than one combination of Subsidiaries satisfies such threshold, then those Subsidiaries so determined to be "Material Subsidiaries" shall be specified by the Borrower.

          "Moody's" means Moody's Investors Services, Inc.

          "Multi-employer Plan" means an employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is also a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds" from a disposition of assets (other than assets sold in the ordinary course of business and accounts receivable sold in connection with an accounts receivable securitization transacted in the ordinary course of business by a Securitization Subsidiary) or issuance of equity means cash payments received therefrom as and when received, net of (i) all reasonable legal, accounting, banking, underwriting, title and recording expenses, commissions, discounts and other fees and expenses incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition or issuance and (iii) all amounts necessary to repay Indebtedness for Borrowed Money the repayment of which is secured by such disposed assets.


          "Notes" means, collectively, the Revolving Credit
     Notes, the Competitive Bid Notes and the Swing Line Note.

          "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations, (iii) all liabilities of Borrower to any Lender (or any affiliate of any Lender) which arise under a Swap Agreement covering all or a portion of any Revolving Credit Outstandings, and (iv) the payment and performance of all other obligations, liabilities, fees and Indebtedness of the Borrower to the Lenders or the Agent hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

          "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other comparable documents relating to the operation, governance or management of such entity.

          "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

          "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other comparable organizational or charter documents relating to the creation of such entity.

          "Parisian Indenture" means that certain Amended and Restated Indenture dated as of October 11, 1996 among the Borrower, Parisian, Inc. and AmSouth Bank of Alabama
     (formerly known as AmSouth Bank, N.A.), trustee, as amended from time to time thereafter.

          "Parisian Senior Subordinated Notes" means the 9.875%
     Senior Subordinated Notes Due 2003 of Parisian, Inc. in the original aggregate principal amount of $125,000,000 issued pursuant to the Parisian Indenture.

          "Participation" means, with respect to any Lender (other than the Swing Line Lender or Issuing Bank, as applicable), the extension of credit represented by the participation of such Lender hereunder in the liability of the Swing Line Lender in respect of a Swing Line Loan made or the liability of the Issuing Bank in respect of a Letter of Credit issued in accordance with the terms hereof.

          "Permitted Acquisition" means an Acquisition beyond the normal course of business effected with the consent and approval of the board of directors or other applicable governing body of the Person being acquired, and with the duly obtained approval of such shareholders or other holders of equity interest as such Person may be required to obtain, so long as (i) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (ii) substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from
     (A) the same or related line or lines of business as conducted by the Borrower and its Subsidiaries on the Closing Date or (B) a line or lines of business not inconsistent with the business substantially as conducted by the Borrower and its Subsidiaries on the Closing Date; provided that the Cost of Acquisition of all such Acquisitions permitted pursuant to this clause (ii)(B) shall not in the aggregate exceed $100,000,000 during any Four-Quarter Period and (iii) if the Cost of Acquisition therefor equals or exceeds $250,000,000, pro forma historical financial statements as of the end of the most recently completed Four-Quarter Period giving effect to such Acquisition are delivered to the Agent not less than five
     (5) Business Days prior to the consummation of such Acquisition, together with a certificate of an Authorized Representative demonstrating compliance with the financial covenants set forth in Article VIII hereof after giving effect to such Acquisition.

          "Person" means an individual, partnership, limited partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

          "Pledge Agreement", "Pledged Stock" and "Pledgor" each has the meaning assigned thereto in Section 7.18(b)(i) hereof.

          "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by either S&P or Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

          "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

          "Principal Office" means the office of the Agent at Bank of America, N.A., presently located at Independence Center, 101 N. Tryon Street, 15th Floor, NC1-001-15-04, Charlotte, North Carolina, 28255 Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

          "Quotation Date" has the meaning assigned to such term in Section 2.03(b).

          "Rate Hedging Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

          "Rated Debt" has the meaning assigned to such term in the definition of "Applicable Interest Addition" in Section
     1.01 hereof.

          "Registration Statement" has the meaning assigned thereto in Section 5.01(a)(xiii) hereof.

          "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

          "Reimbursement Obligation" means at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

          "Repurchase Agreement" means a repurchase agreement entered into with (i) any financial institution whose debt obligations or commercial paper are rated "A" or "A2" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's, or (ii) any Lender.

          "Required Financial Information" has the meaning assigned to such term in the definition of "Material
     Subsidiary" in Section 1.01 hereof.

          "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures aggregating more than 50% of the aggregate Credit Exposures of all the Lenders on such date.

          "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D).
     Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

          "Revolving Credit Commitment" means with respect to each Lender, the obligation of such Lender to make Revolving Credit Loans to, and purchase Participations in Letters of Credit issued for the benefit of and Swing Line Loans to, the Borrower up to an aggregate principal amount at any one time outstanding equal to the amount set forth opposite such Lender's name on Exhibit A hereto as the same may be increased or decreased from time to time pursuant to this Agreement; provided, however, that amounts advanced by any Lender as Competitive Bid Loans shall not reduce such Lender's Revolving Credit Commitment or modify its obligation to make its Applicable Commitment Percentage of Revolving Credit Loans.

          "Revolving Credit Facility" means the facility described in Section 2.01 hereof providing (i) for Revolving Credit Loans to the Borrower by the Lenders in the maximum aggregate principal amount at any time outstanding equal to
     (A) the Total Revolving Credit Commitment, minus (B) the aggregate principal amount of Swing Line Outstandings and Letter of Credit Outstandings, (ii) for Swing Line Loans to the Borrower by the Swing Line Lender in the maximum aggregate principal amount at any time outstanding not to exceed the Total Swing Line Commitment and (iii) for Letters of Credit issued for the benefit of the Borrower by the Issuing Bank in the maximum aggregate stated amount at any time not to exceed the Total Letter of Credit Commitment.

          "Revolving Credit Loan" means a Loan made pursuant to the Revolving Credit Facility (but specifically excluding all Swing Line Loans and all Competitive Bid Loans).

          "Revolving Credit Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Credit Loans executed and delivered to the Lenders as provided in
     Section 2.08(a) hereof substantially in the form attached hereto as Exhibit I and incorporated herein by reference, with appropriate insertions as to amounts, dates and names of Lenders, as the same shall be amended, modified or supplemented and in effect from time to time.

          "Revolving Credit Outstandings" means, at any time of determination, the aggregate principal amount of all Revolving Credit Loans and Competitive Bid Loans outstanding.

          "Revolving Credit Termination Date" means the earliest of (i) the Stated Revolving Credit Termination Date or (ii) such date of termination of Lenders' obligations pursuant to
     Section 9.01 upon the occurrence of an Event of Default, or
     (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Total Outstandings.

          "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc.

          "Saks" means Saks Holdings, Inc., a Delaware corporation.

          "Saks REMIC Subsidiary" means any of Calwin Realty II, Inc., Win Realty Holdings II, Inc., Florida Win Trust, Or. Win, Inc., York Win Realty, Inc., Fifth Win, Inc., Ohio Win, Inc., Tex Win II, Inc., Vir. Win, Inc., Cal SFA, Inc., Penn SFA, Inc., Tex SFA, Inc., Fifth Avenue Capital Trust and Fifteenth Win, Inc.

          "Secured Parties" means all of (a) the Agent and the Lenders hereunder and (b) the "Agent" and the "Lenders" as defined in the 364 Day Facility Credit Agreement.

          "Securitization Subsidiary" means Saks Credit Corporation, Saks Transitional Credit Corporation, National Bank of the Great Lakes, SFA Finance Company II and any other present or future Subsidiary (including any credit card bank) of the Borrower and organized for the purpose of and is only engaged in (i) originating, purchasing, acquiring, financing, servicing or collecting accounts receivable obligations of customers of the Borrower or its Subsidiaries, (ii) issuing or servicing credit cards, engaging in other credit card operations or financing accounts receivable obligations of customers of the Borrower and its Subsidiaries, (iii) the sale or financing of such accounts receivable and interests therein and (iv) other activities incident thereto.

          "Senior Indenture" means that certain Indenture dated as of May 21, 1997 among the Borrower and The First National
     Bank of Chicago, as trustee, as amended from time to time thereafter.

          "Senior Notes" means the 8.125% Senior Notes due 2004 of the Borrower in the aggregate principal amount of $125,000,000 issued pursuant to the Senior Indenture.

          "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is not a Multi-employer Plan.

          "Solvent" means, when used with respect to any Person, that at the time of determination:

               (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

               (ii) it is then able and expects to be able to pay its debts as they mature; and

               (iii)     it has capital sufficient to carry on
          its business as conducted and as proposed to be conducted.

          "Stated Revolving Credit Termination Date" means
     September 17, 2003.

          "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries at or after the Closing Date, and specifically includes Saks and each of its subsidiaries as of the Closing Date; notwithstanding the foregoing, the reference to "Subsidiary" or "Subsidiaries" in Sections 6.01(f)(iii), (g), (k), (l), (m), (o), or (r), Section
     7.01(d), Section 7.09 (as applicable to Sections 7.02 and 7.05) and Sections 7.12, 7.13, 7.18, 8.04, 8.05, 8.06, 8.07
     (other than 8.07 (viii)), 8.08, 8.09, 8.12 and 11.20 and in the introductory paragraph of Article VIII to the extent relating to any of the Sections of such Article referred to above does not include any Securitization Subsidiary.

          "Swap Agreement" means one or more agreements between the Borrower and another Person, on terms mutually acceptable to the Borrower and such Person, which agreements create Rate Hedging Obligations.

          "Swing Line" means the revolving line of credit established under the Revolving Credit Facility by the Swing
     Line Lender in favor of the Borrower pursuant to Section
     2.02.

          "Swing Line Lender" means, as of the Closing Date, Bank of America and thereafter any replacement or successor thereto which is then a Lender and shall agree with the Borrower to succeed to and become vested with all the rights, powers, discretions, privileges and duties of the Swing Line Lender, including without limitation as set forth in Section 2.02 hereof.

          "Swing Line Loans" means Loans made by the Swing Line
     Lender to the Borrower under the Revolving Credit Facility pursuant to Section 2.02.

          "Swing Line Note" means the promissory note of the Borrower evidencing Swing Line Loans executed and delivered to the Swing Line Lender substantially in the form attached hereto as Exhibit K and incorporated herein by reference, as the same shall be amended, modified or supplemented and in effect from time to time.

          "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing
     Line Loans then outstanding.

          "Swing Line Termination Date" has the meaning assigned to such term in Section 2.02(g) hereof.

          "Synthetic Lease Indebtedness" means, with respect to a Person that is a lessee under a synthetic lease, an amount equal to (i) the aggregate purchase price of any property that the lessor under such synthetic lease acquired, through one or a series of related transactions, and thereafter leased to such Person pursuant to such synthetic lease less
     (ii) the aggregate amount of all payments of fixed rent or other rent payments which reduce such Person's obligation under such synthetic lease and which are not the financial equivalent of interest. Synthetic Lease Indebtedness of a Person shall also include, without duplication, the amount of Synthetic Lease Indebtedness of others to the extent guarantied by such Person.

           "364 Day Facility Credit Agreement" means that certain Credit Agreement among the Borrower, the Agent, the Co-Syndication Agents, the Documentation Agent and the Lenders of even date, as amended, modified, supplemented, refinanced or replaced from time to time.

          "Total Combined Outstandings" means, as at any time of determination, the sum of all Total Outstandings plus all Revolving Credit Outstandings (as defined in the 364 Day
     Facility Credit Agreement).

           "Total Facility Termination Date" has the meaning assigned thereto in Section 11.09 hereof.

          "Total Letter of Credit Commitment" means an amount equal to $150,000,000.

          "Total Outstandings" means, as at any time of determination, the sum of the aggregate principal amount of all Revolving Credit Loans then outstanding, Letter of Credit Outstandings, Swing Line Outstandings and Competitive
     Bid Outstandings.

          "Total Revolving Credit Commitment" means an amount equal to $750,000,000, as reduced from time to time in accordance with Section 2.10 hereof; the Total Letter of Credit Commitment and the Total Swing Line Commitment are included within, and are not in addition to, the Total Revolving Credit Commitment.

          "Total Swing Line Commitment" means an amount equal to $50,000,000.

          "Type" means any type of Loan (i.e., a Base Rate Loan, a Eurodollar Loan or a Competitive Bid Loan).

          "Utilization Premium" means an additional interest payment in an amount equal to 10 basis points per annum calculated in accordance with Section 2.12(b) hereof.

          "wholly owned" means, when used with respect to a Subsidiary of the Borrower, that all of the outstanding capital stock (excluding director qualifying shares) or other comparable equity interest of such Subsidiary are owned directly or indirectly by the Borrower.

          "Year 2000 Compliant" has the meaning assigned thereto in Section 6.01(u) hereof.

     1.02 Accounting Terms. All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with Generally Accepted Accounting Principles as in effect on the date of the audited consolidated financial statements of the Borrower and its Subsidiaries referred to in Section 6.01(f)(i) for the Fiscal Year ended January 30, 1999.

     1.03 Terms Consistent. All of the terms defined in this Agreement shall have such defined meanings when used in any of the Loan Documents unless the context shall require otherwise. All references to the Borrower, the Agent and any Lender shall be deemed to include any successor or permitted assignee of any thereof. All plural references and definitions shall have a corresponding meaning in the singular, and all singular references and definitions shall have a corresponding meaning in the plural.
                            ARTICLE II

                      Revolving Credit Loans

     2.01  Revolving Credit Loans.

     (a) Revolving Credit Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower, from time to time on a pro rata basis as to the total borrowing of Revolving Credit Loans requested by the Borrower on any day determined by such Lender?s Applicable Commitment Percentage of the Total Revolving Credit Commitment up to but not exceeding the Revolving Credit Commitment of such Lender; provided, however, that the Lenders will not be required and shall have no obligation to make any Revolving Credit Loans (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the maturity of the Revolving Credit Notes has been accelerated as a result of an Event of Default. Within such limits, the Borrower may borrow, repay and reborrow hereunder, a Base Rate Loan on a Business Day and a Eurodollar Loan on a Eurodollar Business Day, from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date;

     (b) Amounts. The aggregate unpaid principal amount of the Total Outstandings shall not exceed at any time an amount equal to the Total Revolving Credit Commitment. Each Revolving Credit Loan made, Converted or Continued, unless made in accordance with Sections 2.01(c)(iv), 2.02(e) or 3.02(c) hereof, shall be in a principal amount of at least $5,000,000 (or the remaining Total Revolving Credit Commitment if less), and, if greater than $5,000,000, an integral multiple of $1,000,000.

     (c)  Loans and Rate Selection.

          (i)  An Authorized Representative shall give the Agent
     (1) at least three (3) Eurodollar Business Days' irrevocable telephonic notice of each Eurodollar Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Base Rate Loans to Eurodollar Loans or the Continuation of borrowing hereunder of Eurodollar Loans) prior to 11:30 A.M., Charlotte, North Carolina time; and (2) irrevocable telephonic notice of each Base Rate Loan representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Loans to Base Rate Loans prior to 11:30 A.M. Charlotte, North Carolina time on the day of such proposed Base Rate Loan. Each such notice shall specify the amount of the Loan, the Type of Loan, the date of the Loan and, if a Eurodollar Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice on the same day by telefacsimile transmission in the form of a Borrowing Notice, for additional Loans, or in the form attached hereto as Exhibit L and incorporated herein by reference as to selection or Conversion of interest rates as to outstanding Loans, in each case with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. The duration of the initial Interest Period for each Loan that is a Eurodollar Loan shall be as specified in the initial Borrowing Notice. The Borrower shall have the option to elect the duration of subsequent Interest Periods and to Convert the Loans in accordance with Section 2.11 hereof. If the Agent does not receive a notice of election of duration of an Interest Period or to Convert by the time prescribed hereby and by
     Section 2.11 hereof, the Borrower shall be deemed to have elected to Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance herewith and with Section 2.11.

     .         (ii) Notice of receipt of each Borrowing Notice
     shall be provided by the Agent to each Lender by telephone with reasonable promptness, but not later than 1:00 P.M. Charlotte, North Carolina time on the same day as Agent's receipt of such notice. The Agent shall provide each Lender written confirmation of such telephonic confirmation by telefacsimile transmission but failure to provide such notice shall not affect the validity of such telephonic notice.

          (iii) Not later than 3:00 P.M., Charlotte, North Carolina time on the date specified for each Loan, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans to be made by it on such day available to the Agent, by depositing or transferring the proceeds thereof in Dollars and in immediately available funds at the Principal Office. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower not later than 3:30 P.M., Charlotte, North Carolina time by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative.

          (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit prior to the Revolving Credit Termination Date and payment in full to the Issuing Bank of all amounts so drawn is not made by the Borrower by 11:30 a.m. on the day of such drawing, then notice of such drawing shall be provided promptly by the Issuing Bank to the Agent and the drawing shall be paid by the Agent without the requirement of notice from the Borrower in immediately available funds which shall be advanced by the Swing Line Lender under the Swing Line (provided that a Swing Line Loan shall then be available). If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not reimburse the Issuing Bank for the amount of such drawing as provided above, and if a Swing Line Loan in the amount of such drawing shall not be available, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 1:00 P.M. Charlotte, North Carolina time on any Business Day, the Borrower shall be deemed to have requested, and each Lender shall, pursuant to the conditions of this Agreement, make a Base Rate Loan under the Revolving Credit Facility in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 3:00 P.M. Charlotte, North Carolina time on the same Business Day. If notice to the Lenders is given by the Agent after 1:00 P.M. Charlotte, North Carolina time on any Business Day, the Borrower shall be deemed to have requested, and each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make a Base Rate Loan under the Revolving Credit Facility in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 1:00 P.M. Charlotte, North Carolina time on the next following Business Day. Such Base Rate Loan shall continue unless and until the Borrower Converts such Base Rate Loan in accordance with the terms of Section 2.11 hereof.

     2.02 Swing Line. Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, the Swing Line Lender shall make available Swing Line Loans under the Revolving Credit Facility to the Borrower prior to the Revolving Credit Termination Date. Each provision of Section 2.01(c) hereof applicable to Base Rate Loans shall be applicable in all respects to each Swing Line Loan.

     (a) The Swing Line Lender shall not make any Swing Line Loan pursuant hereto (i) if the Borrower is not in compliance with all the conditions to the making of Revolving Credit Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed the Total Swing Line Commitment, or (iii) if after giving effect to such Swing Line Loan, the sum of the Total Outstandings exceeds the Total Revolving Credit Commitment.

     (b) All Swing Line Loans shall bear interest at the rate agreed to between the Borrower and the Swing Line Lender (provided that in the absence of any agreed upon interest rate for a Swing Line Loan, such Swing Line Loan shall bear interest at the Base Rate) and, unless made in accordance with Sections 2.01(c)(iv), 2.02(e) or 3.02(c), shall be in the minimum principal amount of $1,000,000 (or the remaining Total Swing Line Commitment, if less) and any increment of $100,000 in excess thereof.

     (c) The principal amount of each Swing Line Loan shall be payable on the earlier to occur of (i) the demand for repayment thereof with a Revolving Credit Loan pursuant to Section 2.02(e) below and (ii) the Swing Line Termination Date.

     (d) The Borrower and each Lender acknowledge that all Swing Line Loans are to be made solely by the Swing Line Lender to the Borrower but that each such Lender shall share the risk of loss with respect to such Swing Line Loans by making a Revolving Credit Loan in the manner set forth in Section 2.02(e) below to repay such Swing Line Loan in an amount equal to such Lender's Applicable Commitment Percentage of such Swing Line Loan. The obligation of each Lender to so pay its ratable share of the principal amount of outstanding Swing Line Loans by making such Revolving Credit Loans up to but not exceeding the Revolving Credit Commitment of such Lender shall be absolute and unconditional and shall be made without counterclaim, deduction or set-off by such Lender. Without limiting the generality of the foregoing, each Lender's obligation to pay its ratable share of the principal amount of all outstanding Swing Line Loans by making such Revolving Credit Loans as set forth above in this
Section 2.02(d) shall not be affected by:

          (i) any failure or inability of the Borrower to satisfy the applicable conditions to borrowing set forth in
     Section 5.02,

          (ii) any lack of validity or enforceability of this Agreement or any of the other Loan Documents, or

          (iii) the occurrence of any Default or Event of Default.

     (e) The Swing Line Lender may, at any time, in its sole discretion, by written notice to the Borrower, the Agent and the Lenders, demand repayment of its Swing Line Loans. Any such demand for repayment of the Swing Line Loans, and the occurrence of the Swing Line Termination Date, shall be deemed to constitute a Borrowing Notice delivered and received pursuant to Section 2.01(c)(i) and (ii), effective on the date of such demand or occurrence, respectively, with respect to a Base Rate Loan advanced under the Revolving Credit Facility on the date of such Borrowing Notice in the aggregate principal amount of all outstanding Swing Line Loans. Each Lender shall pay to the Agent, for the account of the Swing Line Lender, an amount of such Base Rate Loan under the Revolving Credit Facility equal to its Applicable Commitment Percentage (determined before giving effect to any termination of the Revolving Credit Commitments pursuant to Section 9.01) in the manner described in Section 2.01(c)(iii).

     (f) The Agent shall upon the receipt of a Revolving Credit Loan pursuant to Section 2.02(e) in an amount sufficient to repay any or all Swing Line Loan(s) then outstanding, provide to the Swing Line Lender the amount necessary to repay such Swing Line Loan(s) (which the Swing Line Lender shall then apply to such repayment) and credit any balance of the Revolving Credit Loan in immediately available funds to the Borrower's Account.

     (g) The Swing Line shall continue in effect until the Revolving Credit Termination Date (the "Swing Line Termination
Date").

     2.03 Competitive Bid Loans. (a) In addition to borrowings of Revolving Credit Loans, at any time prior to the Revolving Credit Termination Date the Borrower may, as set forth in this
Section 2.03, request the Lenders to make offers to make Competitive Bid Loans to the Borrower in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. The making of a Competitive Bid Loan by any Lender shall not reduce such Lender's available Revolving Credit Commitment except as a result of such Competitive Bid Loan reducing the availability under the Total Revolving Credit Commitment. Immediately after giving effect to each Competitive Bid Loan, Total Outstandings shall not exceed the Total Revolving Credit Commitment. Each Competitive Bid Loan may be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 4.05.

     (b) When the Borrower wishes to request offers from Lenders to make Competitive Bid Loans, it shall give the Agent (which shall promptly notify the Lenders) notice (a "Competitive Bid Quote Request") to be received no later than 10:00 A.M. on the Business Day immediately preceding the date of borrowing proposed therein (or such other time and date as the Borrower and the Agent, with the consent of the Required Lenders, may agree). The Borrower may request offers from Lenders to make Competitive Bid Loans for up to four (4) different Interest Periods in a single notice; provided that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate borrowing (a "Competitive Bid Borrowing") of one or more Competitive Bid Loans from the Lenders. Each such Competitive Bid Quote Request shall be substantially in the form of Exhibit D hereto and shall specify as to each Competitive Bid
Borrowing:

          (i)  the proposed date of such Competitive Bid
     Borrowing, which shall be a Business Day;

          (ii) the amount of such Competitive Bid Borrowing, which shall be at least $5,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in
     Section 2.03(a) to be violated;

          (iii)     the duration of the Interest Period
     applicable thereto; and

          (iv) the date on which the Competitive Bid Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date").

Except as otherwise provided in this Section 2.03(b), no Competitive Bid Quote Request shall be given within five (5)
Business Days (or such other number of days as the Borrower and the Agent, with the consent of the Required Lenders, may agree) of any other Competitive Bid Quote Request.

     (c) (i) Each Lender may submit one or more Competitive Bid Quotes, each containing an offer to make a Competitive Bid Loan, in response to any Competitive Bid Quote Request; provided that, if the Borrower's request under Section 2.03(b) specifies more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive Bid Quote must be submitted to the Agent not later than 10:00 A.M. Charlotte, North Carolina time on the Quotation Date (or such other time and date as the Borrower and the Agent, with the consent of the Required Lenders, may agree; the Agent shall promptly notify all Lenders of such other agreed upon time and date); provided, that any Competitive Bid Quote may be submitted by the Agent (or its Applicable Lending Office) only if the Agent (or such Applicable Lending Office) notifies the Borrower of the terms of the offer contained therein not later than 9:45 A.M. (or 15 minutes prior to such other agreed upon time) Charlotte, North Carolina time on the Quotation Date. Subject to the express provisions of this Agreement, any Competitive Bid Quote so made shall be irrevocable except with the consent of the Agent given at the instruction of the Borrower.

          (ii) Each Competitive Bid Quote shall be substantially in the form of Exhibit F hereto and shall specify:

               (A)  the proposed date of borrowing and the
          Interest Period therefor;

               (B) the principal amount of the Competitive Bid Loan for which such offer is being made, which principal amount shall be at least $1,000,000 (or a larger multiple of $1,000,000); provided that (x) the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Quotes in response to a Competitive Bid Quote Request may not exceed the principal amount of the Competitive Bid Borrowing for the Interest Period for which offers were requested, and (y) the limits specified in Section 2.03(a) shall not be exceeded;

               (C)  the rate of interest per annum (rounded
          upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Competitive Bid Loan (the
          "Absolute Rate"); and

               (D)  the identity of the quoting Lender.

     Unless otherwise agreed by the Agent and the Borrower, no Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request, and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made.

     (d) The Agent shall, as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 10:30 A.M. Charlotte, North Carolina time on the Quotation
Date), notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with
Section 2.03(c) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of the Competitive Bid Loans for which Competitive Bid Quotes have been received and (B) the respective principal amounts and Absolute Rates so offered by each Lender (identifying the Lender that made each Competitive Bid Quote).

     (e) Not later than 11:00 A.M. Charlotte, North Carolina time on the Quotation Date (or such other time and date as the Borrower and the Agent, with the consent of the Required Lenders, may agree), the Borrower shall notify the Agent of its acceptance or nonacceptance of the Competitive Bid Quotes so notified to it pursuant to Section 2.03(d) (and the failure of the Borrower to give such notice by such time shall constitute nonacceptance) and the Agent shall promptly notify each affected Lender. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bid Quotes for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (provided that any Competitive Bid Quote accepted in part shall be at least $1,000,000 or a larger multiple of $1,000,000); provided that:

          (i)  the aggregate principal amount of each Competitive
     Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

          (ii) the aggregate principal amount of each Competitive
     Bid Borrowing shall be at least $5,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated;

          (iii) acceptance of Competitive Bid Quotes may be made only in ascending order of Absolute Rates, beginning with the lowest rate so offered; and

          (iv) the Borrower may not accept any Competitive Bid Quote where the Agent has correctly advised the Borrower that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a)).

If Competitive Bid Quotes are made by two or more Lenders with the same Absolute Rates, for an aggregate principal amount that is greater than the amount in respect of which Competitive Bid Quotes are accepted for the related Interest Period (after taking into account the acceptance of all Competitive Bid Quotes with lower Absolute Rates, if any, offered by any Lender for such related Interest Period), then the principal amount of Competitive Bid Loans in respect of which such Competitive Bid Quotes are accepted shall be allocated by the Borrower among such Lenders as nearly as possible (in amounts of at least $1,000,000) in proportion to the aggregate principal amount of such Competitive Bid Quotes. Determinations by the Borrower of the amounts of Competitive Bid Loans and the Absolute Rates as provided in Section 2.03(e)(iii) shall be conclusive in the absence of manifest error.

     (f) Any Lender whose Competitive Bid Quote has been accepted in accordance with Section 2.03(e) shall, not later than 1:00 P.M. Charlotte, North Carolina time on the date specified for the making of such Competitive Bid Loan, make the amount of such Competitive Bid Loan as accepted by the Borrower available to the Agent at the Principal Office in Dollars and in immediately available funds, for the account of the Borrower.
The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in Dollars and in immediately available funds, in the Borrower's Account or otherwise as shall be directed by the Borrower.

     2.04 Payment of Interest. (a) The Borrower shall pay interest to the Agent at the Principal Office (i) for the account of each Lender in the case of each Revolving Credit Loan, on the outstanding and unpaid principal amount of each Revolving Credit Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the Adjusted Eurodollar Rate or the Base Rate, as elected or deemed elected by the Borrower or otherwise applicable to such Loan as herein provided,
(ii) for the account of the Swing Line Lender in the case of each Swing Line Loan, on the outstanding and unpaid principal amount of each Swing Line Loan made by the Swing Line Lender for the period commencing on the date of such Swing Line Loan until such Swing Line Loan is paid in full by the Borrower or with a Revolving Credit Loan pursuant to Section 2.02(e) at the rate per annum as determined pursuant to Section 2.02(b), and (iii) for the account of each Lender making a Competitive Bid Loan, on the outstanding and unpaid principal amount of such Competitive Bid Loan for the period commencing on the date of such Competitive Bid Loan until such Competitive Bid Loan is paid in full at the applicable Absolute Rate; provided, however, that if any Event of Default shall have occurred and be continuing, all amounts outstanding hereunder shall bear interest thereafter (i) in the case of a Eurodollar Loan, at a rate of interest per annum which shall be two percent (2%) above the Adjusted Eurodollar Rate for such Eurodollar Loan until the end of the Interest Period during which such Event of Default occurred, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) or in the case of a Competitive Bid Loan, at a rate of interest per annum which shall be two percent (2%) above the applicable Absolute Rate for such Competitive Bid Loan until the end of the Interest Period during which such Event of Default occurred, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, and (iii) in the case of a Base Rate Loan or a Swing Line Loan, at a rate of interest per annum which shall be two percent (2%) above the Base Rate, or in each of (i), (ii) and (iii) above, the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full; provided further, it is expressly agreed that the imposition of an additional or higher rate of interest as provided in this Section 2.04 shall not constitute a penalty or forfeiture.

     (b) Interest on the outstanding principal balance of each Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed. Interest on each Loan shall be paid (i) quarterly in arrears on the first Business Day of each February, May, August and November commencing November 2, 1998, on each Base Rate Loan and each Swing Line Loan, (ii) on the last day of the applicable Interest Period for each Fixed Rate Loan and, for any Eurodollar Rate Loan having an Interest Period longer than three months also on the last day of every third month of such Interest Period, and (iii) upon payment or prepayment in full of the principal amount of such Loan (or the date such payment or prepayment is due if earlier).

     2.05 Payment of Principal. All Total Outstandings shall be due and payable to the Agent for the benefit of each Lender (or the Swing Line Lender in the case of Swing Line Outstandings and the Lender making Competitive Bid Loans in the case of Competitive Bid Outstandings) in full on the Revolving Credit Termination Date, or earlier as herein expressly provided. Competitive Bid Loans shall be due and payable to the Agent for the benefit of the Lender making such Competitive Bid Loan in full on the last day of the Interest Period for such Loan. The principal amount of any Loan may be prepaid in whole or in part at any time without penalty; provided, however, in connection with the prepayment of a Fixed Rate Loan, the Borrower shall pay to the Agent for the account of the applicable Lenders the amount, if any, required under Section 4.05 hereof. In the event that at any time Total Outstandings exceed the Total Revolving Credit Commitment, the Borrower shall promptly repay an amount of the Total Outstandings equal to or greater than such excess. All prepayments made by the Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000 (or with respect to Swing Line Loans, in the amount of $1,000,000 or such greater amount which is an integral multiple of $100,000), or such other amount as necessary to comply with this Section 2.05 or with Section 2.10, together with accrued and unpaid interest on the amounts paid.

     2.06 Payments; Non-Conforming Payments. (a) Each payment of principal (including any prepayment), interest and other amounts to be made by the Borrower under this Agreement and other Loan Documents shall be made to the Agent at the Principal Office, for the account of each Lender's Applicable Lending Office, in Dollars and in immediately available funds, without setoff, deduction or counterclaim, before 1:30 P.M. Charlotte, North Carolina time on the date such payment is due. With respect to Swing Line Loans and Competitive Bid Loans, each payment of principal and payment of interest shall be made to the Agent, for the account of the Swing Line Lender's Applicable Lending Office or the Applicable Lending Office of the Lender making such Competitive Bid Loan, as applicable, at the Principal Office in Dollars and in immediately available funds before 1:30 P.M. Charlotte, North Carolina, time on the date such payment is due. The Borrower shall give the Agent prior telephonic notice of any payment of principal, such notice to be given by not later than 11:30 A.M. Charlotte, North Carolina time, on the date of such payment.

     (b) The Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made both (i) in Dollars and in immediately available funds and (ii) prior to 1:30 P.M. Charlotte, North Carolina time on the date payment is due to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the time such funds become available funds. Any non-conforming payment shall be deemed not to have been made for purposes of Section 9.01(a) and (b) hereof. The Agent shall give prompt notice to the Authorized Representative and each of the Lenders (confirmed in writing) if any payment is non-conforming. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the respective rates of interest per annum specified in Section 2.04(a) in respect of late payments of interest, from the date such amount was due and payable until the date such amount is paid in full.

     (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (a) (ii) under the definition of "Interest Period"; provided, that interest shall continue to accrue during the period of any such extension.

     2.07 Borrower's Account. The Borrower shall continuously maintain the Borrower's Account for the purposes herein contemplated.

     2.08 Notes. (a) Revolving Credit Loans made by each Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, the Revolving Credit Note payable to the order of such Lender in the amount of its Revolving Credit Commitment, which Revolving Credit Note shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

     (b) Competitive Bid Loans made by each Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, the Competitive Bid Note payable to the order of such Lender, which shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

     (c) Swing Line Loans made by the Swing Line Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, the Swing Line Note dated the Closing Date or such later date in the event of a substitute Swing Line Lender and shall be duly executed and delivered by the Borrower.

     2.09 Pro Rata Payments. Except as otherwise provided herein, (a) each payment and prepayment on account of the principal of and interest on the Revolving Credit Loans and the fees described in Section 2.12 hereof shall be made to the Agent in the aggregate amount payable to the Lenders for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) each payment on account of the principal of and interest on a Competitive Bid Loan shall be made to the Agent for the account of the respective Lender making such Competitive Bid Loan, (c) each payment on account of the principal of and interest on a Swing Line Loan shall be made to the Agent for the account of the Swing Line Lender, (d) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and (e) the Agent will promptly distribute such payments received to the Lenders as provided for herein.

     2.10  Reductions.   The Borrower shall, by notice from an
Authorized Representative, have the right from time to time (but not more frequently than once during each calendar quarter upon not less than five (5) Business Days written notice to the Agent) to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day, telephonic notice (confirmed in writing) of such reduction. Each such reduction shall be in the amount of $10,000,000 or such greater amount which is in an integral multiple of $5,000,000, and shall permanently reduce the Total Revolving Credit Commitment and the Revolving Credit Commitment of each Lender pro rata. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the principal amount of the Total Outstandings to the extent that the Total Outstandings exceed the Total Revolving Credit Commitment after giving effect to such reduction, together with amounts required under Section 4.05.

     2.11  Conversions and Elections of Subsequent Interest
Periods.   The Borrower may:

     (a)  upon notice to the Agent on or before 11:30 A.M.
Charlotte, North Carolina time on any Business Day Convert all or a part of Eurodollar Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Loans; and

     (b) provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Sections 4.01, 4.02 and 4.03 hereof, on three
(3) Eurodollar Business Days' notice to the Agent on or before 11:30 A.M. Charlotte, North Carolina time:

          (i)  Continue Eurodollar Loans and elect a subsequent
     Interest Period for all or a portion of Eurodollar Loans to begin on the last day of the current Interest Period for such Eurodollar Loans; or

          (ii) Convert Base Rate Loans (other than Swing Line
     Loans) to Eurodollar Loans on any Eurodollar Business Day.

     Notice of any such Continuation or Conversion shall specify the effective date of such Continuation or Conversion and, with respect to Eurodollar Loans, the Interest Period to be applicable to the Loan as Continued or Converted. Each Continuation and Conversion pursuant to this Section 2.11 shall be subject to the limitations on Eurodollar Loans set forth in the definition of "Interest Period" herein and in Sections 2.01(a), (b) and (c) and Article IV hereof. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     2.12  Facility Fees and Utilization Premium.

     (a) Facility Fees. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, the Applicable Facility Fee payable quarterly in arrears on the amount of the Total Revolving Credit Commitment. Such payments of fees provided for in this Section 2.12 (a) shall be due in arrears on the first Business Day of each February, May, August and November, beginning November 2, 1998 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     (b) Utilization Premium. For the period beginning on the Closing Date and ending on the Total Facility Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an additional interest payment on each day on which the amount of Total Combined Outstandings exceeds $750,000,000 in an amount equal to the Utilization Premium times the difference of Total Outstandings less all Swing Line Outstandings and Competitive Bid Outstandings ("Adjusted Total Outstandings") calculated on the basis of a year of 360 days. Notwithstanding the foregoing, such additional interest payment shall also be payable on the average daily amount of the Adjusted Total Outstandings during the period commencing on the Closing Date and continuing until but excluding the date on which the certificate is delivered to the Agent pursuant to Section 7.01(b)(ii) hereof immediately following the third fiscal quarter of Fiscal Year 1998. Such additional interest payment shall be payable in arrears on the first Business Day of each February, May, August and November, beginning November 2, 1998.

     2.13 Deficiency Loans. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of Section 2.16, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its applicable Note; provided, that (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance (together with interest thereon as provided in clause (ii)) shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising the deficiency advance at the Federal Funds Rate, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

     2.14 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower and its Subsidiaries to provide working capital, to finance capital expenditures, to finance Permitted Acquisitions and to provide for the general corporate purposes of the Borrower and its Subsidiaries. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" directly or indirectly secured by margin stock within the meaning of Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board.

     2.15 Additional Fees. In addition to any fees described above, the Borrower agrees to pay to the Agent, BAS and Bank of America such other fees for their own account as may be agreed to in a separate writing or writings.

     2.16  Intraday Funding.

     Without limiting the provisions of Section 2.13, unless the Borrower or any Lender has notified the Agent not later than 12:00 Noon of the Business Day before the date any payment (including in the case of Lenders any Loan) to be made by it is due, that it does not intend to remit such payment, the Agent may, in its discretion, assume that Borrower or each Lender, as the case may be, has timely remitted such payment in the manner required hereunder and may, in its discretion and in reliance thereon, make available such payment (or portion thereof) to the Person entitled thereto as otherwise provided herein. If such payment was not in fact remitted to the Agent in the manner required hereunder, then:

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at the Federal Funds Rate; and

          (ii) if any Lender failed to make such payment after the Agent has provided the corresponding amount to the Borrower, the Agent shall be entitled to recover such corresponding amount forthwith upon the Agent?s demand therefor, the Agent promptly shall notify the Borrower, and the Borrower shall promptly pay an amount equal to such payment to the Agent in immediately available funds upon receipt of such demand.

The Agent also shall be entitled to recover interest on such payment amount in respect of each day from the date an amount equal to such payment was made available by the Agent to the Borrower to the date an amount equal to such payment is recovered by the Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate or (B) from the Borrower, at a rate per annum equal to the interest rate applicable to the Loan which includes an amount equal to such payment. Until the Agent shall recover an amount equal to such payment, together with interest thereon, an amount equal to such payment shall constitute a deficiency advance within the meaning of Section 2.13. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                           ARTICLE III

                        Letters of Credit

     3.01 Letters of Credit. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request and for the account of Borrower, to issue from time to time Letters of Credit for the Borrower's general corporate purposes upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank; provided, that the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment. No Letter of Credit shall be issued by the Issuing Bank with an expiry date or payment date occurring subsequent to the fifth Business Day preceding the Stated Revolving Credit Termination Date. The Issuing Bank shall not issue any Letter of Credit if the Total Outstandings when added to the face amount of any requested Letter of Credit would exceed the Total Revolving Credit Commitment.

     3.02  Reimbursement.

     (a) The Borrower hereby unconditionally and irrevocably agrees immediately to pay to the Issuing Bank on demand at the office designated by the Issuing Bank all amounts required to pay all drafts drawn under the Letters of Credit and all reasonable and customary expenses incurred by the Issuing Bank in connection with the Letters of Credit. The Borrower's obligations to pay the Issuing Bank under this Section 3.02, and the Issuing Bank's right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance whatsoever. If the Borrower fails to make payment in full to the Issuing Bank of all amounts drawn under any Letter of Credit by 11:30 a.m. on the date of such drawing, then to the extent permitted by Sections 2.01(c)(iv) and 3.02(c)(i) and (ii) hereof, all amounts owing in connection with a Letter of Credit shall be paid pursuant to Swing Line Loans or Revolving Credit Loans. The Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents. The Borrower agrees to pay the Issuing Bank interest on any amounts not paid when due hereunder at the Base Rate plus two percent (2%), or the maximum rate permitted by applicable law, if lower.

     (b) In accordance with the provisions of Section 2.01(c) hereof, the Issuing Bank shall notify the Agent (and shall also notify the Borrower) of any drawing under any Letter of Credit as promptly as practicable following the receipt by the Issuing Bank of such drawing.

     (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under Section 3.02(a), each Lender (other than the Issuing Bank) thereby shall, as hereinafter described, absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit in the manner set forth below:

          (i) With respect to amounts owing in connection with a Letter of Credit for which Swing Line Loans shall then be available, such Swing Line Loans shall be advanced under the Swing Line and each Lender (including the Swing Line Lender in its capacity as a Lender) shall share in the risk of loss with respect to such Swing Line Loans by, at the request of the Swing Line Lender, making a Revolving Credit Loan to repay such Swing Line Loan in an amount equal to such Lender's Applicable Commitment Percentage of such Swing Line Loan as set forth in Section 2.02.

          (ii) With respect to amounts owing in connection with a Letter of Credit for which a Swing Line Loan shall not be available, each Lender (including the Issuing Bank in its capacity as a Lender) prior to the Revolving Credit Termination Date, shall, subject to the terms and conditions of Article II, make a Revolving Credit Loan bearing interest at the Base Rate to the Borrower by paying to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, all as described in and pursuant to
     Section 2.01(c)(iv).

               (iii) With respect to drawings under any of the Letters of Credit for which a Revolving Credit Loan is not made as set forth in clause (ii) above, each Lender, upon receipt from the Agent of notice of a drawing in the manner described in Section 2.01(c), shall promptly pay to the Agent for the account of the Issuing Bank, prior to the applicable time set forth in Section 2.01(c), its Applicable Commitment Percentage of such drawing. Simultaneously with the making of each such payment by a Lender to the Agent for the account of the Issuing Bank, such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest) in the related Reimbursement Obligation of the Borrower. The Lenders? acquisition of and payment for Participations in any Reimbursement Obligation as set forth in this clause (iii) shall occur only if such Reimbursement Obligation is not paid pursuant to Swing Line Loans or Revolving Credit Loans. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Revolving Credit Loans made in accordance with Section 2.01(c) or otherwise.

               (iv) Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to this Section 3.02(c), and the right of the Issuing Bank to receive the same, shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by this Section 3.02(c), such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.01(c) until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Issuing Bank from the Federal Reserve Bank.
          (v)  In the event the Lenders have purchased
     Participations in any Reimbursement Obligation as set forth in clause (iii) above, then at any time payment is received by the Issuing Bank as issuer of the Letter of Credit from the Borrower of such Reimbursement Obligation, in whole or in part, the Issuing Bank shall pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

          (vi) Nothing contained herein shall be deemed to release the Issuing Bank from any obligation it may incur to reimburse any Lender arising from the Issuing Bank's wrongful payment of a drawing under any Letter of Credit as a result of its gross negligence or willful misconduct.

     (d) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to each Lender, a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Outstanding Letter of Credit.

     (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 5.01 and Section 5.02 hereof, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

     (f) Without duplication of Section 11.11 hereof, the Borrower hereby agrees to defend, indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided, that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the party to be indemnified. The provisions of this Section 3.02(f) shall survive repayment of the Obligations, the occurrence of the Total Facility Termination Date, and expiration or termination of this Agreement.

     (g)  Without limiting Borrower's rights as set forth in
Section 3.02(f) above, the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreements for Letters of Credit, notwithstanding the existence of any of the following circumstances:

          (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto
     (collectively, the "Related Documents");

          (ii) any amendment or waiver of or any consent to or departure from all or any of the Related Documents;

          (iii) the existence of any claim, setoff, defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Agent, Lenders or any other Person, whether in connection with the Loan Documents, the Related Documents or any unrelated transaction;

          (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), Agent, Lenders or any other Person;

          (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided, however, that nothing contained herein shall be deemed to release the Issuing Bank or any other Lender of any liability for actual loss arising as a result of its gross negligence or willful misconduct.

     3.03 Letter of Credit Fee. The Borrower agrees to pay (i) to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee per annum on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Interest Addition as in effect from time to time which fee shall be deemed immediately earned when paid and (ii) to the Issuing Bank for its own account, as issuer of each Letter of Credit, a fee per annum equal to 0.125% of the aggregate amount available to be drawn on each outstanding Letter of Credit which fee shall be deemed immediately earned when paid. Such payments of fees provided for in this Section 3.03 with respect to each Letter of Credit shall be payable in arrears in quarterly installments on the first Business Day of each February, May, August and November, commencing November 2, 1998. Such fees shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     3.04 Administrative Fees. The Borrower shall pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree in writing from time to time.

     3.05 Existing Letters of Credit. The Existing Letters of Credit shall be deemed issued hereunder as of the Closing Date and constitute both usage of the Total Letter of Credit Commitment and Letter of Credit Outstandings. Accordingly, each of the Lenders (other than the Issuing Bank) shall be deemed to have, as of the Closing Date, a Participation in the liability of the Issuing Bank in respect of each such Existing Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability.
                            ARTICLE IV

                     Change in Circumstances

     4.01  Increased Cost and Reduced Return.

     (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

          (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Fixed Rate Loans, its Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Fixed Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

          (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

          (iii)     shall impose on such Lender (or its
     Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Fixed Rate Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Fixed Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this
Section 4.01(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.04 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

     (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 4.01 for a period not greater than 180 days and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 4.01 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive when made in good faith and in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Any claim for compensation under this Section 4.01 shall be made by the applicable Lender within 180 days after the date on which the officer of such Lender who has responsibility for compliance with the obligations under this Agreement knows or has reason to know of such Lender's right to any compensation under this Section
4.01 or, if any such Lender fails to deliver such demand within such 180-day period, such Lender shall only be entitled to compensation under this Section 4.01 from and after the date that is 180 days prior to the date such Lender delivers such demand.

     4.02. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

          (a)  the Agent reasonably determines (which
     determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted
     Eurodollar Rate for such Interest Period; or

          (b) the Required Lenders reasonably determine (which determination shall be conclusive) and notify the Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans.

     4.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 4.04 shall be applicable).

     4.04 Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 4.01, 4.02 or 4.03 hereof (such Eurodollar Loans being herein called "Affected Loans"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 4.03 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.01, 4.02 or 4.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.01, 4.02 or
4.03 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 4.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans made by other Lenders, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitment.

     4.05 Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

          (a) any payment, prepayment, or Conversion of a Fixed Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.01) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 5.02 to be satisfied) to borrow, Convert, Continue, or prepay a Fixed Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant Borrowing Notice, prepayment, Continuation, or Conversion under this Agreement.

     4.06 Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, (i) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under applicable law in effect on the date hereof, and
(iv) and taxes arising after the date hereof solely as a result of or attributable to a Lender changing its Applicable Lending Office after the date such Lender becomes a party hereto (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its principal office, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.06) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

     (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 4.06(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under
Section 4.06(a) or 4.06(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.06, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

     (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

     (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.06 shall survive the expiration or termination of this Agreement and repayment in full of the Notes and all other Obligations and the occurrence of the Total Facility Termination Date.

     (i) Any Lender claiming additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole judgment of such Lender, be disadvantageous to such Lender. The Borrower shall promptly upon request by any Lender or the Agent take all actions (including, without limitation, the completion of forms and the provisions of information to the appropriate taxing authorities) reasonably requested by such Lender or the Agent to secure the benefit of any exemption from, or relief with respect to, Taxes or Other Taxes in relation to any amounts payable under this Agreement.

     (j)  In the event that an additional payment is made under
Section 4.06(a) or 4.06(c) for the account of any Lender and such Lender, in its reasonable opinion, determines that it has received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall reasonably determine to be attributable to such deduction or withholding and as will leave such Lender (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding.

                            ARTICLE V

     Conditions to Making Loans and Issuing Letters of Credit

     5.01  Conditions of Initial Loan and Issuance of Letters of
Credit. The obligation of the Lenders to make the initial Loan and of the Issuing Bank to issue the Letters of Credit is subject to the following conditions precedent:

     (a) The Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, or otherwise be satisfied as to, each of the following:

          (i) executed originals of each of this Agreement, the Notes and the other Loan Documents, together with all schedules and exhibits thereto;

          (ii) favorable written opinions of special counsel or in-house counsel to the Borrower and the Guarantors dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to the Agent, the Lenders and to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit M attached hereto and incorporated herein by reference;

          (iii) Organizational Action of the Borrower and each of the Guarantors certified by its secretary or assistant secretary or other appropriate official as of the Closing Date, appointing (in the case of the Borrower) the initial Authorized Representatives and approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof and the incurrence of obligations thereunder;

          (iv) specimen signatures of officers of the Borrower and each Guarantor executing the Loan Documents on behalf of such Person, certified by the secretary or assistant secretary or other appropriate official of the Borrower or Guarantor, as applicable;

          (v) a certificate of the secretary or assistant secretary of the Borrower and each Guarantor as to the absence of any change to the Organizational Documents or Operating Documents of the Borrower and each Guarantor since September 17, 1998 or February 18, 1999, respectively, (the date certified copies were last delivered to the Agent).

           (vi) certificates issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of incorporation (or other organization, as applicable) as to the due existence and, if issued by such governmental authority, good standing of the Borrower and each Guarantor therein;

          (vii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower and each Guarantor as of a recent date by the Secretary of State or other appropriate Governmental Authority of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could reasonably be expected to have a Material Adverse Effect;
          (viii) notice of appointment of the initial Authorized Representative of the Borrower in the form of Exhibit C hereto;

          (ix) certificate of an Authorized Representative dated the date hereof demonstrating compliance with the financial covenants contained in Sections 8.02 and 8.03, all as of May 1, 1999 substantially in the form of Exhibit N attached hereto;

          (x) all fees payable by the Borrower on the date hereof to the Agent, Bank of America, BAS and the Lenders, including any upfront fee as agreed to in writing;

          (xi) a certificate of an Authorized Representative as to the occurrence or truthfulness, as applicable, of the matters set forth in Section 5.01(b) hereof as of the Closing Date; and

          (xii)     such other documents, instruments,
     certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

     (b)  Each of the following shall have occurred or be true:

          (i) there shall not be any action, suit, investigation or proceeding pending or threatened by, before or otherwise involving any Governmental Authority or other Person that could reasonably be expected to have a material adverse effect on (x) the business, business prospects, results of operations or condition (financial or otherwise) of the Borrower or its Subsidiaries or (y) the ability of the Borrower or its Subsidiaries to observe and perform the covenants and agreements contained herein or in any other Loan Document or the ability of any Lender to receive the benefit of any remedy provided thereto under any Loan Document or (z) any transaction contemplated hereby;

          (ii) the Borrower and its Subsidiaries shall be in compliance with respect to all existing financial obligations.

     (c)  In the good faith judgment of the Agent and the
     Lenders:

          (i) there shall not have occurred a material adverse change since January 30, 1999 in the business, business prospects, results of operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, or in the facts and information regarding such entities as represented to date; and

          (ii) the Agent shall have received and reviewed, with results satisfactory to the Agent and its counsel, all information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of the Borrower and its Subsidiaries.

     5.02 Conditions of Loans. The obligations of the Lenders to make any Loan, the Swing Line Lender to make Swing Line Loans and the Issuing Bank to issue Letters of Credit hereunder, on or subsequent to the Closing Date are (except as set forth in Section 2.01(c)(iv), 2.02(e) or 3.02(c)) subject to the satisfaction of the following conditions (which are not applicable as conditions precedent to any Loan being Continued or Converted pursuant to Section 2.11 hereof).

     (a) the Agent shall have received a notice of such borrowing or request if required by Article II hereof;

     (b) the representations and warranties of the Borrower and each Guarantor set forth in Article VI hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or issuance of such Letters of Credit, as the case may be, with the same effect as though such representations and warranties had been made on and as of such date, other than such representations and warranties which expressly relate to an earlier date and after taking into account any merger or consolidation permitted under Section 8.08 hereof, and except that the financial statements referred to in
Section 6.01(f)(i) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 7.01 hereof solely for the purpose of the representation and warranty contained in such Section 6.01(f)(i) but not for the purpose of any cross reference to such Section 6.01(f)(i) or to the financial statements described therein contained in any other provision of Section 6.01(f)(i) or elsewhere in this Agreement;

     (c) in the case of the issuance of a Letter of Credit, Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it may reasonably request;

     (d) at the time of each such Loan, Swing Line Loan or issuance of each Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing and the obligations shall not have been declared to be immediately due and payable pursuant to Section 9.01(A)(ii) hereof;

     (e) immediately after giving effect to a Swing Line Loan, the aggregate Swing Line Outstandings shall not exceed the Total
Swing Line Commitment;

     (f) immediately after issuing any Letter of Credit, the aggregate Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment; and

     (g) immediately after giving effect to any Loan or Letter of Credit (i) Total Outstandings shall not exceed the Total Revolving Credit Commitment and (ii) each Lender's Applicable Commitment Percentage of Revolving Credit Loans (other than Competitive Bid Loans) and Participations shall not exceed its Revolving Credit Commitment.
                            ARTICLE VI

                  Representations and Warranties

     6.01 Representations and Warranties. The Borrower represents and warrants to the Lenders and the Agent with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans and issuance of Letters of Credit), that:

     (a)  Organization and Authority.

          (i) the Borrower and each Subsidiary is a legal entity duly organized or created and validly existing under the laws of the jurisdiction of its incorporation or creation;

          (ii) the Borrower and each Subsidiary (1) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted, and (2) is qualified to do business in each jurisdiction in which its ownership or lease of property or the nature of its business makes such qualification necessary and in which failure so to qualify could reasonably be expected to have a Material Adverse Effect;

          (iii) the Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

          (iv) each Guarantor has the power and authority to execute, deliver and perform the Guaranty and the other Loan
     Documents to which it is a party; and

          (v) each of the Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and is the legal, valid and binding obligation or agreement, as the case may be, of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

     (b) Loan Documents. The execution, delivery and performance by a Loan Party of each of the Loan Documents to which such Loan Party is a party:

          (i)  have been duly authorized by all requisite
     Organizational Action (including any required shareholder approval) of such Loan Party required for the lawful execution, delivery and performance thereof;

          (ii) do not violate any provisions of (1) any applicable law, rule or regulation, (2) any order of any court or other agency of government binding on the Borrower or any Guarantor, or their respective properties, or (3) the Organizational Documents or Operating Documents of such Loan Party;
          (iii) will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, agreement or other instrument to which any Loan Party is a party, or by which the properties or assets of any Loan Party are bound; and

          (iv) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Loan Party except any Liens in favor of the Agent and the Lenders created by the Loan Documents;

     (c) Solvency. Each Loan Party is Solvent after giving effect to the Saks Acquisition and the transactions contemplated by this Agreement and the other Loan Documents;

     (d) Subsidiaries and Stockholders. Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in
Schedule 6.01(d) hereto and Subsidiaries after the date hereof acquired or created in compliance with Section 7.18 (if then applicable); Schedule 6.01(d) to this Agreement states as of the date hereof (i) with respect to all wholly owned Subsidiaries, the names and owners thereof and (ii) with respect to all non-wholly owned Subsidiaries, the authorized and issued capitalization of each such Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 6.01(d) and all shares and other interests for each of its wholly owned Subsidiaries, free and clear of any Lien;

     (e) Ownership Interests. Borrower owns no interest in any Person other than as permitted under Section 8.07;

     (f)  Financial Condition.

          (i) The Borrower has heretofore furnished to each Lender (1) the audited consolidated income statement, balance sheet, and statements of cash flow and changes in shareholders' equity of the Borrower and its Subsidiaries for the Fiscal Year ended January 30, 1999 and the notes thereto and (2) the unaudited interim consolidated income statement, balance sheet and statements of cash flow in each case without notes, for and as of the three- month
     period ending May 1, 1999.   Except as set forth therein,
     such financial statements present fairly, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the Fiscal Year and interim period then ended and the results of operations for the Fiscal Year and interim period then ended, all in conformity with Generally Accepted Accounting Principles applied on a basis consistent with prior periods, subject to, in the case of the interim period then ended, full footnote disclosure and year and audit adjustments;

          (ii) since January 30, 1999, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or in the businesses, properties and operations of the Borrower and its Subsidiaries, considered as a whole, nor have such businesses or properties, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

          (iii) except as set forth in the financial statements referred to in Section 6.01(f)(i) or in Schedule 6.01(f) or Schedule 6.01(j) attached hereto, or as permitted under Section 8.04 hereof or any other provision of this Agreement or any other Loan Document, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material indebtedness, obligations, commitments or other liability contingent or otherwise which remain outstanding or unsatisfied;

     (g) Title to Properties. The Borrower and its Subsidiaries have title to all their respective owned real and personal properties, subject to no Liens of any kind, except for (i) the Liens described in Schedule 6.01(g) attached hereto and
(ii) Liens permitted under Section 8.05 hereof;

     (h) Taxes. Except as set forth in Schedule 6.01(h) attached hereto, the Borrower and its Subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed by them and except for taxes and assessments being contested as permitted under Section 7.04, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due;

     (i)  Other Agreements.  Neither the Borrower nor any
Subsidiary is

          (i) a party to any judgment, order, decree or any agreement or instrument or subject to restrictions which could reasonably be expected to have a Material Adverse
     Effect; or

          (ii) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be expected to have, a Material Adverse Effect;

     (j)  Litigation.   Except as set forth in Schedule 6.01(j)
attached hereto, there is no action, suit, litigation, investigation or proceeding at law or in equity or by or before any Governmental Authority pending, including without limitation matters pertaining to labor, employment, wages, hours, occupational safety and taxation, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, an adverse ruling or determination in which could reasonably be expected to have a Material Adverse Effect;

     (k) Margin Stock. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

     (l) Investment Company. Neither the Borrower nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ? 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as amended from time to time;

     (m) Patents, Etc. Except as set forth in Schedule 6.01(m) attached hereto, the Borrower and its Subsidiaries own or have the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person, except to the extent the failure to have such ownership or rights could not reasonably be expected to have a Material Adverse Effect;

     (n) No Untrue Statement. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of any Loan Party in accordance with or pursuant to any Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading in any material respect;

     (o) No Consents, Etc. Except as set forth in Schedule 6.01(o) attached hereto, neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be;

     (p)  Benefit Plans.

          (i) None of the employee benefit plans maintained at any time by the Borrower or any Subsidiary or the trusts created thereunder has engaged in a prohibited transaction or violated any Foreign Benefit Law which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA or under any Foreign Benefit Law;
          (ii) None of the employee benefit plans maintained at any time by the Borrower or any Subsidiary which are employee pension benefit plans and which are subject to Title IV of ERISA or any Foreign Benefit Law or the trusts created thereunder has been terminated so as to result in a material liability of the Borrower under ERISA or under any Foreign Benefit Law nor has any such employee benefit plan of the Borrower or any Subsidiary incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA or any other Person exercising similar duties and functions under any Foreign Benefit Law, other than for required insurance premiums which have been paid or are not yet due and payable; neither the Borrower nor any Subsidiary has withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan resulting in any material assessed and unpaid withdrawal liability; the Borrower and the Subsidiaries have made or provided for all contributions in all material amounts to all such employee pension benefit plans which they maintain and which are required as of the end of the most recent fiscal year under each such plan; neither the Borrower nor any Subsidiary has incurred any material accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by such Pension Benefit Guaranty Corporation or any other Person exercising similar duties and functions under any Foreign Benefit Law;

          (iii) The present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV of ERISA or any Foreign Benefit Law, maintained by the Borrower or any Subsidiary, did not, as of the most recent valuation date for each such plan, exceed by a material amount the then current value of the assets of such employee benefit plans allocable to such benefits;

          (iv) To the knowledge of the Borrower based on its actual knowledge and based on information, if any, that the Lenders may provide to the Borrower from time to time, the consummation of the Loans and the issuance of the Letters of Credit provided for in Article II and Article III will not involve any prohibited transaction under ERISA or any Foreign Benefit Law which is not subject to a statutory or administrative exemption;

          (v) To the best of the Borrower's knowledge, each employee pension benefit plan subject to Title IV of ERISA or any Foreign Benefit Law, maintained by the Borrower or any Subsidiary, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules and any applicable Foreign Benefit Law;

               (vi) There has been no material withdrawal liability incurred and unpaid with respect to any Multi-employer Plan to which the Borrower or any Subsidiary is or was a contributor;

          (vii) As used in this Agreement, the terms "employee benefit plan," "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code
     Section 4975 and ERISA;

          (viii) Neither the Borrower nor any Subsidiary has any liability not disclosed on any of the financial statements furnished to the Lenders pursuant to Section 7.01 hereof, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability could reasonably be expected to have a Material Adverse Effect;

     (q) No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder;

     (r) Environmental Matters. The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws the failure of which to comply could reasonably be expected to have a Material Adverse Effect and has been issued and currently maintains all federal, state and local permits, licenses, certificates and approvals the failure of which to obtain or maintain could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has been notified of any material pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law, in each case which could reasonably be expected to have a Material Adverse Effect;

     (s)  RICO.   Neither the Borrower nor any Subsidiary is
engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws;

     (t) Compliance with Laws. The Borrower and each Subsidiary is in compliance with all laws, rules and regulations, and all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and all other valid requirements of any Governmental Authority with respect to the conduct of its business, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

     (u) Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could reasonably be expected to be adversely affected by the "Year 2000 Problem" (that is, the risk that computer hardware and software applications used by the Borrower or any of its Subsidiaries (or material suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999),
(ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer hardware and software applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.
                           ARTICLE VII

                      Affirmative Covenants

     Until the occurrence of the Total Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will:

     7.01 Financial Reports, Etc. (a) as soon as practicable and in any event within ninety-five (95) days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) the consolidated balance sheets of the Borrower and its Subsidiaries, in each case with the notes thereto, the related consolidated statements of operations, cash flow, and shareholders' equity and the respective notes thereto for such Fiscal Year, setting forth in the case of the consolidated statements comparative financial statements for the preceding Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing, with respect to the consolidated financial reports, an opinion of PriceWaterhouseCoopers LLP, or any other "Big 5" accounting firm or other such independent certified public accountants of recognized national standing selected by the Borrower and approved by the Agent, which is unqualified and devoid of any exception which is not acceptable to the Required Lenders; and
(ii) a certificate of an Authorized Representative as to the existence or non-existence of any Default or Event of Default, demonstrating compliance with Sections 8.01, 8.02 and 8.03 of this Agreement as of the end of the most recent Fiscal Year for which such covenant compliance is demonstrated, which certificate shall be substantially in the form attached hereto as Exhibit N and incorporated herein by reference;

     (b)  as soon as practicable and in any event within fifty
(50) days after the end of each quarterly period of each Fiscal Year (except the last reporting period of the Fiscal Year), or if an extension has been granted by the Securities and Exchange Commission for the filing by the Borrower of its quarterly report on Form 10-Q, then by the earlier of the date such Form 10-Q is actually filed and the last day of such extended time period, but in no event later than sixty (60) days after the end of such quarterly period for which such Form 10-Q is to be filed, deliver to the Agent and each Lender (i) the consolidated balance sheets of the Borrower and its Subsidiaries, in each case as of the end of such reporting period, the related consolidated statements of operations and cash flow for such reporting period and for the period from the beginning of the Fiscal Year through the end of such reporting period, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, all of such interim financial statements being prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, subject to normal year-end audit adjustments, and (ii) a certificate of an Authorized Representative as to the existence or non-existence of any Default or Event of Default and containing computations for such quarter comparable to that required pursuant to Section 7.01(a)(ii);

     (c) together with each delivery of the financial statements required by Section 7.01(a)(i) hereof, deliver to the Agent and each Lender a letter from the Borrower's accountants specified in
Section 7.01(a)(i) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 7.01(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

     (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of
(i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, and (ii) any proxy statement distributed by the Borrower to its shareholders, bondholders or the financial community in general;

     (e) promptly, and in any event within two (2) Business Days, after the public announcement of any change in the Debt Rating, deliver written notice to the Agent of such new Debt Rating and the Debt Rating Date. The Borrower shall also provide such additional evidence of such new Debt Rating as may be requested by the Agent, including without limitation evidence from either or both of S&P and Moody's (or such other Alternative Rating Agency), as applicable, within ten (10) Business Days of such request; and

     (f) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and each Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

     7.02 Maintain Properties. (i) Maintain all properties necessary to its operations in good working order and condition (ordinary wear and tear excepted) and make all needed repairs, replacements and renewals as are necessary to conduct its business in accordance with customary business practices and (ii) preserve and protect its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary or useful in the conduct of its operations.

     7.03 Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits, except to the extent conveyed in connection with transactions permitted under Sections
8.06 or 8.08 hereof, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary and in which the failure so to qualify could reasonably be expected to have a Material Adverse Effect.

     7.04 Taxes. Pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a Lien against any of its properties except any of the foregoing being contested in good faith by appropriate proceedings diligently conducted and against which reserves sufficient under GAAP have been established.

     7.05 Insurance. (i) Maintain insurance with responsible insurance carriers against loss or damage by fire and other hazards as are customarily insured against by similar businesses owning such properties similarly situated, (ii) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions providing no less coverage than insurance customarily carried by similar businesses owning similar properties and conducting similar operations, and (iii) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes).

     7.06 True Books. Keep true books of record and account in compliance with Generally Accepted Accounting Principles.

     7.07 Right of Inspection. Permit any Lender or the Agent (through their employees and other agents), at the expense of such Lender or the Agent, as applicable, or at the reasonable expense of the Borrower if a Default has occurred and is continuing, to visit and inspect any of the properties (subject to the rights of third party tenants in possession), corporate books and financial reports of the Borrower and its Subsidiaries, and to discuss their respective affairs, finances and accounts with their principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

     7.08 Observe All Laws; Licenses. Comply in all material respects with all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, including without limitation Environmental Laws, the noncompliance with which could reasonably be expected to have a Material Adverse Effect. Borrower shall also obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents and with respect to which the failure to so obtain and maintain could reasonably be expected to have a Material Adverse Effect.

     7.09 Covenants Extending to Subsidiaries. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 7.02 through 7.08, inclusive.

     7.10 Officer's Knowledge of Default. Upon any Authorized Representative of the Borrower obtaining knowledge of any Default or Event of Default, promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto and stating that such notice is a "notice of default."

     7.11 Suits or Other Proceedings. Upon any Authorized Representative of the Borrower obtaining knowledge of any litigation or other proceeding being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, in an aggregate amount greater than $10,000,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, proceeding, levy, execution or other process.

     7.12 Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Agent true, accurate and complete copies of any and all written notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any of the following, in each case which could reasonably be expected to have a Material Adverse Effect: (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Laws; (b) release or threatened release by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license or otherwise; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

     7.13 Environmental Compliance. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation from any Governmental Authority alleging that the Borrower or any Subsidiary has violated any applicable Environmental Law, released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, in each case the violation or occurrence of which could reasonably be expected to have a Material Adverse Effect, the Borrower shall promptly (and in any event within the time period permitted and to the extent required by the applicable Environmental Law or by the applicable Governmental Authority responsible for enforcing such Environmental Law) remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability.

     7.14 Year 2000 Notice. Notify the Agents and the Lenders in the event the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant by September 30, 1999, except to the extent that such failure could not reasonably be expected to result in a Material Adverse Effect.

     7.15 Further Assurances. At its cost and expense, upon request of the Agent, duly execute and deliver or cause another Loan Party to duly execute and deliver, to the Agent such further instruments, documents, certificates, and agreements, and do and cause another Loan Party to do such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents.

     7.16 Benefit Plans. Comply in all material respects with all requirements of ERISA and any Foreign Benefit Law applicable to it and furnish to the Agent as soon as possible and in any event (i) within thirty (30) days after the Borrower knows or has reason to know that any reportable event or other event under any Foreign Benefit Law with respect to any employee benefit plan maintained by the Borrower or any Subsidiary which could give rise to termination or the imposition of any material tax or penalty has occurred, written statement of an Authorized Representative describing in reasonable detail such reportable event or such other event and any action which the Borrower or applicable Subsidiary proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation or to any other applicable Person exercising similar duties and functions under any Foreign Benefit Law or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any Subsidiary may receive from the Pension Benefit Guaranty Corporation or from any other Person exercising similar duties and functions under any Foreign Benefit Law relating to the intention of the Pension Benefit Guaranty Corporation or any such Person to terminate any employee benefit plan or plans of the Borrower or any Subsidiary or to appoint a trustee to administer any such plan, (iii) within 10 days after a filing with the Pension Benefit Guaranty Corporation pursuant to
Section 412(n) of the Code or with any Person pursuant to any Foreign Benefit Law of a notice of failure to make a required installment or other payment with respect to a plan, a certificate of an Authorized Representative setting forth details as to such failure and the action that the Borrower or its affected Subsidiary, as applicable, proposes to take with respect thereto, together with a copy of such notice given to the Pension Benefit Guaranty Corporation or to such Person, and (iv) promptly after the incurrence thereof and in any event within 10 days, notice of withdrawal by the Borrower or any Subsidiary from any Multi-employer Plan which withdrawal could reasonably result in a material withdrawal liability.

     7.17 Continued Operations. Continue at all times to conduct its business and engage principally in a line or lines of business similar to the business substantially as conducted on the Closing Date by the Borrower and its Subsidiaries (subject to the right to dispose of assets in transactions permitted under
Section 8.06 hereof).

     7.18  New Subsidiaries.

     (a) Subject to subsection (c) below, not later than forty-five (45) Business Days following the acquisition or creation of any Material Subsidiary (other than a Foreign Subsidiary), or upon any previously existing Person becoming a Material Subsidiary (other than a Foreign Subsidiary), cause to be delivered to the Agent for the benefit of the Lenders each of the following:

          (i) a Guarantor Joinder Agreement executed by such Subsidiary, with appropriate insertions of identifying information and such other changes to which the Agent may consent in its discretion;

          (ii) an opinion of counsel to such Subsidiary dated as of the date of delivery of the Guarantor Joinder Agreement provided in the foregoing clause (i) and addressed to the Agent and the Lenders, in form and substance substantially similar to the opinions of counsel to the Guarantors delivered on the Closing Date to the Lenders pursuant to
     Section 5.01 hereof; and

          (iii) current copies of the Organizational Documents and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors (or other comparable group of individuals performing a similar function), or appropriate committees thereof (and, if required by such Organizational Documents or Operating Documents or by applicable laws, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in clause (i) of this
     Section 7.18 and evidence satisfactory to the Agent (confirmation of the receipt of which will be provided by the Agent to the Lenders) that such Subsidiary is Solvent as of such date and after giving effect to the Guaranty.

     (b) Subject to subsection (c) below, not later than forty-five (45) Business Days following the acquisition or creation of a Foreign Subsidiary which is a Material Subsidiary, or upon any previously existing Person becoming a Foreign Subsidiary which is a Material Subsidiary, cause to be delivered to the Collateral Agent for the benefit of the Secured Parties each of the following:

          (i) a pledge agreement (the "Pledge Agreement") to be entered into by the Borrower or Subsidiary (excluding any Foreign Subsidiary) owning any or all of the capital stock or other ownership interest of such Foreign Subsidiary (the "Pledgor") in form and substance acceptable to the Collateral Agent pledging (a) all such capital stock owned by the Borrower or such Subsidiary but not in excess of 65% of all such capital stock or ownership interests of such Foreign Subsidiary entitled to vote in the election of directors (or persons performing similar functions) and (b) 100% of all other capital stock or ownership interests (the "Pledged Stock");

          (ii) the certificates evidencing the Pledged Stock together with duly executed stock powers or powers of assignment in blank affixed thereto;

          (iii) an opinion of counsel to the Pledgor dated as of the date of delivery of the Pledge Agreement provided in the foregoing clause (i) and addressed to the Collateral Agent and the Secured Parties as to matters regarding the enforceability of such Pledge Agreement and the status of such Pledged Stock in form and substance acceptable to the Collateral Agent; and

          (iv) the items referred to in (a)(iii) above with respect to the Pledgor.

     (c) This Section shall be of no further force or effect if the Guaranty has been terminated in accordance with Section 11.20 hereof.
                           ARTICLE VIII

                        Negative Covenants

     Until the occurrence of the Total Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

     8.01 Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than (A) the amount equal to ninety percent (90%) of the Borrower's Consolidated Net Worth as of November 1, 1998 after completion of the Saks Acquisition plus
(B) an amount equal to one hundred percent (100%) of the Net Proceeds of each sale of capital stock or other equity interest (including those instruments and securities exchangeable, convertible or exercisable into capital stock or other equity interests at such time as such instruments are recognizable in Consolidated Net Worth in accordance with GAAP) in the Borrower or any Subsidiary after November 1, 1998 plus (C) an amount equal to the sum of fifty percent (50%) of Consolidated Net Income of the Borrower and its Subsidiaries (without deduction for any negative Consolidated Net Income) for each full fiscal quarter ending after November 1, 1998.

     8.02 Consolidated Fixed Charge Ratio. Permit, at the end of any Four-Quarter Period of the Borrower, the Consolidated
Fixed Charge Ratio for such Four-Quarter Period to be equal to or less than 1.50 to 1.00.

     8.03 Consolidated Funded Total Indebtedness to Consolidated EBITDA. Permit, at the end of any Four-Quarter Period of the Borrower, the ratio of Consolidated Funded Total Indebtedness to Consolidated EBITDA for such Four-Quarter Period to be greater than 3.50 to 1.00.

     8.04 Indebtedness. (a) Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except

          (i) All Indebtedness existing as of the date hereof and set forth in Schedule 8.04 attached hereto and incorporated herein by reference and any extension, renewal or refinancing thereof that does not increase the principal amount thereof from that existing immediately prior to such extension, renewal or refinancing; and that does not result in an interest rate which is greater than the market rate generally available to companies similarly situated to the Borrower for similar transactions; provided, none of the instruments and agreements evidencing or governing such Indebtedness (including extensions, renewals and refinancings thereof) shall be amended, modified or supplemented after the Closing Date (nor shall any new or other documents be entered into which are effective) to change any terms of repayment, subordination with respect to the Obligations, restrictions against incurring Liens or Indebtedness, rights of conversion, enforcement, put or exchange, mandatory prepayment, reduction in commitment or addition of or adverse change in any borrowing base with respect to such Indebtedness from such terms and rights as in effect on the Closing Date unless such amendments, modifications or supplements (or new or other documents) would not reasonably be expected to have an adverse effect on the Borrower, or its creditworthiness with respect to its Obligations;

          (ii) Indebtedness owing to the Agent or any Lenders in connection with this Agreement, any Note or other Loan
     Document;

          (iii)     Indebtedness consisting of Rate Hedging
     Obligations permitted under Section 8.13 hereof;

          (iv) The endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (v) Indebtedness incurred directly by the Borrower or any Subsidiary exclusively to finance machinery, equipment and other fixed assets purchased after September 17, 1998 and Indebtedness incurred after September 17, 1998 and secured by the Borrower's or any Subsidiary's real property (including without limitation, Indebtedness secured in connection with any tax retention operating leases and synthetic leases), provided that such Indebtedness (i) is secured, if at all, solely by a Lien permitted in accordance with Sections 8.05(iii) or (vii) hereof, as applicable, (ii) shall not be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing and (iii) does not, at the time of incurrence, in the aggregate during any consecutive twelve month period for the Borrower and all Subsidiaries exceed a principal amount equal to five percent (5%) of Consolidated Net Worth (calculated as of the most recent fiscal period with respect to which the Agent shall have received the Required Financial Information);

          (vi) Indebtedness of any Subsidiary owing to the Borrower or a Subsidiary and Indebtedness of the Borrower owing to a Subsidiary;

          (vii) Additional Indebtedness of the Borrower and its Subsidiaries, including without limitation Indebtedness related to commercial and documentary letters of credit, standby letters of credit, or otherwise, provided that (i) the affirmative and negative covenants and events of default contained in the documents evidencing such additional Indebtedness are not materially more restrictive than those contained in the Loan Documents, (ii) neither a Default nor Event of Default exists at the time such additional Indebtedness is incurred or would result from the incurrence of such additional Indebtedness and (iii) in the event such additional Indebtedness matures or requires any principal payment, including pursuant to acceleration, or mandatory prepayment or redemption, on or prior to the Total Facility Termination Date, the aggregate amount outstanding of such additional Indebtedness which is due (either at maturity or as a principal payment) prior to the Total Facility Termination Date shall not at any time (as determined by the face amount of such Indebtedness where exceed fifteen percent (15%) of Consolidated Total Assets (calculated as of the most recent fiscal period with respect to which the Agent shall have received the Required Financial Information);

          (viii) Any guaranty of Indebtedness of the Borrower or any Guarantor which is permitted to be incurred pursuant to this Section 8.04; and

          (ix) Indebtedness outstanding under the 364 Day
     Facility Credit Agreement.

     (b) Permit at any time the amount of Indebtedness of all Subsidiaries (excluding Securitization Subsidiaries and Saks REMIC Subsidiaries) in the aggregate to exceed ten percent (10%) of Consolidated Net Worth (calculated as of the most recent fiscal period with respect to which the Agent shall have received the Required Financial Information); provided, prior to the Borrower's achievement of an Investment Grade Rating and the release of the Guaranty pursuant to Section 11.20, this limitation shall only apply to Subsidiaries (other than Securitization Subsidiaries and Saks REMIC Subsidiaries) which are not Guarantors.

     8.05 Liens. Incur, create or permit to exist any Lien with respect to any property or assets now owned or hereafter acquired by the Borrower or any of its Subsidiaries, other than

          (i) Liens existing as of the date hereof and as set forth in Schedule 6.01(g) attached hereto;

          (ii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

          (iii)     Liens in respect of purchase money
     Indebtedness in connection with the acquisition of machinery, equipment and other fixed assets permitted to be incurred pursuant to Section 8.04(v) hereof; provided that
     (a) the original principal balance of the Indebtedness secured by such Lien constitutes not less than 75% and not more than 100% of the purchase price of the property acquired and (b) such Lien extends only to the property acquired with the proceeds of the Indebtedness so secured;

          (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 120 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

          (v) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

          (vi) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof by the Borrower or any Subsidiary;

          (vii) Liens on real property securing Indebtedness permitted under Section 8.04(v) hereof;

          (viii) Liens on specific items of inventory of the Borrower or any Subsidiary granted to secure reimbursement obligations incurred with respect to documentary letters of credit issued in connection with the purchase of such inventory; provided such liens at all times remain unperfected and no such lien attaches to inventory not acquired with the credit support of such documentary letter of credit; and

          (ix) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by this Section 8.05 to the extent such Liens are attached to the same property previously encumbered as collateral for such Indebtedness or for any other previously existing Indebtedness so refinanced, extended, renewed or refunded at such time.

     8.06  Transfer of Assets.  Other than as permitted in
Section 8.08 hereof, sell, lease, transfer or otherwise dispose of any assets (including without limitation capital stock or similar ownership interests transferred by way of merger or other consolidation) of the Borrower or any Subsidiary during any Fiscal Year unless the sum of (i) the aggregate book value of such assets to be so disposed and previously disposed during such Fiscal Year plus (ii) the book value of the total assets of each Subsidiary party to a merger during such Fiscal Year in which the survivor is not or does not become a Subsidiary and which is otherwise permitted under Section 8.08(ii) hereof plus (iii) the book value of assets allocated or to be distributed during such Fiscal Year to a Person other than the Borrower or a wholly owned Subsidiary in the event of a dissolution of a Subsidiary which is not wholly owned by the Borrower and which is otherwise permitted under Section 8.12(iii) hereof, in the aggregate for (i), (ii) and (iii) does not exceed fifteen percent (15%) of the book value of the Consolidated Total Assets as at the last day of the immediately preceding Fiscal Year; provided, however, such determination shall be made on a noncumulative basis, with the effect that the amount of assets not disposed of in one Fiscal Year may not be carried forward and disposed of in a subsequent Fiscal Year. The foregoing limitation shall not apply to any of the following: (a) sales of assets in the ordinary course of business; (b) transfers of assets among the Borrower and its Subsidiaries, including transfers of accounts receivable to a Securitization Subsidiary, subject to compliance with Section
7.18 hereof after giving effect to any such transfer; and (c) sales of assets with respect to which the Net Proceeds are applied within 180 days of receipt thereof to make Permitted Acquisitions or to acquire, construct or improve properties, or capital assets, in each case, to be used in a line or lines of business consistent with the terms of Section 7.17 hereof.

     8.07 Investments; Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities of, or all or substantially all of the assets of, or make or permit to exist any interest whatsoever in, any other Person or otherwise make any Acquisition or permit to exist any loans or advances to any Person, except that Borrower and its Subsidiaries may maintain investments or invest in:

          (i)  Eligible Securities;

          (ii) investments existing as of the date hereof;

          (iii) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

          (iv) loans and advances to and investments in Subsidiaries which are Guarantors;

          (v) loans and advances to its officers, directors and employees for travel expenses incurred in the ordinary course of business without limitation and for any other business purpose in an aggregate principal amount at any time outstanding not to exceed $25,000,000;

          (vi) other investments in an aggregate amount at any time outstanding not to exceed 5% of Consolidated Net Worth
     (calculated as of the most recent fiscal period with respect to which the Agent shall have received the Required
     Financial Information);

          (vii) Permitted Acquisitions and other mergers permitted in Section 8.08 hereof; and

          (viii) Securitization Subsidiaries of the Borrower in an aggregate amount not to exceed 10% of Consolidated Net Worth (calculated as of the most recent fiscal period with respect to which the Agent shall have received the Required Financial Information); provided further, investments made in Securitization Subsidiaries on or prior to September 17, 1998 and the retained earnings of Securitization Subsidiaries as of September 17, 1998 and subsequent thereto may be transferred between Securitization Subsidiaries or between the Borrower and a Securitization Subsidiary without limitation.

     8.08 Merger or Consolidation. Consolidate with or merge into any other Person, or permit any other Person to merge into it; provided, however, subject to compliance with the other terms and conditions of this Agreement, including without limitation Sections 7.18 and 8.06 hereof after giving effect to any of the following transactions, (i) any Subsidiary of the Borrower may merge into or consolidate with the Borrower or any other Subsidiary, (ii) any Subsidiary may merge into another Person whereby such other Person is the surviving corporation and (iii) in connection with any Permitted Acquisition, any Person may merge with the Borrower or any Subsidiary if the Borrower or such Subsidiary, as applicable, shall be the surviving corporation.

     8.09 Transactions with Affiliates. Other than transactions permitted under Section 8.07 hereof, enter into any transaction (or series of related transactions) after the Closing Date, with, or for the benefit of, any Affiliate of the Borrower or any officer or director of the Borrower or any Subsidiary (each, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and is for the purchase or sale of goods or receipt or delivery of services on terms that are no less favorable to the Borrower or the Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who do not have such a relationship or (ii) such Affiliate Transaction is with a wholly owned Subsidiary (other than a Foreign Subsidiary) of the Borrower.

     8.10 Benefit Plans. With respect to all employee pension benefit plans maintained by the Borrower or any Subsidiary:

          (i) terminate any of such employee pension benefit plans so as to incur any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA or to any other Person exercising similar duties and functions under any Foreign Benefit Law;

          (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject the Borrower or a Subsidiary to a material tax or material penalty or other material liability (a) on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA or (b) under any Foreign Benefit Law;

          (iii) fail to pay to any such employee pension benefit plan any material contribution which it is obligated to pay under the terms of such plan;

          (iv) allow or suffer to exist any material accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan;

          (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition, which presents a material risk of termination by the Pension Benefit Guaranty Corporation, or to any other Person exercising similar duties and functions under any Foreign Benefit Law, of any such employee pension benefit plan that is a Single Employer Plan, which termination could result in any material liability (a) to the Pension Benefit Guaranty Corporation or (b) under any Foreign Benefit Law; or

          (vi) incur any material withdrawal liability with respect to any Multi-employer Plan.

     8.11  Fiscal Year.  Change its Fiscal Year.

     8.12 Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with (i) the merger or consolidation of Subsidiaries into each other or into the Borrower permitted under Section 8.08, (ii) the dissolution of Subsidiaries wholly owned by the Borrower or by another wholly owned Subsidiary or (iii) the dissolution of a Subsidiary which is not wholly owned by the Borrower so long as the Borrower remains in compliance with Section 8.06 after giving effect to such dissolution.

     8.13 Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except in connection with the management of interest rate fluctuation risks of the Borrower and its Subsidiaries and in no event shall any Rate Hedging Obligation be incurred for speculative purposes.
                            ARTICLE IX

               Events of Default and Acceleration

     9.01 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

     (a) if default shall be made in the due and punctual payment of the principal of any Loan or Reimbursement Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III hereof, at maturity, by acceleration or otherwise; or

     (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or of any fees or other amounts payable to the Lenders, the Agent, the Swing Line Lender or the Issuing Bank under the Loan Documents on the date on which the same shall be due and payable; or

     (c) if default shall be made in the performance or observance of any covenant set forth in Sections 7.07, 7.10, 7.18 or Article VIII hereof; or

     (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein), or if any Loan Document ceases to be in full force and effect (other than in accordance with its terms in the absence of default or by reason of any action by the Agent or any Lender), or if without the written consent of the Agent and the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Agent or any Lender); or

     (e) if a default shall occur, which is not waived, (i) in the payment of any principal, interest, premium or other amounts with respect to any Indebtedness for Money Borrowed (other than the Loans) or Rate Hedging Obligations of the Borrower or of any Subsidiary which Indebtedness is in an amount (which amount for Rate Hedging Obligations shall be equal to the market exposure thereunder on the date of default) not less than $20,000,000 in the aggregate outstanding and such default shall continue for more than the period of grace, if any, therein specified or
(ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness for Money Borrowed or Rate Hedging Obligations, may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and as a result of such default the holder of any such Indebtedness may accelerate the maturity thereof; or

     (f) if any representation, warranty or other statement of fact by the Borrower or any Guarantor contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any Guarantor pursuant to or in connection with this Agreement or the other Loan Documents, or otherwise, shall be false or misleading in any material respect when given or made; or

     (g) if the Borrower or any Material Subsidiary (or any Securitization Subsidiary or any Saks REMIC Subsidiary that would otherwise qualify as a Material Subsidiary) shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency, reorganization, bankruptcy, receivership or similar law, domestic or foreign; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute, federal, state or foreign; or

     (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Material Subsidiary (or any Securitization Subsidiary or any Saks REMIC Subsidiary that would otherwise qualify as a Material Subsidiary) or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Material Subsidiary (or any Securitization Subsidiary or any Saks REMIC Subsidiary that would otherwise qualify as a Material Subsidiary) seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Material Subsidiary (or any Securitization Subsidiary or any Saks REMIC Subsidiary that would otherwise qualify as a Material Subsidiary) or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Material Subsidiary (or any Securitization Subsidiary or any Saks REMIC Subsidiary that would otherwise qualify as a Material Subsidiary) any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Material Subsidiary (or any Securitization Subsidiary or any Saks REMIC Subsidiary that would otherwise qualify as a Material Subsidiary) takes any action to indicate its consent to or approval of any such proceeding or petition; or

     (i) if (i) any judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $20,000,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or any Subsidiary's properties for any amount in excess of $1,000,000, and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of sixty (60) days; or

     (j) if the Borrower or any Material Subsidiary (or any Securitization Subsidiary or any Saks REMIC Subsidiary that would otherwise qualify as a Material Subsidiary) shall, other than as permitted under Section 8.06 hereof or in the ordinary course of business (as determined by past practices), suspend (other than for a period not to exceed twenty (20) days by reason of force majeure) all or any part of its operations material to the conduct of the business of the Borrower or such Material Subsidiary (or any Securitization Subsidiary or any Saks REMIC Subsidiary), taken as a whole; or

     (k) if (i) the Borrower or any Subsidiary shall engage in any prohibited transaction (as described in Section 8.10(ii) hereof), which is not subject to a statutory or administrative exemption, involving any employee pension benefit plan of the Borrower or any Subsidiary and thereby incur any material tax, material penalty or other material liability, (ii) any material accumulated funding deficiency (as referred to in Section 8.10(iv) hereof), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a reportable event (as referred to in Section 8.10(v) hereof) (other than a reportable event for which the statutory notice requirement to the Pension Benefit Guaranty Corporation has been waived by regulation) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed to administer or to terminate, any Single Employer Plan, which reportable event or institution or proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, and in the case of such a reportable event, the continuance of such reportable event shall be unremedied for sixty (60) days after notice of such reportable event pursuant to Section 4043(a), (c) or (d) of ERISA is given, as the case may be, and shall result in the incurrence of a material liability to any Governmental Authority (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, and such termination results in a material liability of the Borrower or any Subsidiary to such Single Employer Plan or the Pension Benefit Guaranty Corporation, or (v) the Borrower or any Subsidiary shall withdraw from a Multi-employer Plan for purposes of Title IV of ERISA, and, as a result of any such withdrawal, the Borrower or any Subsidiary shall incur a material withdrawal liability to such Multi-employer Plan; or

     (l) if there shall occur any "Event of Default" as defined in any of the Loan Documents or as defined in the 364 Day
Facility Credit Agreement; or

     (m) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (except for the Proffitt's Inc. 401(k) Retirement Plan) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or the occurrence of an event or condition), directly or indirectly, of more than 20% of the total voting power of the then outstanding voting capital stock of the Borrower;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,
               (A) either or both of the following actions may be taken: (i) the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans or issue Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans or issue Letters of Credit, hereunder shall terminate immediately, and
          (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if (I) there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Loans and issue Letters of Credit hereunder shall automatically terminate and automatically any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice by the Agent or the Lenders or to the Borrower or any other Person or (II) if the Obligations shall immediately become due and payable pursuant to (ii) above, then the obligation of the Lenders to make Loans and issue Letters of Credit hereunder shall automatically terminate without the necessity of any action by the Agent or the Required Lenders or notice by the Agent or the Lenders or to the Borrower or any other Person;

               (B) The Borrower shall, upon demand of the Agent acting on the direction of the Required Lenders, and automatically upon the occurrence of an Event of Default under clause (g) or (h) above, deposit cash with the Agent in an amount equal to the amount of any outstanding Letters of Credit remaining undrawn, unpaid or at any time that might become payable under the Letters of Credit, as collateral security pursuant to the LC Account Agreement for the repayment of any future drawings or payments under such Letters of Credit; and

               (C) the Agent and the Lenders shall have all of the rights and remedies available under the Loan
          Documents or under any applicable law.

     9.02 Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent shall, at the direction of the Required Lenders, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     9.03 Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.
     9.04 No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     9.05 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes and Obligations has been accelerated pursuant to Article IX hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder shall be applied by the Agent in the following order:

          (i) amounts due to the Agent, the Issuing Bank, the Swing Line Lender and the Lenders pursuant to Sections 2.12,
     3.02(f), 3.03(i), 11.06 and 11.11 hereof;

          (ii) amounts due to (A) the Issuing Bank pursuant to Sections 3.03(ii) and 3.04 hereof, and (B) to Bank of America, BAS and the Agent pursuant to Section 2.15 hereof;

          (iii) payments of interest on Revolving Credit Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders, and payments of interest on Competitive Bid Loans and Swing Line Loans to be applied to the applicable Competitive Bid Loan Lender and the Swing Line Lender, respectively;

          (iv) payments of principal on Revolving Credit Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders, and payments of principal on Competitive Bid Loans and Swing Line Loans to be applied to the applicable Competitive Bid Loan Lender and the Swing Line Lender, respectively;

          (v) payment of cash amounts to the Agent in respect of Letter of Credit Outstandings pursuant to Section 9.01(B) hereof;

          (vi) payment of Obligations owed a Lender or Lenders pursuant to Swap Agreements on a pro rata basis according to amounts owed;

          (vii) payments of all other amounts due under this Agreement, if any, to be applied for the ratable benefit of the Lenders; and

          (viii) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.
                            ARTICLE X

                            The Agent

     10.01. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section
10.06 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     10.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 11.01 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     10.03. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default".
In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.02 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     10.04. Rights as Lender. With respect to its Revolving Credit Commitment and the Loans made by it and the Letters of Credit issued by it as the Issuing Bank, Bank of America (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     10.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.11 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Applicable Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 11.11, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 10.05 shall survive the occurrence of the Total Facility Termination Date.

     10.06. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

     10.07. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                            ARTICLE XI

                          Miscellaneous

     11.01  Assignments and Participations.

     (a)  Each Lender may assign to one or more Eligible
Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Revolving Credit Commitment);
provided, however, that

          (i)  each such assignment shall be to an Eligible
Assignee;

          (ii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and its Notes; and

          (iii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any partial assignment of a Lender's Revolving Credit Commitment shall be in an amount at least equal to $10,000,000 or an integral multiple of $5,000,000 in excess thereof;

          (iv) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, no Lender shall make any assignment that would result in its Revolving
Credit Commitment being less than $15,000,000;

          (v)  in the event a Lender assigns all of its Revolving
Credit Commitment, such assignment must include all of its Competitive Bid Loans; and

          (vi) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement; provided, the assigning Lender shall be entitled to reimbursement from the Borrower with respect to amounts payable pursuant to Sections 4.01, 4.05, 4.06, 11.06 and 11.11 in connection with events prior to such assignment; provided further, to the extent the Borrower makes any such payments to the assigning Lender, the Borrower shall not be required to also pay the assignee such amounts. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.06.

     (b) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

     (d) Each Lender may sell participations to one or more Persons in a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article IV and the right of setoff contained in Section 11.04, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Revolving Credit Commitment).

     (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.03 hereof.

     (g) The Borrower may not assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

     11.02 Notices. All notices shall be in writing, except as to telephonic notices expressly permitted or required herein, and written notices shall be delivered by hand delivery, telefacsimile, overnight courier or certified or registered mail. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against (except as to telephonic or telefacsimile notice) receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing:

     (a)  if to the Borrower:

               Saks Incorporated
               750 Lakeshore Parkway
               Birmingham, AL 35211
               Attention: Treasurer
               Telephone:  (205) 940-4708
               Telefacsimile:  (205) 940-4709

               with a copy to:

               Alston & Bird LLP
               One Atlantic Center
               1201 West Peachtree Street
               Atlanta, Georgia 30309-3424
               Attention: Paul Cushing
               Telephone:  (404) 881-7000
               Telefacsimile:  (404) 881-4777

     (b) if to the Agent or to Bank of America in its capacity as the initial Issuing Bank:

               Bank of America, N.A.
               Independence Center, 15th Floor
               101 North Tryon Street
               NC1-001-15-04
               Charlotte, North Carolina 28255
               Attention:  Agency Services
               Telephone: (704) 388-6483
               Telefacsimile: (704) 386-9923

               with a copy to:

               Bank of America, N.A.
               100 North Tryon Street, 16th Floor
               NC1-007-16-11
               Charlotte, North Carolina  28255
               Attention: Mr. William G. Manley
               Telephone: (704) 386-6642
               Telefacsimile: (704) 388-8268


     (c)  if to the Lenders:

               At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

     11.03  Confidentiality.   The Agent and each Lender (each, a
"Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement and that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent or advisor of any Lending Party or any affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

     11.04  Right of Setoff; Adjustments.

     (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing, irrespective of whether such Lender shall have made any demand under this Agreement or any of its Notes. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender may have.

     (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans (other than Competitive Bid Loans) owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans (other than Competitive Bid Loans) owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans (other than Competitive Bid Loans) owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 11.04 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

     11.05 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the expiration of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect until the occurrence of the Total Facility Termination Date. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Agreement, the Notes and the other Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

     11.06  Expenses.   The Borrower agrees to pay on demand all
reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, waiver and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Agent and of each of the Lenders, if any (including, without limitation, reasonable attorneys' fees actually incurred and expenses and the cost of internal counsel), in connection with the enforcement, workout or preservation of any rights under this Agreement and other Loan Documents (whether through negotiations, legal proceedings, or otherwise) and the other documents to be delivered hereunder.

     11.07 Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if Article X or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitments of the Lenders or increase the Total Revolving Credit Commitment, (ii) reduce the principal of, or rate of interest on, any Loan (other than a Swing Line Loan or a Competitive Bid Loan, which shall require only the written consent or approval by the Swing Line Lender or applicable Lender for such Competitive Bid Loan, respectively) or any fees or other amounts payable hereunder, including without limitation accrued interest, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, (iv) change the percentage of the Revolving Credit Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, or the amount of Credit Exposure, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (v) release any Guarantor or (vi) amend or delete any provision of this Section 11.07.

     11.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     11.09 Termination. At such date (the "Total Facility Termination Date") as (a) all of the Revolving Credit Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans, (c) the Issuing Bank is no longer obligated under this Agreement to issue any Letters of Credit, (d) the Swing Line Lender is no longer obligated under this Agreement to make Swing Line Loans, (e) no Letters of Credit remain issued and outstanding and (f) all Obligations (other than liabilities of the Borrower to any Lender (or an affiliate of any Lender) under a Swap Agreement covering all or any portion of Revolving Credit Outstandings and obligations which survive as provided in the following two sentences) have been paid and satisfied in full, this Agreement shall terminate. Notwithstanding the foregoing, the termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and all representations, warranties, covenants, waivers and agreements contained herein shall continue until this Agreement is so terminated, unless continuing thereafter as otherwise provided herein. Without limitation of the foregoing, the provisions of Sections 4.05, 4.06, 10.05, 11.06 and 11.11 shall survive the occurrence of the Total Facility Termination Date and the termination of this Agreement and the Loan Documents. Notwithstanding the foregoing, if after receipt of any payment pursuant to the Loan Documents of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     11.10 Governing Law. All documents executed pursuant to the transactions contemplated herein, including, without limitation, this Agreement and each of the Loan Documents shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Georgia. The Borrower hereby submits to the jurisdiction and venue of the state and federal courts of Georgia for the purposes of resolving disputes hereunder or for the purposes of collection.

     11.11  Indemnification.  (a)   The Borrower agrees to
indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, assessment and cleanup costs and reasonable attorneys', consultants or other expert fees, expenses and disbursements ) that are incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein, the actual or proposed use of the Letters of Credit or proceeds of the Loans, the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Material by, on behalf or in respect of the Borrower or any Subsidiary or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary, except to the extent (i) such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or (ii) relating to actions or proceedings brought by an Indemnified Party against another Indemnified Party not arising from any action or inaction by the Borrower or any Subsidiary or (iii) resulting from any claim brought by the Borrower against any Lender for failure to fund under the Revolving Credit Facility (including the failure to fund a Competitive Bid Loan after the Borrower?s acceptance of such Lender's Competitive Bid Quote in accordance with Section 2.03 hereof) in accordance with this Agreement in which the Borrower is the prevailing party. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 11.11 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. The Borrower further agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 11.11 shall survive the occurrence of the Total Facility Termination Date.

     (b) If a claim is to be made by a party entitled to indemnification under this Section 11.11 against the Borrower, the Indemnified Party shall give written notice to the Borrower promptly after the Indemnified Party receives actual notice of any claim, action, suit, loss, cost, liability, damage or expense incurred or instituted for which the indemnification is sought. If requested by Borrower in writing, and so long as no Default or Event of Default shall have occurred and be continuing, such Indemnified Party shall contest at the expense of the Borrower the validity, applicability and/or amount of such suit, action, or cause of action to the extent such contest may be conducted in good faith on legally supportable grounds. If any lawsuit or enforcement action is filed against any Indemnified Party, written notice thereof shall be given to the Borrower as soon as practicable (and in any event within 20 days after the service of the citation or summons). Notwithstanding the foregoing, the failure so to notify the Borrower as provided in this Section will relieve the Borrower from liability hereunder only if and to the extent that such failure results in the forfeiture by the Borrower of any substantive rights or defenses. The Indemnified Party shall control the defense and investigation of such lawsuit or action and to employ and engage counsel of its own choice to handle and defend the same, at the Borrower's cost, risk and expense; provided, however, that the Borrower may, at its own cost participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Borrower has acknowledged to the Indemnified Party its obligation to indemnify hereunder, the Indemnified Party, so long as no Default or Event of Default shall have occurred and be continuing, shall not settle such lawsuit or enforcement action without the prior written consent of the Borrower and, if the Borrower has not so acknowledged its obligation, the Indemnified Party shall not settle such lawsuit or enforcement action without giving twenty (20) days' prior written notice of such settlement and its terms to the Borrower.

     11.12 Headings and References. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement. Words such as "hereof", "hereunder", "herein" and words of similar import shall refer to this Agreement in its entirety and not to any particular Section or provisions hereof, unless so expressly specified. As used herein, the singular shall include the plural, and the masculine shall include the feminine or a neutral gender, and vice versa, whenever the context requires.

     11.13 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     11.14 Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

     11.15 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

     11.16 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under Georgia law, shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if and when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

     11.17  Reserved.

     11.18 Waiver of Jury Trial. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS.

     11.19 Removal of Lenders. If (a) a Lender requests compensation pursuant to Sections 4.01(a) or (b) or Section 4.06 and the Required Lenders are not also doing the same, (b) the obligation of a Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 4.01(a) or Section 4.03 but the obligation of the Required Lenders shall not have been suspended under such Sections, (c) any Lender refuses or otherwise fails to consent to any waiver, amendment or other modification of any Loan Document which (i) requires the unanimous written consent of all Lenders under Section 11.07 and (ii) has been approved in writing by the Required Lenders, or (d) any Lender shall fail on two or more occasions during any twelve-month period to make the payment required by it under Section 2.16, each of which failure shall have resulted in the Borrower making a payment to the Agent pursuant to the terms of Section 2.16, then, so long as there does not then exist any Default or Event of Default, the Borrower may either (A) demand that such Lender (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Revolving Credit Commitment and all of its Loans to another Eligible Assignee identified by the Borrower and willing to become a Lender hereunder subject to and in accordance with the provisions of Section 11.01(a) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid fees owing to the Affected Lender and any amounts owing the Affected Lender under Section 4.05 hereunder, or (B) pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid fees owing to the Affected Lender, any amounts owing the Affected Lender under Section 4.05 hereunder and any other amounts agreed by the Borrower to be owing to the Affected Lender, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or thereunder or under any of the other Loan Documents and the Total Revolving Credit Commitment shall immediately and permanently be reduced by an amount equal to the amount of the Affected Lender's Revolving Credit Commitment. Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of an Affected Lender under this
Section 11.19, but at no time shall the Agent or the Affected Lender be obligated in any way whatsoever to initiate any such replacement. The exercise by the Borrower of its rights under this Section 11.19 shall be at the Borrower's sole cost and expense.

     11.20 Guaranty Terminations. Upon the satisfaction of each of the following conditions, the Guaranty shall upon delivery to the Agent of the written request of the Borrower automatically terminate and be of no further force or effect and each Guarantor thereunder shall be automatically, unconditionally and fully released and discharged from all of its obligations and liabilities under or in respect thereof without any action by the Borrower, any Subsidiary, the Agent (other than its written approval of the release terms as contemplated in condition (b) below) or any Lender: (a) the achievement of an Investment Grade Rating by the Borrower and (b) each Subsidiary of the Borrower shall be released (simultaneously with, or prior to, the effectiveness of this Section 11.20) on terms reasonably satisfactory to the Agent from its guaranty obligations of any other Indebtedness for Money Borrowed of the Borrower (other than such guarantees which together with all other Subsidiary Indebtedness (after giving effect to the termination of the Guaranty) in the aggregate do not exceed the maximum amount of Subsidiary Indebtedness then permitted under Section 8.04(b) hereof). In addition, any Pledge Agreement delivered pursuant to
Section 7.18 shall automatically terminate and be of no further force or effect simultaneously with the termination of the Guaranty. The Agent shall promptly deliver to the Borrower any stock certificates and stock powers delivered to the Agent in connection with any such Pledge Agreement.

     11.21 Special Funding Option.

     (a) Notwithstanding anything to the contrary contained herein, any Lender (for purposes of this Section 11.21, a "Granting Lender") may grant to a special purpose funding vehicle (for the purposes of this Section 11.21, an "SPC") the option to make, on behalf of such Granting Lender, all or a portion of the Loans which such Granting Lender is obligated to make (a "Funding Obligation") hereunder, such option to be exercisable in the sole discretion of the SPC, provided, however, that

          (i) such Granting Lender?s obligations under this Agreement and the Loan Documents shall remain unchanged, including without limitation the indemnification obligations of the Granting Lender pursuant to Section 10.05 hereof;

          (ii) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of all Funding Obligations;

          (iii) the Borrower and the Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender?s rights and obligations under this Agreement; the Agent shall continue to deal directly with the Granting Lender as agent for the SPC with respect to distribution of payment of principal, interest and fees, notices of Conversion and Continuation and all other matters;

          (iv) such Granting Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provisions of this Agreement;

          (v) the granting of such option shall not constitute an assignment to or participation of such SPC of or in the Granting Lender?s Revolving Credit Commitment and Obligations owing thereto;
          (vi) such SPC shall not become a Lender nor acquire any rights hereunder as a result of the granting of such option;

          (vii)     such SPC shall not become obligated or
     committed to make Loans as a result of the granting of such option; and

          (viii)    if such SPC elects not to exercise such
     option or otherwise fails to make all or any part of any Loan, the Granting Lender shall retain its Funding
     Obligation and be obligated to make the entire Loan or any portion of such Loan not made by such SPC.

     (b) Advances made by an SPC hereunder shall be deemed to satisfy the Funding Obligation and utilize the Revolving Credit
Commitment of the Granting Lender as if, and to the same extent, such Loans were made by such Granting Lender.

     (c) Each party hereto agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Granting Lender would otherwise be liable so long as, and to the extent that, the Granting Lender provides such indemnity or makes such payment.

     (d) In addition to the requirements of Section 11.07, this section may not be amended without the prior written consent of each Granting Lender, all or part of whose Loans are being funded by an SPC at the time of such Amendment.

                 [Signatures on following pages.]
     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                              SAKS INCORPORATED


                              By:
                              Title:
ATTEST:
_________________________
_________________________



                              BANK OF AMERICA, N.A., as
                              Administrative Agent for the
                              Lenders


                              By:
                              Title:    Managing Director


                              MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK,
                              as Co-Syndication Agent and as a
                              Lender


                              By:
                              Name:
                              Title:


                              Lending Office:

                              Morgan Guaranty Trust Company of
                              New York
                              60 Wall Street
                              New York, New York 10260-0060
                                        Attention:     Robert
                                        Bottamedi
                                                  Vice President
                                        Telephone:     (212) 648-
                                        1349
                                        Telefacsimile: (212) 648-
                                        5018

                              Wire Transfer Instructions:
                              Morgan Guaranty Trust Company of
                              New York
                              New York, New York
                              ABA# 021-000-238
                                        For Credit to: Loan Dept.
                                        A/C#999-99-090
                                        Attention:     Corporate
                                        Processing - Mod 02
                                        Reference:     Saks Inc.



                              THE CHASE MANHATTAN BANK,
                              as Co-Syndication Agent and as a
                              Lender


                              By:
                              Name:
                              Title:

                              By:
                              Name:
                              Title:


                              Lending Office:

                              The Chase Manhattan Bank
                              270 Park Avenue, 48th Floor
                              New York, New York  10017
                                        Attention:     Barry K.
                                        Bergman
                                        Telephone:     (212) 270-
                                        0203
                                        Telefacsimile: (212) 270-
                                        5646

                              Wire Transfer Instructions:
                              The Chase Manhattan Bank
                              New York, New York
                                        ABA No.:  021-000021
                                        Attention:
                                        Reference:
                              CITIBANK, N.A.,
                              as Documentation Agent and as a
                              Lender


                              By:
                              Name:
                              Title:

                              By:
                              Name:
                              Title:


                              Lending Office:

                              Citicorp Securities
                              399 Park Avenue - 12/19
                              New York, New York 10022
                              Attention:     Gregory Frenzel
                                        Vice President
                                        Telephone:     (212) 559-
                                        6422
                                        Telefacsimile: (212) 793-
                                        7585

                              Wire Transfer Instructions:

                              Citibank, N.A.
                              New York, New York
                                        ABA No.:  021000089
                              Account No.:   4063-2387
                                        Attention:     Debby
                                        Freidland
                                        Reference:     Saks
                                        Incorporated








                              BANK OF AMERICA, N.A.


                              By:
                              Name:     Bill Manley
                              Title:    Managing Director

                              Lending Office:

                              Bank of America, N.A.
                              Independence Center, 15th Floor
                              101 North Tryon Street
                              NC1-001-15-04
                              Charlotte, North Carolina 28255
                                        Attention:     Ms. Kelly
                                        Weaver
                                                  Agency Services
                                        Telephone:      (704)
                                        388-6483
                                        Telefacsimile:  (704)
                                        409-0014

                              Wire Transfer Instructions:
                              Bank of America, N.A.
                              ABA# 053000196
                                        Reference:     Saks
                                        Incorporated
                                        Account No.:   136621-
                                        2250600
                                        Attention:     CCS/Agency
                                        Services
                              NATIONAL CITY BANK


                              By:
                              Name:     Terri L. Cable
                              Title:    Senior Vice President
                              Lending Office:

                              National City Bank
                              1900 E. 9th Street
                              Cleveland, Ohio  44114
                                        Attention:     Ms. Terri
                                        L. Cable
                                        Telephone:     (216) 575-
                                        3354
                                        Telefacsimile: (216) 222-
                                        0003

                              Wire Transfer Instructions:
                              National City Bank
                              Cleveland, Ohio
                              ABA#  041000124
                                        Reference:     Saks
                                        Incorporated
                                        Account No.:   151804
                                        Attention:
                                        Commercial Loan
Operations
                              SOUTHTRUST BANK, NATIONAL
                              ASSOCIATION


                              By:
                              Name:
                              Title:

                              Lending Office:

                              SouthTrust Bank, National
                              Association
                              420 N. 20th Street
                              11th Floor
                              Birmingham, Alabama 35203
                                        Attention:     Mr. Alex
                                        Morton
                                                  Assistant Vice
                                        President
                                        Telephone:     (205) 254-
                                        4990
                              Telefacsimile: (205) 254-8270

                              Wire Transfer Instructions:
                              SouthTrust Bank, National
                              Association
                              Birmingham, Alabama
                              ABA# 062000080
                                        Account No.:   131009
                                        Reference:     Saks
                                        Incorporated  #5183349
                                        Attention:      Natalie
                                        Johnson


                              FIRST TENNESSEE BANK NATIONAL
                              ASSOCIATION


                              By:
                              Name:
                              Title: Senior Vice President

                              Lending Office:

                              First Tennessee Bank National
                              Association
                              165 Madison Ave.
                              Memphis, Tennessee 38103
                                        Attention:     Mr. Jim
                                        Chapman
                                        Telephone:          (901)
                                        523-4273
                                             Telefacsimile: (901)
                                             523-4633

                              Wire Transfer Instructions:
                              First Tennessee Bank National
                              Association
                              Memphis, Tennessee
                              ABA# 084000026
                                        Account No.:
                                        Reference:     Saks,
                                        Incorporated.
                                        Attention:
                              THE BANK OF NOVA SCOTIA


                              By:
                              Name:
                              Title:

                              Lending Office:

                              The Bank of Nova Scotia
                              600 Peachtree Street, N.E.
                              Suite 2700
                              Atlanta, Georgia 30308
                                        Attention:     Mr.
                                        Patrick M. Brown
                                                  Relationship
                                        Manager
                                             Telephone:     (404)
                                             877-1506
                                             Telefacsimile: (404)
                                             888-8998

                              Wire Transfer Instructions:
                              The Bank of Nova Scotia
                              New York Agency
                              One Liberty Plaza
                              New York, New York 10006
                              ABA# 026002532
                              For Further Credit to:
                              The Bank of Nova Scotia - Atlanta
                              Agency
                              Account No.: 0606634

                                        Attention:
                                        Atlanta/Houston Loan
                                        Operations
                                        Reference:     Saks
                                        Incorporated

                              HIBERNIA NATIONAL BANK


                              By:
                              Name:
                              Title:

                              Lending Office:

                              Hibernia National Bank
                              313 Carondelet Street
                              New Orleans, Louisiana 70130
                                        Attention:     Ms. Angela
                                        Bentley
                                        Portfolio Manager
                                        Telephone:          (504)
                                        533-2319
                                             Telefacsimile: (504)
                                             533-5344

                              Wire Transfer Instructions:
                              Hibernia National Bank
                              New Orleans, Louisiana
                              ABA# 065000090
                                        Account No.:   0520-36615
                                        Reference:     Saks
                                        Incorporated

                                        Attention:     National
                                        Accounts
                              FIRST AMERICAN NATIONAL BANK


                              By:
                              Name:
                              Title:

                              Lending Office:

                              First American National Bank
                              6000 Poplar Ave.
                              Suite 300
                              Memphis, Tennessee 38119
                                        Attention:     Mr.
                                        Jonathan C. Tutor
                                                  Vice President
                                        Telephone:     (901) 762-
                                        5684
                              Telefacsimile: (901) 762-5665

                              Wire Transfer Instructions:
                              First American National Bank
                              Nashville, Tennessee
                              ABA# 064000017
                                        Account No.:   1002295498
                              Account Name:  Commercial Loan
                              Clearing Account
                                        Reference:     Saks
                                        Incorporated

                                        Attention:     Shirley
                                        Gray
                              NORWEST BANK IOWA, NATIONAL
                              ASSOCIATION


                              By:
                              Name:     Randall R. Stromley
                              Title:    Vice President

                              Lending Office:

                              Norwest Bank Iowa, National
                              Association
                              MAC N8200-026
                              666 Walnut Street
                              Des Moines, Iowa 50309
                                        Attention:     Mr.
                                        Randall R. Stromley
                                                  Vice President
                                        Telephone:          (515)
                                        245-3249
                                             Telefacsimile: (515)
                                             245-3128

                              Wire Transfer Instructions:
                              Norwest Bank Iowa, National
                              Association
                              Des Moines, Iowa
                              ABA# 073000228
                                        Account No.:   970656
                                        Reference:     Saks
                                        Incorporated

                                        Attention:     Lisa
                                        Torgerson
                              THE FIRST NATIONAL BANK OF
                              CHICAGO


                              By:
                              Name:
                              Title:

                              Lending Office:

                              The First National Bank of Chicago
                              One First National Plaza
                              Suite 0086
                              Chicago, Illinois 60670
                                        Attention:     Ms. Debora
                                        L. Oberling
                                        Telephone:          (312)
                                        732-4644
                                             Telefacsimile: (312)
                                             732-1117

                              Wire Transfer Instructions:
                              The First National Bank of Chicago
                              Chicago, Illinois
                              ABA# 071000013
                                        Account No.:   4811-5286-
                                        0000
                                        LSZ Incoming Account
                                        Reference:     Saks
                                        Incorporated

                                        Attention:     Rosario
                                        Guzman

                              CREDIT LYONNAIS ATLANTA AGENCY


                              By:
                              Name:
                              Title: Vice President

                              Credit Lyonnais Atlanta Agency
                              303 Peachtree St., N.E., Suite 4400
                              Atlanta, Georgia 30308
                                        Attention:     David
                                        Cawrse
                                        Telephone:          (404)
                                        524-3700
                                             Telefacsimile: (404)
                                             584-5249

                              Wire Transfer Instructions:



                              ABA#
                                        Account No.:
                                        Credit:
                                        Reference:     Saks
                                        Incorporated

                                        Attention:
                              THE BANK OF NEW YORK


                              By:
                              Name:     Howard F. Bascom, Jr.
                              Title:    Vice President


                              Lending Office:

                              The Bank of New York
                              One Wall Street
                              New York, New York 10286
                                        Attention:     Howard F.
                                        Bascom, Jr.
                                                  Vice President
                                        Telephone:          (212)
                                        635-7894
                                             Telefacsimile: (212)
                                             635-1481

                              Wire Transfer Instructions:
          Base Rate Loans:    The Bank of New York

                              101 Barclay St., Commercial Loan
                              Servicing Dept.
                                   ABA: 021000018
                                        GLA No.:  #111556
                                        Reference:     Saks
                                        Incorporated
                              ie: principal, interest, fees

                              EuroDollar Loans:   The Bank of New
                              York
                              101 Barclay St., Eurodollar/Cayman
                              Funding Area
                                   ABA: #021000018
                                        GLA No.:  #111556
                                        Reference:     Saks
                                        Incorporated
                              ie:  principal, interest
                              U.S. BANK NATIONAL ASSOCIATION


                              By:
                              Name:
                              Title:


                              Lending Office:

                              U.S. Bank National Association
                              601 Second Avenue South, Mail Stop
                              MPFP0510
                              Minneapolis, Minnesota 55402
                                        Attention:     Michael J.
                                        Reymann
                                        Telephone:          (612)
                                        973-4549
                                             Telefacsimile: (612)
                                             973-0821

                              Wire Transfer Instructions:
                              U.S. National Bank Association
                              Minneapolis, Minnesota
                                        ABA #:    091000022
                                        Attention:     Commercial
                                        Loan Service Center
                                        Account No.:
                                        30000472160600
                                        Reference:     for Saks
                                        Incorporated
                                                  A/C No.:
                                        1735064729
                              UNION BANK OF CALIFORNIA, N.A.


                              By:
                              Name:
                              Title:


                              Lending Office:

                              Union Bank of California, N.A.
                              350 California St., 6th Floor
                              San Francisco, California 94104
                                        Attention:     J. William
                                        Bloore
                                                  Vice President
                                        Telephone:          (415)
                                        705-5041
                                             Telefacsimile: (415)
                                             705-7085


                              Wire Transfer Instructions:
                              Union Bank of California, N.A.


                                        ABA No.:  122-000-496
                                        Account No.:   070196431
                                             Account Name:  Wire
                                             Transfer Clearing
                                        Attention:          192-
                                        Note Center CLO
                                        Reference:          Saks
                                        Inc.
                              WACHOVIA BANK, N.A.


                              By:
                              Name:
                              Title:


                              Lending Office:

                              Wachovia Bank, N.A.
                              MCGA 3940
                              191 Peachtree Street, NE, 29th
                              Floor
                              Atlanta, Georgia 30303
                                        Attention:     William B.
                                        Nixon
                                                  Vice President
                                        Telephone:          (404)
                                        332-4884
                                             Telefacsimile: (404)
                                             332-5016

                              Wire Transfer Instructions:
                              Wachovia Bank, N.A.
                              191 Peachtree Street, NE
                              Atlanta, Georgia 30303-17517
                              ABA# 061000010
                                        Account No.:   18-171-498
                                        Attention:
                              Reference:     Saks Inc.
                              ABN AMRO BANK N.V.


                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:


                              Lending Office:

                              ABN AMRO Bank N.V.
                              208 South LaSalle Street, Suite
                              1500
                              Chicago, Illinois 60603
                                        Attention:     Credit
                                        Administration
                                        Telephone:     (312) 992-
                                        5110
                                        Telefacsimile:  (312)
                                        992-5111

          With a copy to:     ABN AMRO Bank N.V.
                              1 Ravinia Drive, Suite 1200
                              Atlanta, Georgia  30346

                              Wire Transfer Instructions:
                              ABN AMRO Bank N.V.
                              New York, New York
                              ABA# 026009580
                              F/O ABN AMRO Bank, N.V., Chicago
                              Branch CPU
                              Account No.: 650-001-1789-41
                              Ref:      CPU 00443697
                                   Saks, Inc.

                              BANKBOSTON, N.A.


                              By:
                              Name:
                              Title:


                              Lending Office:

                              BankBoston, N.A.
                              100 Federal Street
                              Retail & Apparel Division
                              Mail Stop 01-09-05
                              Boston, Massachusetts  02110
                                        Attention:     Ms.
                                        Kathleen A. Dimock
                                                  Vice President
                                        Telephone:     (617) 434-
                                        3830
                              Telefacsimile: (617) 434-6685

                              Wire Transfer Instructions:
                              BankBoston, N.A.
                              100 Federal Street
                              Boston, Massachusetts  02110
                              ABA# 011 000 390
                                        Attention:     Commercial
                                        Loan Services
                                                  Admin. 57
                                        Reference:     Saks
                                        Incorporated

                              FIFTH THIRD BANK


                              By:
                              Name:     Megan S. Heisel
                              Title:    Assistant Cashier


                              Lending Office:

                              Fifth Third Bank
                              38 Fountain Square Plaza
                              Maildrop 109054
                              Cincinnati, Ohio  45263
                                        Attention:     Megan S.
                                        Heisel
                                        Telephone:          (513)
                                        744-8662
                                             Telefacsimile: (513)
                                             744-5947

                              Wire Transfer Instructions:
                              Fifth Third Bank
                              38 Fountain Square Plaza
                              Cincinnati, Ohio  45263
                              ABA# 042000314
                                        Account No.:   72876175,
                                        Commercial Loan
                                        Operations
                                        Attention:     Jennifer
                                        Pund
                                        Reference:     Saks
                                        Incorporated
                                                            BANK
                              OF MONTREAL


                              By:
                              Name:
                              Title:


                              Lending Office:

                              Bank of Montreal
                              115 South LaSalle Street
                              Chicago, Illinois 60603
                                        Attention:     Lynn
                                        Durning
                                        Telephone:          (312)
                                        750-6044
                                             Telefacsimile: (312)
                                             750-6057

                              Wire Transfer Instructions:


                              ABA# 071000288
                                        Account No.:   124-856-6
                                        Attention:
                                        Reference:     Saks
                                        Incorporated
                              MELLON BANK, N.A.


                              By:
                              Name:
                              Title:


                              Lending Office:

                              Mellon Bank
                              1 Mellon Bank Center
                              Room 370
                              Pittsburgh, Pennsylvania  15258-
                              0001
                                        Attention:     Richard
                                        Schaich
                                        Telephone:     (412) 234-
                                        4420
                              Telefacsimile: (412)  236-1914

                              Wire Transfer Instructions:
                              Mellon Bank, N.A.
                              Pittsburgh, Pennsylvania
                              ABA#  043000261
                                        Account No.:   990873800
                                        Attention:     Loan
                                        Admin.
                                        Reference:     Saks
                                        Incorporated
                              FIRST UNION NATIONAL BANK


                              By:
                                   Name:
                              Title:

                              By:
                              Name:
                              Title:


                              Lending Office:

                              First Union National Bank
                              999 Peachtree Street, 9th Floor
                              Atlanta, Georgia  30309
                                        Telephone:     (404) 827-
                                        7159
                                        Telefacsimile: (404) 827-
                                        7199
                                        Attention:     Rob Sevin


                              Wire Transfer Instructions:
                                                            First
                              Union National Bank
                              Jacksonville, Florida
                                        ABA No.:  063000021
                                        Attention:     Cindy
                                        Petry or Julie Alexander
                                        Reference:     Saks
                                        Incorporated
                              Account Name: Commercial Loans
                                        Account No.:   GL145916
                                        2008





                              FIRSTAR BANK, NATIONAL ASSOCIATION
                              f/k/a STAR BANK, N.A.


                              By:
                              Name:
                              Title:

                              Lending Office:

                              Firstar Bank, National Association
                              425 Walnut Street, ML 8160
                              Cincinnati, Ohio  45201
                                        Attention:     Richard W.
                                        Neltner,
                                        Senior Vice President
                                        Telephone:          (513)
                                        632-4073
                                             Telefacsimile: (513)
                                             632-2068

                              Wire Transfer Instructions:
                              Firstar Bank, N.A.
                              ABA# 042-000-013
                                        Account No.:   990-189 3,
                                        Commercial Loans
                                        Reference:     Saks
                                        Incorporated

                                        Attention:     Brenda
                                        Leuthy, Commercial Loan
                                        Operations
                              FLEET BANK, N.A.


                              By:
                              Name:     Thomas J. Bullard
                              Title:    Vice President

                              Lending Office:

                              Fleet Bank, N.A.
                              One Federal Street, Mail Stop:
                              MAOFD071
                              Boston, MA  02110-2010
                                        Attention:     Thomas J.
                                        Bullard
                                             Telephone:     (617)
                                             346-0146
                                             Telefacsimile: (617)
                                             346-0689

                              Wire Transfer Instructions:
                              Fleet Bank, N.A.
                              CLS WIRE CLEARING A/C
                                   ABA# 011000138
                                        Account No.:   GL
                                        1510351-03156
                                        Reference:     Saks
                                        Incorporated
                                        Attention:     Dwayne
                                        Nelson
                              AMSOUTH BANK


                              By:
                              Name:     David A. Simmons
                              Title:    Senior Vice President

                              Lending Office:

                              AmSouth Bank
                              1900 Fifth Avenue North
                              Birmingham, Alabama 35203
                                        Attention:     David A.
                                        Simmons
                                        Telephone:          (205)
                                        326-5924
                                             Telefacsimile: (205)
                                             801-0157

                              Wire Transfer Instructions:
                              AmSouth Bank
                              Birmingham, Alabama
                              ABA# 062000019
                              Account Name:  Clearing House
                              Account
                                        Account No.:
                                        001102450802100
                                        Reference:     Saks
                                        Incorporated

                                        Attention:     Carla
                                        Moore

                              MERCANTILE BANK NATIONAL
                              ASSOCIATION


                              By:
                              Name:
                              Title:


                              Lending Office:

                              Mercantile Bank
                              One Mercantile Center
                              7th & Washington
                              St. Louis, Missouri  63101
                                        Attention:     Stephen M.
                                        Reese
                                        Telephone:          (314)
                                        418-2459
                                             Telefacsimile: (314)
                                             418-1963

                              Wire Transfer Instructions:
                              Mercantile Bank
                              St. Louis, Missouri
                              ABA# 081000210
                                        Account No.:   140117-939
                                        Attention:     Commercial
                                        Loan Operations
                                        Reference:

                            EXHIBIT A

                           Commitments

                                             Revolving        Applicable
                                               Credit         Committment
Lender                                       Commitment        Percentage
------                                       -----------       ---------

Bank of America, N.A.                         $60,000,000

Morgan Guaranty Trust Company of
  New York                                    $50,000,000
The Chase Manhattan Bank                      $50,000,000

Citibank, N.A.                                $50,000,000

ABN AMRO Bank NV                              $20,000,000

The Bank of New York                          $37,500,000

The Bank of Nova Scotia                       $37,500,000

BankBoston, N.A.                              $37,500,000

Credit Lyonnais Atlanta Agency                $37,500,000

The First National Bank of Chicago            $37,500,000

First Union National Bank                     $37,500,000

Norwest Bank Iowa, National
  Association                                 $37,500,000

Wachovia Bank, N.A.                           $37,500,000

AmSouth Bank                                  $20,000,000

Bank of Montreal                              $20,000,000

First American National Bank                  $20,000,000

Mellon Bank, N.A.                             $20,000,000

Union Bank of California, N.A.                $20,000,000

U.S. Bank National Association                $20,000,000

Fleet Bank, N.A.                              $17,500,000

Hibernia National Bank                        $15,000,000

First Tennessee Bank National
  Association                                 $12,500,000

Mercantile Bank National
  Association                                 $12,500,000

National City Bank                            $12,500,000

SouthTrust Bank, National
  Association                                 $12,500,000

Fifth Third Bank                              $10,000,000

Firstar Bank, N.A.                             $7,500,000
                                             ------------
Total Facility                               $750,000,000        100.000%




                            EXHIBIT B

                Form of Assignment and Acceptance


     Reference is made to that certain Second Amended and Restated Credit Agreement (Five Year Facility) dated as of August
26, 1999 (the "Credit Agreement") among the Borrower, the
Lenders, the Agent and the Co-Agents. Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 attached hereto agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreements and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under each of the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the promissory notes evidencing the Revolving Credit Loans held by the Assignor and requests that the Agent exchange such promissory notes for new promissory notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment and assumed by the Assignee pursuant hereto and new promissory notes payable to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor, if any, as specified on Schedule 1.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Sections 6.01(f) and 7.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, any Co-Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreements are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under
Section 4.06.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                            SCHEDULE 1
                                to
                    ASSIGNMENT AND ACCEPTANCE


     Principal amount of 364 Day Note payable to Assignee:
     $_______

     Principal amount of 364 Day Note payable to Assignor:
     $_______

     Applicable Commitment Percentage interest assigned:
     ________%

     Assignee's Revolving Credit Commitment: $_______

     Assignor's Revolving Credit Commitment after assignment:
     $_______

     Aggregate outstanding principal amount of Revolving
     Credit Loans assigned:   $_______

     Aggregate outstanding principal amount of Competitive Bid
     Loans
     assigned: $_______

     Assignor's outstanding principal amount of Revolving Credit
     Loans
     after assignment:   $_______

     Assignor's outstanding principal amount of Competitive Bid
     Loans
     after assignment:   $_______

     Principal amount of Revolving Credit Note payable to
     Assignee: $_______

     Principal amount of Revolving Credit Note payable to
     Assignor: $_______

Effective Date (if other than date of acceptance by Agent):
_______, ____
                              [NAME OF ASSIGNOR], as Assignor

                              By:
                              Title:

                              Dated:         , ____


                              [NAME OF ASSIGNEE], as Assignee

                              By:
                              Title:


                              Domestic Lending Office:

                              Eurodollar Lending Office:



Accepted [and Approved] *
this ___ day of ___________, ___

BANK OF AMERICA, N.A., As Administrative Agent


By:
Title:

[Approved this ____ day
of ____________, ____

SAKS INCORPORATED

By:
Title:                             ]

                            EXHIBIT C

       Notice of Appointment (or Revocation) of Authorized
Representative


     Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of August 26, 1999 (the "Credit Agreement") among Saks Incorporated (the "Borrower"), the Lenders (as defined in the Credit Agreement), Bank of America, N.A., as Administrative Agent for the Lenders ("Agent") and the Co-Syndication Agents and Documentation Agent named therein. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Credit Agreements.

     The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual, (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents, and (iii) each such individual may be notified by the Agent at the address set forth for the Borrower in Section 11.02 of the Credit Agreements:

Name and Address         Office         Specimen Signature

Douglas E. Coltharp      Executive Vice
_________________        President and Chief
_________________        Financial Officer

Scott A. Honnold         Vice President
_________________        and Treasurer
_________________

James S. Scully          Vice President and
_________________        Treasurer
_________________

Charles Hansen           Senior Vice President
_________________
_________________


Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized
Representative.

     This the ____ day of __________, ____.

                    SAKS INCORPORATED


     By:
     Title:
                            EXHIBIT D

Form of Borrowing Notice--Revolving Credit Loans and Swing Line
Loans and/or Competitive Bid Quote Request



To:  Bank of America, N.A., as Administrative Agent
     Independence Center, 15th Floor
     101 North Tryon Street
     NC1-001-15-04
     Charlotte, NC 28255
     Telefacsimile: 704-386-9923
     Attention:  Mr. Herbert Boyd, Agency Services

     Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of August 26, 1999 (the
"Agreement") among Saks Incorporated (the "Borrower"), the
Lenders (as defined in the Agreement),  Bank of America, N.A., as
Administrative Agent for the Lenders ("Agent") and the Co-
Syndication Agents and Documentation Agent named therein.
Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     I. The Borrower through its Authorized Representative hereby confirms its prior notice of borrowing given to the Agent by telephone approximately at __________ __.m. on ____________, _____ to the effect that Revolving Credit Loans or Swing Line Loans of the type and amount set forth below be made on the date indicated:

Type of Loan        Interest  Aggregate Date of   Interest
(check one)         Period(1) Amount(2) Loan(3)   Rate(4)

Base Rate Loan ______

Eurodollar Loan     ______

Swing Line Loan     ______

     II.  Pursuant to Section 2.03(b) of the Agreement, the
Borrower hereby requests Competitive Bid Quote(s) for the following proposed Competitive Bid Borrowing(s):

          Interest       Borrowing Quotation
          Period (5)     Amount(6)     Date     Date(7)

Competitive Bid
Borrowing ______




(1)  For any Eurodollar Loan, one, two, three, six or nine months.
     (2) Must be $5,000,000 or a multiple of $1,000,000 in excess thereof for Revolving Credit Loans; must be $1,000,000 or a multiple of $100,000 in excess thereof for Swing Line Loans.

     (3) At least three (3) Eurodollar Business Days later if a Eurodollar Loan; may be same Business Day in case of a Base Rate Loan or Swing Line Loans.

     (4) For Swing Line Loans only, as agreed between the Swing Line Lender and the Borrower; the Swing Line Lender's receipt of this notice with any interest rate set forth for a Swing Line Loan as to which it has not agreed shall not be effective as to such rate selection nor evidence of any rate selection. Upon the Swing Line Lender's written demand to Borrower for repayment of outstanding Swing Line Loans, the outstanding balance of such Swing Line Loans shall bear interest at the Base Rate and such indebtedness shall be deemed to constitute a Base Rate Loan as of the date of such demand.

     (5) A period of not less than 7 days nor more than 120 days after the making of the Competitive Bid Loan and ending on a Business Day.

     (6)  Each amount must be $5,000,000 or a larger multiple of $1,000,000.

     (7) For use if an Absolute Rate is requested to be submitted before the Borrowing Date.

     The Borrower hereby requests that the proceeds of Revolving
Credit Loans or Swing Line Loans described in this Borrowing
Notice be made available to the Borrower as follows: [insert transmittal instructions].


     The undersigned hereby certifies with respect to its request for a Revolving Credit Loan or a Swing Line Loan that:

     1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

     2.   All the representations and warranties set forth in
Article VI of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the representations and warranties set forth in Section 6.01(d) and (e) of the Agreement shall be deemed to include and take into account any merger or consolidation permitted under Section 8.08 of the Agreement and the reference to the financial statements in
Section 6.01(f)(i) of the Agreement shall be deemed to refer to those financial statements most recently delivered to you pursuant to Section 7.01 of the Agreement solely for the purpose of the representation and warranty contained in such Section 6.01(f)(i) but not for the purpose of any cross reference to such
Section 6.01(f)(i) or to the financial statements described therein contained in any other provision of Section 6.01(f) or elsewhere in the Agreement; and

     3. After giving effect to Loans requested hereby, (i) the Total Outstandings will not exceed the Total Revolving Credit
Commitment and (ii) Swing Line Outstandings will not exceed the Total Swing Line Commitment.

                                   SAKS INCORPORATED

                                   By:
                                        Authorized Representative
EXHIBIT E

[Reserved]



EXHIBIT F

Form of Competitive Bid Quote


     [Date]

TO:            Bank of America, N.A., as Administrative Agent

ATTENTION:     ________________, Agency Services

RE:            Competitive Bid Quote to Saks Incorporated (the
"Borrower")

     This Competitive Bid Quote is given in accordance with
Section 2.03(c) of that certain Second Amended and Restated Credit Agreement dated as of August 26, 1999 (as amended, modified and supplemented from time to time, the "Credit Agreement") by and among the Borrower, the Lenders parties thereto, Bank of America, N.A., as Administrative Agent and the Co-Syndication Agents and Documentation Agent. Terms defined in the Credit Agreement are used herein as defined therein.

     In response to the Borrower's invitation dated __________, ______, we hereby make the following Competitive Bid Quote(s) on the following terms:

     1.   Quoting Bank:

     2.   Person to contact at Quoting Bank:

     3. We hereby offer to make Competitive Bid Loan(s) in the following principal amount(s) for the following Interest
Period(s) and at the following rate(s):

     Borrowing Quotation      Interest
       Date     Date1    Amount2   Period3





     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) (is/are) accepted, in whole or in part.

                         Very truly yours,

                         [INSERT NAME OF BANK]


                         By:
                         Name:
                         Title:

Dated: _____________
_________________________

1 As specified in the related Competitive Bid Quote Request, for use if an Absolute Rate is requested to be submitted before the Borrowing Date.

2 The principal amount offered for each Interest Period may not exceed the principal amount of the Competitive Bid Borrowing requested. Offers must be made for at least $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

3 A period of not less than 7 days nor more than 120 days after the making of the Competitive Bid Loan and ending on a Business Day.
     EXHIBIT G

Form of Guaranty Agreement


     AMENDED AND RESTATED GUARANTY AGREEMENT


     THIS AMENDED AND RESTATED GUARANTY AGREEMENT (the "Guaranty Agreement" or the "Guaranty"), is made and entered into as of this _____ day of ___________, 1999 by and between each of the undersigned parties signatory hereto as "Guarantors," each other Person which becomes a party hereto pursuant to a Guarantor Joinder Agreement (as such terms are defined in the Credit Agreement hereinafter described) (collectively, the "Guarantors" and individually, each a "Guarantor"); and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (the "Agent") for each of the lenders now or hereafter party to the Credit Agreement (collectively, the "Lenders" and individually, a "Lender");

     W I T N E S S E T H:

     WHEREAS, the Agent and the Lenders have agreed, pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of August 26, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement") among the Agent, the Co-Syndication Agents and the Documentation Agent (collectively, the "Co-Agents") and the Lenders named therein and Saks Incorporated (the "Borrower"), to make available to the Borrower a revolving credit facility in the maximum aggregate principal amount at any time outstanding of $750,000,000, with a maturity of 5 years which will include (A) a standby letter of credit facility of $150,000,000, and (B) a swing line facility of $50,000,000 (the "Credit Facility"); and

     WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings therefor set forth in the Credit
Agreement; and

     WHEREAS, each of the Guarantors is a direct or indirect subsidiary of the Borrower; and

     WHEREAS, it is a requirement under the Credit Agreement that each Guarantor (including without limitation each Guarantor who executes a Guarantor Joinder Agreement and becomes a party hereto) guarantees to the Lenders payment of the Borrower's
Liabilities (as hereinafter defined); and

     WHEREAS, each Guarantor will materially benefit from the Credit Facility.

     NOW, THEREFORE, in order to induce the Lenders to make additional Loans and to induce the Issuing Bank to issue additional Letters of Credit under the Credit Facility to or on behalf of the Borrower, each Guarantor agrees as follows:

     1.   Guaranty.  For all purposes of this Guaranty
Agreement, "Borrower's Liabilities" means: (a) the Borrower's prompt payment in full, when due, by acceleration or otherwise, or declared due and at all such times, of all Obligations under each of the Credit Facility and the Credit Agreement heretofore, now or at any time or times hereafter owing, arising, due or payable (including without limitation interest accruing after the filing of any bankruptcy or similar petition); and (b) the Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents related to the Credit Agreement. Each Guarantor (including without limitation each Guarantor who executes a Guarantor Joinder Agreement and becomes a party hereto) hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Lenders payment and performance of the Borrower's Liabilities. Each Guarantor's obligations to the Lenders under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantor's Obligations"; provided, however, that the liability of each Guarantor with respect to the Guarantor's Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

     Each Guarantor agrees that it is jointly and severally, directly and primarily liable for the Borrower's Liabilities.

     2. Payment. If the Borrower shall default in payment or performance of any Borrower's Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), amount payable pursuant to any indemnity or otherwise, when and as the same shall become due, whether according to its terms, by acceleration, or otherwise, or upon the occurrence of any other Event of Default under the Credit Agreement that has not been cured or waived, then each Guarantor, upon demand thereof by the Agent or its successors or assigns, will AS OF THE DATE OF AGENT'S DEMAND fully pay to the Agent for the benefit of the Lenders, subject to any restriction set forth in Section 1 hereof, an amount equal to all Guarantor's Obligations then due and owing.

     3. Unconditional Obligations. This is a guaranty of payment and not of collection. The Guarantor's Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's Liabilities, and shall not be affected by any action taken under the Credit Agreement, the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Agent, the Co-Agents or the Lenders and the Borrower or any other Person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any security for any of the Borrower's Liabilities, or by the dissolution of the Borrower or the combination or consolidation of the Borrower into or with another entity or any transfer or disposition of any assets of the Borrower or by any extension or renewal of the Credit Agreement, the Notes or any other Loan Document related to the Credit Agreement, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, the Notes or any other Loan Document related to the Credit Agreement, any other guaranty of the Borrower's Liabilities, or any other agreement between the Agent, the Co-Agents or the Lenders and the Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of any Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent that this Guaranty Agreement and the Guarantor's Obligations hereunder shall be absolute, irrevocable and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

     4. Currency and Funds of Payment. Each Guarantor hereby guarantees that the Guarantor's Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of any Lender with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower's Liabilities.

     5. Events of Default. In the event that there shall occur an Event of Default under either Credit Agreement, then notwithstanding any collateral that the Lenders may possess from Borrower, any Guarantor or any other guarantor of the Borrower's Liabilities, or any other party, at the Agent's election and without notice thereof or demand therefor, so long as such Event of Default shall be continuing, the Guarantor's Obligations shall automatically and immediately become due and payable.

     6. Suits. Each Guarantor from time to time shall pay to the Agent for the benefit of the Lenders, on demand, at the Agent's place of business set forth in the Credit Agreement, the Guarantor's Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent on behalf of the Lenders may proceed to suit against any one or more or all of the Guarantors and/or any other guarantor of the Borrower's Liabilities. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other guarantor of the Borrower's Liabilities, or any other Person and whether or not the Agent or any Lender has taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities.

     7. Set-Off and Waiver. Each Guarantor waives any right to assert against the Agent and the Lenders as a defense, counterclaim, set-off, or cross claim, any defense (legal or equitable), or other claim which such Guarantor may now or at any time or times hereafter have against the Borrower, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor against any Person other than the Agent or any Lender. If at any time or times hereafter the Agent or any Lender employs counsel for advice or other representation to enforce the Guarantor's Obligations that arise out of a default hereunder or an Event of Default under either Credit Agreement, then, in any of the foregoing events, all of the reasonable attorneys' fees actually incurred and arising from such services and all reasonable expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be jointly and severally paid by the Guarantors to the Agent, on demand.

     8.   Waiver; Subrogation.

     Each Guarantor hereby waives notice of the following events or occurrences: (i) the Agent's acceptance of this Guaranty Agreement; (ii) the Lenders' heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or the Notes or any amendments, modifications, or additions thereto, or alterations, substitutions, refinancings or extensions thereof; (iii) the Agent, the Co-Agents, the Lenders or the Borrower heretofore, now or at any time or times hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement, the Notes or any other Loan Documents; (iv) presentment, demand, notices of default, non-payment, partial payment and protest; (v) the Agent, the Co-Agents or the Lenders heretofore, now or at any time or times hereafter granting to the Borrower (or any other party liable to the Lenders on account of the Borrower's Liabilities) any indulgence or extensions of time of payment of the Borrower's Liabilities; and (vi) the Agent or the Lenders heretofore, now or at any time or times hereafter accepting from the Borrower or any other Person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same. Each Guarantor agrees that the Agent, the Co-Agents and each Lender may heretofore, now or at any time or times hereafter do any or all of the foregoing events or occurrences in such manner, upon such terms and at such times as the Agent, the Co-Agents and each Lender, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from the Guarantor's Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

     Each Guarantor hereby agrees that payment or performance by such Guarantor of the Guarantor's Obligations under this Guaranty Agreement may be enforced by the Agent on behalf of the Lenders upon demand by the Agent to such Guarantor without the Agent being required, each Guarantor expressly waiving any right it may have to require the Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other guarantor of the Borrower's Liabilities, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY EACH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT, or (ii) seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to the Agent by the Borrower or any other Person on account of the Borrower's Liabilities or any guaranty thereof. Neither the Agent nor any Lender shall have any obligation to protect, secure or insure any of the foregoing security interests, liens or encumbrances on the properties or interests in properties subject thereto. The Guarantor's Obligations shall in no way be impaired, affected, reduced, or released by reason of the Agent, any Co-Agent or any Lender's failure or delay to do or take any of the acts, actions or things described in this Guaranty Agreement including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 8.

     Each Guarantor further agrees with respect to this Guaranty Agreement that such Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the Borrower's Liabilities. In addition, each Guarantor hereby waives and renounces any and all rights it has or may have for subrogation, indemnity, reimbursement or contribution against the Borrower for amounts paid under this Guaranty Agreement. This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by any Guarantor against the estate of the Borrower within the meaning of Section 101 of the United States Bankruptcy Code, and to prevent each Guarantor from constituting a creditor of the Borrower in respect of such reimbursement within the meaning of
Section 547(b) of the United States Bankruptcy Code in the event of a subsequent case involving the Borrower.

     9.   Effectiveness; Enforceability.   This Guaranty
Agreement shall be effective as of the date of the initial Loan under the Credit Agreement and shall continue in full force and effect with respect to (a) a Credit Facility until the Total Facility Termination Date of such Credit Facility has occurred and the Agent gives each Guarantor written notice of that fact at each Guarantor's address on the signature pages hereto and (b) a Swap Agreement with a Lender until all liabilities of the Borrower to such Lender under such Swap Agreement have been paid and satisfied in full and such Lender gives each Guarantor written notice of that fact at each Guarantor's address on the signature pages hereto. This Guaranty Agreement shall be binding upon and inure to the benefit of each Guarantor, the Agent and the Lenders and their respective successors and assigns. Notwithstanding the foregoing, no Guarantor may, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Agent and the Lenders may at any time or times hereafter have against any Guarantor under this Guaranty Agreement may be asserted by the Agent by written notice directed to any one or more or all of the Guarantors at the address specified below. Each Guarantor warrants and represents to the Agent for the benefit of the Lenders that it is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement has been duly executed and delivered and is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of any documents of corporate, partnership or other similar type governance or agreement to which such Guarantor is a party, or any applicable laws.

     10. Expenses. Each Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including reasonable attorney's fees, actually incurred by the Agent in connection with the negotiation, preparation or enforcement of this Guaranty Agreement.

     11.  Reinstatement.  Each Guarantor agrees that this
Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Agent under either Credit Agreement or this Guaranty
Agreement is rescinded or must be restored for any reason.

     12. Governing Law. This Guaranty Agreement shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of Georgia.

     13. Counterparts. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument.

     14. Reliance. Each Guarantor represents and warrants to the Agent for the benefit of the Lenders that: (a) such Guarantor has adequate means to obtain from Borrower, on a continuing basis, information concerning Borrower and Borrower's financial condition and affairs; (b) such Guarantor is not relying on the Agent, any Co-Agent or any Lender, its or their employees, agents or other representatives, to provide such information, now or in the future; (c) such Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of Borrower and Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; (e) such Guarantor has not depended or relied on the Agent, any Co-Agent or any Lender, its or their employees, agents or representatives, for any information whatsoever concerning Borrower or Borrower's financial condition and affairs or other matters material to such Guarantor's decision to provide this Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision; (f) no consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is required on the part of or on behalf of such Guarantor as a condition to the execution, delivery, and performance of, or consummation of the transactions contemplated by, this Guaranty Agreement; and (g) the execution, delivery and performance of this Guaranty Agreement by such Guarantor will not
(i) result in the creation or imposition of any Lien upon any of the properties or assets of such Guarantor or (ii) be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, agreement or other instrument to which such Guarantor is a party, or by which the properties or assets of such Guarantor are bound. Each Guarantor agrees that neither the Agent nor any Co-Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to any Guarantor any information concerning Borrower or Borrower's financial condition and affairs and that, if such Guarantor receives any such information from the Agent, any Co-Agent or any Lender, its or their employees, agents or other representatives, such Guarantor will independently verify the information and will not rely on the Agent, any Co-Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.

     15.  CONSENT TO JURISDICTION AND VENUE; WAIVER OF JURY TRIAL
AND CERTAIN DAMAGES.

     a. IN THE EVENT THAT ANY ACTION, SUIT OR OTHER PROCEEDING IS BROUGHT AGAINST ANY GUARANTOR BY OR ON BEHALF OF THE LENDERS TO ENFORCE THE OBSERVANCE OR PERFORMANCE OF ANY OF THE PROVISIONS OF THIS GUARANTY AGREEMENT, INCLUDING WITHOUT LIMITATION THE COLLECTION OF ANY AMOUNTS OWING HEREUNDER, EACH SUCH GUARANTOR HEREBY IRREVOCABLY (i) CONSENTS TO THE EXERCISE OF JURISDICTION OVER SUCH GUARANTOR AND ITS PROPERTY BY THE UNITED STATES DISTRICT COURTS IN, AND THE COURTS OF THE STATE OF, GEORGIA, AND
(ii) WAIVES ANY OBJECTION SUCH GUARANTOR MIGHT NOW OR HEREAFTER HAVE OR ASSERT TO THE VENUE OF ANY SUCH PROCEEDING IN ANY COURT DESCRIBED IN CLAUSE (i) ABOVE.

     b. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

     c. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN PARAGRAPH (a) OF THIS SECTION 15 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

     16. Release of Guaranty. Notwithstanding any other term of this Guaranty, this Guaranty shall automatically terminate and be of no further force or effect upon (and subject to the terms of)
Section 11.20 of the Credit Agreement.

                 [Signatures on following page.]
     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.

                              GUARANTORS:

                              MCRAE?S, INC.
                              MCRAE?S OF ALABAMA, INC.
                              PARISIAN, INC.
                              MCRAE?S STORES PARTNERSHIP
                                  By: McRae's, Inc., as Managing
Partner
                              SAKS HOLDINGS, INC.
                              SAKS & COMPANY
                              SAKS FIFTH AVENUE, ATLANTA, INC.
                              SAKS FIFTH AVENUE - STAMFORD, INC.
                              SAKS FIFTH AVENUE, INC.
                              SAKS FIFTH AVENUE OF OHIO, INC.
                              SAKS FIFTH AVENUE - LOUISIANA, INC.
                              SAKS FIFTH AVENUE OF MISSOURI, INC.
                              SAKS FIFTH AVENUE OF TEXAS, INC.
                              SAKS SPECIALTY STORES, INC.
                              S.F.A. DATA PROCESSING, INC.
                              SFA FOLIO COLLECTIONS, INC.
                              SAKS FIFTH AVENUE DISTRIBUTION
                                 COMPANY
                              SFA REAL ESTATE COMPANY
          HERBERGER'S DEPARTMENT STORES, LLC
                                By:  Saks Incorporated, as member

                              CARSON PIRIE HOLDINGS, INC.
                              SAKS DISTRIBUTION CENTERS, INC.
                              SAKS SHIPPING COMPANY, INC.
                              MCRAE'S STORES SERVICES, INC.

By:
          Name:
                                   Title:


                              Address:

                                   750 Lakeshore Parkway
                                   Birmingham, Alabama 35211
                                   Attention:  President
                              BANK OF AMERICA, N.A., as
                              Administrative Agent for the
                              Lenders

          By:
                                   Name:
                                   Title:

                              Address:

                                   Bank of America, N.A.
                                   231 South LaSalle Street, 9th
Floor
                                   Chicago, Illinois 60697
                                   Attention: Bridget Garavalia,
Managing                                Director
                                   Telephone: 312-828-1259
                                   Telefacsimile: 312-828-_____
     EXHIBIT H

Form of Guarantor Joinder Agreement


     THIS GUARANTOR JOINDER AGREEMENT (the "Agreement"), dated as of __________________, ____, is by and between
_________________________, a ____________________ (the
"Company"), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Second Amended and Restated Credit Agreement, dated as of August 26, 1999 (as the same may be modified or amended from time to time, the "Credit Agreement"), among Saks Incorporated (the "Borrower"), Bank of America, N.A., as Administrative Agent (the "Agent"), the Lenders party thereto and the Co-Syndication Agents and the Documentation Agent named therein.

     The Borrower is required by Section 7.18 of the Credit
Agreement or has otherwise elected to cause the Company to become a "Guarantor".

     This Agreement is delivered in connection with that certain Amended and Restated Guaranty Agreement dated as of September 17, 1998 among the Guarantors from time to time party thereto and the Agent for the benefit of the Lenders (the "Guaranty Agreement"). All defined terms in the Guaranty Agreement are incorporated herein by reference. Capitalized terms not otherwise defined herein or incorporated from the Guaranty Agreement shall have the meaning assigned thereto in the Credit Agreement.

     Accordingly, the Company hereby agrees as follows with the Agent, for the benefit of the Lenders:

     1. The Company hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Company will be deemed to be a party to the Guaranty Agreement and a "Guarantor" for all purposes of the Guaranty Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Guaranty Agreement. The Company hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Guaranty Agreement, including without limitation all of the undertakings and waivers of a Guarantor set forth therein. Without limiting the generality of the foregoing terms of this paragraph 1, the Company, subject to the limitations set forth in Section 1 of the Guaranty Agreement, hereby jointly and severally, together with the other Guarantors, guarantees to the Agent and the Lenders, as provided in such Section 1 of the Guaranty Agreement, the prompt payment when due, by acceleration or otherwise, of the Borrower's Liabilities.

     2. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each constituting an original, but all together constituting one and the same instrument.

     [Signatures follow]
     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                              [COMPANY]


                              By

                              Title



                              Acknowledged and accepted:

                              BANK OF AMERICA, N.A., as
                              Administrative Agent for the
                              Lenders


                              By

                              Title

EXHIBIT I

Form of Revolving Credit Notes


_______________1    Atlanta, Georgia

     _____________, _________

     FOR VALUE RECEIVED, SAKS INCORPORATED, a Tennessee corporation (the "Borrower"), hereby promises to pay to the order of ___________________________________2 (the "Lender"), in its
individual capacity, at the office of BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the "Agent"), located at Independence Center, 15th Floor, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate) at the times set forth in that certain Second Amended and Restated Credit Agreement dated as of August 26, 1999 among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Co-Syndication Agents and Documentation Agent named therein and the Agent (as amended and supplemented and in effect from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of [_________________________________________]3 DOLLARS
($__________)1 or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Credit Loans (other than Competitive Bid Loans) made by the Lender to the Borrower pursuant to the Credit Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in
Article II of the Credit Agreement. All or any portion of the principal amount of Loans may be prepaid as provided in the Credit Agreement.

     This Note is one of the Revolving Credit Notes in the
aggregate principal amount of $750,000,000 referred to in the
Credit Agreement and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Credit Loans evidenced hereby were or are made and are to be repaid. Payment of all amounts due under this Revolving Credit Note is guaranteed by each Guarantor pursuant to the Guaranty until such time as the Guaranty is terminated in accordance with Section 11.20 of the Credit
Agreement.
_______________________________
1    Insert Lender's Revolving Credit Commitment in Arabic numerals.
2    Insert name of Lender in capital letters.
3    Insert Lender's Revolving Credit Commitment in words.
     If payment of all sums due hereunder is accelerated under the terms of the Credit Agreement or under the terms of the other Loan Documents executed in connection with the Credit Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in Article II of the Credit
Agreement, or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Revolving Credit Note, and all other Revolving Credit Obligations of the Borrower to the Lender shall, subject to the terms and conditions of the Loan Documents, become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees actually incurred, and interest thereon at the rates set forth above.

     The Credit Agreement provides for the acceleration of the maturity of this Revolving Credit Note upon the occurrence of certain events and for prepayments of Revolving Credit Loans upon the terms and conditions specified therein.

     Except as permitted by Section 11.01 of the Credit
Agreement, this Revolving Credit Note may not be assigned by the Lender to any other Person.

     This Revolving Credit Note shall be governed by, and construed in accordance with, the law of the State of Georgia.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.
     IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                              SAKS INCORPORATED
ATTEST:

                              By:
                              Title:
EXHIBIT J

Form of Competitive Bid Notes


     Atlanta, Georgia

     ______________, _____

     FOR VALUE RECEIVED, SAKS INCORPORATED, a Tennessee corporation (the "Borrower"), hereby promises to pay to the order of _______________________________________________ (the
"Lender"), in its individual capacity, at the office of BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate) at the times set forth in the Second Amended and Restated Credit Agreement dated as of August 26, 1999 among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Co-Syndication Agents and the Documentation Agent named therein and the Agent (as amended, supplemented or restated and in effect from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement), in lawful money of the United States of America, in immediately available funds, the aggregate unpaid principal amount of all Competitive Bid Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest on the unpaid principal amount of each such Competitive Bid Loan, in like money, at said office, for the period commencing on the date of such Competitive Bid Loan until such Competitive Bid Loan shall be paid in full, on the dates and at the rates agreed to between the Lender and the Borrower pursuant to the procedure provided in Article II of the Credit Agreement. The date, amount, type, interest rate and maturity date of each Competitive Bid Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Competitive Bid Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Competitive Bid Loans made by the Lender. All or any portion of the principal amount of Competitive Bid Loans may be prepaid as provided in the Credit Agreement.

     This Note is one of the Competitive Bid Notes referred to in the Credit Agreement and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Competitive Bid Loans evidenced hereby were or are made and are to be repaid. Payment of all amounts due under this Competitive Bid Note is guaranteed by each Guarantor pursuant to the Guaranty until such time as the Guaranty is terminated in accordance with Section 11.20 of the Credit Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Credit Agreement or under the terms of the other Loan Documents executed in connection with the Credit Agreement, the then remaining principal amount and accrued but unpaid interest thereafter shall bear interest which shall be payable on demand at the rates per annum set forth in Article II of the Credit Agreement, or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Competitive Bid Note, and all other Obligations of the Borrower to the Lender shall, subject to the terms and conditions of the Loan Documents, become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Competitive Bid Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees and disbursements, and interest due hereunder thereon at the rates set forth above.

     The Credit Agreement provides for the acceleration of the maturity of this Competitive Bid Note upon the occurrence of certain events and for the prepayments of Competitive Bid Loans upon the terms and conditions specified therein.

     Except as permitted by Section 11.01 of the Credit
Agreement, this Competitive Bid Note may not be assigned by the Lender to another Person.

     This Competitive Bid Note shall be governed by, and construed in accordance with, the law of the State of Georgia.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Competitive Bid Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, dishonor, demand, diligence or any other formality are hereby waived by all parties bound hereon.

     IN WITNESS WHEREOF, the Borrower has caused this Competitive
Bid Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                              SAKS INCORPORATED
ATTEST:

                              By:
                              Name:
                              Title:
                SCHEDULE OF COMPETITIVE BID LOANS

     This Competitive Bid Note evidences Competitive Bid Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:


Date of Loan

Principal Amount of Loan

Interest Rate Maturity Date of Loan

Principal Amount Prepaid Payment Made By (Name of Borrower)

Unpaid Principal

Notation Made By


                            EXHIBIT K

                    Form of Swing Line Note


$50,000,000    Atlanta, Georgia

     _______________, 199

     FOR VALUE RECEIVED, SAKS INCORPORATED, a Tennessee corporation (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A., (the "Lender"), in its individual capacity, at the office of BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the "Agent"), located at Independence Center, 15th Floor, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate) at the times set forth in that certain Second Amended and Restated Credit Agreement dated as of August 26, 1999 among the Borrower, the financial institutions party thereto (collectively, the "Lenders"), the Co-Syndication Agents and the Documentation Agent named therein and the Agent (as amended and supplemented and in effect from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to the Credit Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Credit Agreement. All or any portion of the principal amount of Swing Line Loans may be prepaid as provided in the Credit Agreement.

     This Note is the Swing Line Note referred to in the Credit Agreement and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Swing Line Loans evidenced hereby were or are made and are to be repaid. Payment of all amounts due under this Note is guaranteed by each Guarantor pursuant to the Guaranty until such time as the Guaranty is terminated in accordance with Section
11.20 of the Credit Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Credit Agreement or under the terms of the other Loan Documents executed in connection with the Credit Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in Article II of the Credit Agreement, or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other Obligations of the Borrower to the Lender shall, subject to the terms and conditions of the Loan Documents, become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees actually incurred, and interest thereon at the rates set forth above.

     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swing Line Loans upon the terms and conditions specified therein.

     Except as permitted by Section 11.01 of the Credit
Agreement, this Note may not be assigned by the Lender to any other Person.

     This Note shall be governed by, and construed in accordance with, the law of the State of Georgia.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                   SAKS INCORPORATED

ATTEST:

______________________                  By:
______________________                  Title:


EXHIBIT L

Form of Interest Rate Selection Notice (Five Year Facility)


To:  Bank of America, N.A., as Administrative Agent
     Independence Center, 15th Floor
     101 North Tryon Street
     NC1-001-15-04
     Charlotte, NC 28255
     Telefacsimile: 704-386-9923
     Attention:  _________________, Agency Services


     Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of August 26, 1999 (the "Credit Agreement") among Saks Incorporated (the "Borrower"), the Lenders (as defined in the Credit Agreement), Bank of America, N.A., as Administrative Agent for the Lenders ("Agent") and the Co-Syndication Agents and the Documentation Agent named therein. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Credit Agreement.

     The Borrower through its Authorized Representative hereby confirms its prior notice of a selection of a Type of Loan and Interest Period given to the Agent by telephone approximately at __________ __.m. on _________________, _____ to the following effect in respect of [check as applicable] Revolving Credit
Loans:

     Type of Loan        Interest       Effective
     (Check One)         Period(1) Amount(2) Date(3)

     Eurodollar Loan     ______

     Base Rate Loan ______
_______________________________

(1)  For any Eurodollar Loan one, two, three or six months.
(2)  Must be $5,000,000 or a multiple of $1,000,000 in excess thereof.
(3) At least three (3) Eurodollar Business Days after date of telephonic notice if a Eurodollar Loan; may be same Business Day in case of a Base Rate Loan.
     This the _____ day of ______________, _____.


                              SAKS INCORPORATED


                              By:
                                      Authorized Representative
EXHIBIT M

Form of Opinion of Counsel to the Borrower and Counsel to the Guarantors


     [See attached]
     EXHIBIT N

Form of Compliance Certificate


Bank of America, N.A., as Administrative Agent
Independence Center, 15th Floor
101 North Tryon Street
NC1-001-15-04
Charlotte, NC 28255
Telefacsimile: 704-386-9923
Attention:  _______________, Agency Services


     Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of August 26, 1999 (the "Credit Agreement") among Saks Incorporated (the "Borrower"), the Lenders (as defined in the Credit Agreement), Bank of America, N.A., as Administrative Agent for the Lenders ("Agent") and the Co-Syndication Agents and Documentation Agent named therein. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Credit Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you, in his or her capacity as an officer of the Borrower and not in his or her individual capacity, as of _________________________ [insert Determination Date] as follows:

1.   Calculations

A.   Compliance with Section 8.01: Consolidated Net Worth

     1. Shareholders' equity of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis less $__________

     2. The amount, if any, of (i) any upward adjustment after the Closing Date due to the revaluation of assets and (ii) intercompany items among the Borrower and its Subsidiaries $__________

     3.   Consolidated Net Worth (A.1-A.2)$__________

     Required: (i)  $___________ ; plus


               (ii) 100% of Net Proceeds of sale of capital stock or other equity interest since
               November 1, 1998; plus $__________

               (iii) 50% of Consolidated Net Income (without deduction for any negative Consolidated Net
               Income) for each full fiscal quarter ending after November 1, 1998; $__________

               Total Requirement   $__________
B.   Compliance with Section 8.02.  Consolidated
Fixed Charge Ratio for the Four-Quarter Period most recently ended

     1.   Consolidated EBITDA:

          (i)  Consolidated Net Income, plus  $__________
          (ii) Consolidated Interest Expense, plus $__________
          (iii)Income Taxes, plus   $__________
          (iv) Amortization and depreciation, plus $__________
          (v)  Excluded non-cash and other items   $__________
                                        Total      $__________

     2.   Consolidated Financing Charges     $__________

     3. Lease, rental and all other payments made in connection with operating leases and deducted in computing
          Consolidated EBITDA $__________

     4.   B.1+B.2+B.3    $__________

     5.   Consolidated Fixed Charges:

          (i)  Consolidated Interest Expense, plus $__________

          (ii) Lease, rental and all other payments made in connection with operating leases and deducted in computing Consolidated EBITDA, plus $__________

          (iii)Consolidated Financing Charges      $__________

                                        Total      $__________

     6.   Ratio of B.4. to B.5.     ____ to 1.00

          Required: Not less than 1.50 to 1.00:


C.   Compliance with Section 8.03. Consolidated Funded Total
     Indebtedness to Consolidated EBITDA  for the Four-Quarter
     Period  most recently ended

     1.   Consolidated Funded Total Indebtedness   $__________

     2. Consolidated EBITDA for Four Quarter Period (See Total for Line B.1): $__________
     3.   Ratio of C.1 to C.2  ___ to 1.00

          Required:  Not greater than:  3.50 to 1.00

     2.   No Default

     A. To the best knowledge of the undersigned, on the date hereof, no Default or Event of Default exists [or] the following
Defaults or Events of Default have occurred and are continuing:


     B. If a Default or Event of Default has occurred and is continuing, the Borrower proposes to take the following action with respect to such Default or Event of Default:


     3.   Debt Rating on Rated Debt:

     (i)  _______:
     (ii) _______:

(Insert names of rating agencies)

     The undersigned Authorized Representative hereby certifies that the information set forth above is true, correct and complete as of the date hereof.

     IN WITNESS WHEREOF, I have executed this Certificate this
____ day of ____________.


                              SAKS INCORPORATED


                              By:
                                   Authorized Representative
     EXHIBIT O

Form of LC Account Agreement


     LC ACCOUNT AGREEMENT


     This LC ACCOUNT AGREEMENT (the "Agreement") is dated as of ___________, 1999, and made between SAKS INCORPORATED, a Tennessee corporation (the "Pledgor") and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity herein and together with any successors in such capacity, the "Agent") for the Lenders (the "Lenders") party to the Credit Agreement referenced below.

     RECITALS

     WHEREAS, Pledgor, the Lenders, the Co-Syndication Agents and the Documentation Agent named therein and the Agent have entered into an Amended and Restated Credit Agreement (Five Year Facility) dated as of the date hereof (said Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and in effect, hereinafter referred to as the "Credit Agreement");

     WHEREAS, as a condition precedent to the Lenders' obligations to make the Loans or the Issuing Bank's obligation to issue Letters of Credit (as such terms are defined in the Credit Agreement), the Pledgor is required to execute and deliver to the Agent a copy of this Agreement on or before the Effective Time (defined below);

     NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants contained herein, the Pledgor and the Agent hereby agree as follows:

     Section 1. Capitalized terms used in this Agreement shall have the following meanings:

     "Cash Account" means the cash collateral account established and maintained pursuant to Section 2 hereof.

     "Collateral" means (a) all funds from time to time on deposit in the Cash Account; (b) all Investments and all certificates and instruments from time to time representing or evidencing such Investments; (c) all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Agent for or on behalf of the Pledgor in substitution for or in addition to any or all of the Collateral described in clause (a) or (b) above; (d) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral described in clause (a), (b) or (c) above; and (e) to the extent not covered by clauses (a) through (d) above, all proceeds of any or all of the foregoing Collateral.
     "Effective Time" means the Closing Date as defined in the Credit Agreement.

     "Investments" means those investments, if any, made by the Agent pursuant to Section 5 hereof.

     "Secured Obligations" means (i) all Obligations of the Pledgor now existing or hereafter arising under or in respect of the Credit Agreement or the Notes (including, without limitation, the Pledgor's obligations to pay principal and interest and all other charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in the Credit Agreement or the Notes) or any documents or agreements related to the Credit Agreement or the Notes; and (ii) without duplication, all obligations of the Pledgor now or hereafter existing under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in this Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     Section 2. Cash Account; Cash Collateralization of Letters of Credit.

          (i) At such time as there shall be deposited with the Agent funds pursuant to this Agreement, the Agent shall establish and maintain at its offices at Independence Center, 15th Floor, 101 North Tryon Street, Charlotte, North Carolina, in the name of the Agent and under the sole dominion and control of the Agent, a cash collateral account for the Pledgor designated as Bank of America/Saks Cash Collateral Account (the "Cash Account").

          (ii) In accordance with Article IX of the Credit Agreement, in the event that an Event of Default has occurred and is continuing and Pledgor is required to pay to Agent an amount equal to the maximum amount remaining undrawn, unpaid or at any time that may become payable under the Letters of Credit, or in the event that, at the request of the Agent and election of the Pledgor, such amounts have previously been paid to the Agent for such purpose of being cash collateral hereunder, the Agent shall, upon the later to occur of receipt of any such amounts and the occurrence and continuation of an Event of Default, exercise the remedies set forth in Section 12 hereof. Any such amounts received by the Agent shall be deposited in the Cash Account. Upon a drawing under the Letters of Credit in respect of which any amounts described above have been deposited in the Cash Account, the Agent shall apply such amounts to reimburse the Agent for the amount of such drawing. In the event the Pledgor's Letters of Credit are cancelled or expire or in the event of any permanent reduction in the maximum amount available at any time for drawing under such Letters of Credit (collectively, the "Maximum Available Amount"), the Agent shall apply the amount then in the Cash Account designated to reimburse the Agent for any drawings under the Letters of Credit less the Maximum Available Amount immediately after such cancellation, expiration or reduction, if any, first, to the cash collateralization of the Letters of Credit if the Pledgor has failed to pay all or a portion of the maximum amounts described above and, second, (a) so long as no Event of Default has occurred and is continuing and so long as no application of the Collateral shall be made within 25 days of the expiration of the Pledgor?s Letters of Credit then the Agent shall return to the Pledgor such excess amount not applied to drawings and other amounts owing with respect to Letters of Credit and (b) otherwise, the payment in full of the outstanding Secured Obligations.

          (iii) Any interest received in respect of Investments of any amounts deposited in the Cash Account pursuant to clause (ii) of this Section 2 shall be delivered by the Agent to the Pledgor on the last Business Day of each calendar month or, if earlier, upon cancellation or expiration of or drawing of the Maximum Available Amount for drawing under the Letters of Credit, as the case may be, in respect of which such amounts were so deposited; provided, however, that the Agent shall not deliver to the Pledgor any such interest received in respect of Investments of any amounts deposited in the Cash Account pursuant to this
     Section 2 if an Event of Default has occurred and is continuing or unless all outstanding Secured Obligations have been indefeasibly paid in full in cash.

     Section 3. Pledge; Security for Secured Obligations. The Pledgor hereby grants and pledges to the Agent (for itself and on behalf of the Lenders) a first priority lien and security interest in, the Collateral, as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations.

     Section 4. Delivery of Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by the Agent pursuant hereto and shall be a suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. In the event any Collateral is not evidenced by a certificate, a notation, reflecting title in the name of the Agent or the security interest of the Agent, shall be made in the records of the issuer of such Collateral or in such other appropriate records as the Agent may require, all in form and substance reasonably satisfactory to the Agent. The Agent shall have the right, at any time and without notice to the Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Collateral. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

     Section 5.  Investing of Amounts in the Cash Account;
Amounts held by the Agent.  Cash held by the Agent in the Cash
Account shall not be invested or reinvested except as provided in this Section 5.

          (i) Except as otherwise provided in Section 12 hereof and provided that the lien and security interest in favor of the Lenders remains perfected, any funds on deposit in the Cash Account shall be invested by the Agent so long as no Default or Event of Default shall have occurred and be continuing, in cash equivalents.
          (ii) The Agent is hereby authorized to sell, and shall sell, all or any designated part of the Collateral (A) so long as no Default or Event of Default shall have occurred and be continuing, upon the receipt of appropriate written instructions from the Pledgor or (B) in any event if such sale is necessary to permit the Agent to perform its duties hereunder or under the Credit Agreement. The Agent shall have no responsibility and the Pledgor hereby agrees to hold the Agent and the Lenders harmless for any loss in the value of the Collateral resulting from a fluctuation in interest rates or otherwise. Any interest on securities constituting part of the Collateral and the net proceeds of the sale or payment of any such securities shall be held in the Cash Account by the Agent.

     Section 6. Representations and Warranties. In addition to its representations and warranties made pursuant to Article VI of the Credit Agreement, the Pledgor represents and warrants to the Agent (for itself and on behalf of the Lenders), that the following statements are true, correct and complete:

          (i) At the time the Pledgor delivers the Collateral (or any portion thereof) to the Agent, the Pledgor will be the legal and beneficial owner of the Collateral free and clear of any Lien except for the lien and security interest created by this Agreement; and

          (ii) The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

     Section 7. Further Assurances. The Pledgor agrees that at any time and from time to time, at its expense, it will promptly execute and deliver to the Agent any further instruments and documents, and take any further actions, that may be necessary or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

     Section 8. Transfers and Other Liens. The Pledgor agrees that it will not (a) sell or otherwise dispose of any of the Collateral, or (b) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the lien and security interest created by this Agreement.

     Section 9. The Agent Appointed Attorney-in Fact. The Pledgor hereby appoints the Agent as its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time during the continuance of an Event of Default in the Agent's reasonable discretion to take any action and to execute any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any payment, dividend, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. In performing its functions and duties under this Agreement, the Agent shall act solely for itself and as the agent of the Lenders and the Agent has not assumed nor shall be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Pledgor.

     Section 10. The Agent May Perform. If the Pledgor fails to perform any agreement contained herein, after notice to the Pledgor, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor under
Section 13 hereof.

     Section 11. Standard of Care; No Responsibility For Certain Matters. In dealing with the Collateral in its possession, the Agent shall exercise the same care which it would exercise in dealing with similar collateral property pledged by others in transactions of a similar nature, but it shall not be responsible for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, (b) taking any steps to preserve rights against any parties with respect to any Collateral (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral), (c) the collection of any proceeds, (d) any loss resulting from Investments made pursuant to Section 5 hereof, or
(e) determining (x) the correctness of any statement or calculation made by the Pledgor in any written or telex (tested or otherwise) instructions, or (y) whether any deposit in the Cash Account is proper.

     Section 12.  Remedies upon Default; Application of Proceeds.
If any Event of Default shall have occurred and be continuing:

          (i) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein otherwise available to it, all the rights and remedies of a secured party on default under the applicable Uniform Commercial Code (the "Code") as in effect at that time, and the Agent may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices, and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (ii) In addition to the remedies set forth in part (i) above and in accordance with the provisions of Section 2 hereof, any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or part of the Collateral shall be applied (after payment of any amounts payable to the Agent pursuant to Section 13 hereof) by the Agent to cash collateralize the Pledgor's Letters of Credit and thereafter to pay the Secured Obligations.

     Section 13. Expenses. In addition to any payments of expenses of the Agent pursuant to the Credit Agreement or any Loan Document, the Pledgor agrees to pay promptly to the Agent all the reasonable costs and expenses which the Agent may actually incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Agent hereunder, or (c) the failure by the Pledgor to perform or observe any of the provisions hereof.

     Section 14. No Delay's Waiver, etc. No delay or failure on the part of the Agent in exercising, and no course of dealing with respect to, any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.
The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

     Section 15. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Pledgor therefrom, shall in any event be effective without the written concurrence of the Agent.

     Section 16. Notices. Except as otherwise specifically provided herein, all notices which are to be sent to the Pledgor or the Agent shall be given in accordance with the Credit
Agreement.

     Section 17.  Continuing Security Interest; Termination.
This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Total Facility Termination Date shall have occurred, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of the Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c) and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the occurrence of the Total Facility Termination Date, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of its Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     Section 18. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF GEORGIA. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS DEFINED IN ARTICLE 9 OF THE CODE ARE USED HEREIN AS THEREIN DEFINED.

     Section 19. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF GEORGIA AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT TO RIGHT OF APPEAL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

     Section 20. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises, and agreements by or on behalf of the Pledgor or by and on behalf of the Agent shall bind and inure to the benefit of the successors and assigns of the Pledgor, the Agent and the Lenders.

     Section 21. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same Agreement. The Pledgor and the Agent hereby acknowledge receipt of a true, correct, and complete counterpart of this Agreement.

     Section 22. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 23.  Headings.  The section headings in this
Agreement are inserted for convenience of reference and shall not be considered a part of this Agreement or used in its interpretation.

                       [signatures follow]
     IN WITNESS WHEREOF, the Pledgor and the Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              SAKS INCORPORATED
ATTEST:

     By:
     Name:
     Title:





                              BANK OF AMERICA, N.A. , as
                              Administrative Agent for the
                              Lenders


                              By:
                              Name:
                              Title:                 Vice
President
     Schedule 6.01(d)

     Subsidiaries
                         Schedule 6.01(f)

                      Contingent Liabilities
                         Schedule 6.01(g)

                              Liens
                         Schedule 6.01(h)

                           Tax Matters
                        Schedule 6.01(j)

                            Litigation
                         Schedule 6.01(m)

                             Patents
                         Schedule 6.01(o)

                             Consents
                          Schedule 8.04

                           Indebtedness